SUBJECT TO COMPLETION, DATED JANUARY 13, 1998


PROSPECTUS SUPPLEMENT
(To Prospectus dated September 18, 1997)

                          Merrill Lynch Depositor, Inc.
                                    Depositor

                        $       INITIAL PRINCIPAL AMOUNT
                           CLASS A TRUST CERTIFICATES

                      $       PRINCIPAL AMOUNT AT MATURITY
                           CLASS B TRUST CERTIFICATES

                    PUBLIC STEERS(R) SERIES 1998 JCP-Z1 TRUST

             PUBLIC STEERS(R) TRUST CERTIFICATES, SERIES 1998 JCP-Z1
               (Underlying Securities Will Be 75/8% Debentures Due March 1, 2097 Issued By J. C. Penney Company, Inc.)

         Each Public STEERS(R) Trust Certificate, Series 1998 JCP-Z1 offered hereby (collectively, the "Trust Certificates") represents a beneficial interest in a trust (the "Trust") formed pursuant to the Trust Agreement dated as of January __, 1998 among Merrill Lynch Depositor, Inc. (the "Depositor"), United States Trust Company of New York, as trustee (the "Trustee") and United States Trust Company of New York, as securities intermediary (in such capacity, the "Securities Intermediary"). The Trust Certificates will be issued in two Classes, Class A and Class B.

         The principal assets of the Trust will be $         aggregate principal
amount of 75/8% Debentures due March 1, 2097 (the "Underlying Securities") issued by J. C. Penney Company, Inc. (the "Underlying Securities Issuer"), having the characteristics described herein under "Description of the Underlying Securities".

         The Underlying Securities Issuer is not participating in, and will not receive any proceeds in connection with, the offering of the Trust Certificates, and is not an affiliate of the Depositor. The Underlying Securities were originally issued and sold as part of a public offering that commenced on February 21, 1997. The Underlying Securities were not acquired from the Underlying Securities Issuer, and the Underlying Securities Issuer will not participate in the offering of Trust Certificates, nor will such issuer receive any of the proceeds from the sale of the Underlying Securities to the Depositor or from the issuance of the Trust Certificates. The Underlying Securities will be deposited by the Depositor into the Trust for the benefit of the holders of the Trust Certificates (the "Trust Certificateholders").

         This Prospectus Supplement sets forth certain relevant terms with respect to the Underlying Securities, but does not provide detailed information with respect to the Underlying Securities or the Underlying Securities Issuer. This Prospectus Supplement relates only to the Trust Certificates offered hereby and does not relate to the Underlying Securities. All disclosure contained herein with respect to the Underlying Securities Issuer and the Underlying Securities is derived from publicly available documents.

         The Class A Trust Certificates will bear interest from the Cut-off Date (as set forth herein) and such holders will be entitled to receive, on March 1 and September 1 of each year (or if such date is not a Business Day, the next succeeding Business Day) (each, a "Distribution Date"), commencing March 1, 1998 and ending on the Final Distribution Date (as defined below), the interest received, if any, on the Underlying Securities, which will represent a return of principal on the Class A Trust Certificates in accordance with the amortization schedule set forth under "Description of the Trust Certificates--General" and the payment of interest at a rate of 7.54% per annum on the Notional Principal Amount of the Class A Trust Certificates. The holders of the Class A Trust Certificates will not be entitled to any allocation of principal payments received under the Underlying Securities. The holders of the Class B Trust Certificates will not be entitled to distributions of interest accrued under the Underlying Securities through the Final Distribution Date, including interest accrued on or before the Final Distribution Date which is unpaid as of that date. On March 1, 2017, the final date upon which the Class A Trust Certificateholders are scheduled to receive a distribution of interest (the "Final Distribution Date"), the Class B Trust Certificateholders will be entitled to a distribution of all Underlying Securities held by the Trust as of such date. All distributions of funds (in the case of the Class A Trust
Certificates) or Underlying Securities (in the case of the Class B Trust Certificates) will be made on a pro rata basis to the holders of the respective Trust Certificate Class. It is a condition to the issuance of the Trust Certificates that the Trust Certificates have ratings assigned by Moody's Investors Service, Inc. ("Moody's") and by Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. ("S&P"), equivalent to the ratings of the Underlying Securities, which, as of the date of this Prospectus Supplement were "A2" by Moody's and "A" by S&P.

 Prospective investors should consider the factors set forth herein under "Risk Factors", beginning on page S-12, and in the Prospectus, beginning on page 7.


Information contained herein is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted to the time a final prospectus supplement is delivered. This preliminary prospectus supplement and the accompanying prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                             (cover page continued)

    THE TRUST CERTIFICATES REPRESENT INTERESTS IN THE TRUST ONLY AND DO NOT
     REPRESENT OBLIGATIONS OF OR INTERESTS IN THE DEPOSITOR OR ANY OF ITS
          AFFILIATES. THE TRUST CERTIFICATES DO NOT REPRESENT A DIRECT
                    OBLIGATION OF THE UNDERLYING SECURITIES
                        ISSUER OR ANY OF ITS AFFILIATES.

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
         COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
           ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE
                PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                            IS A CRIMINAL OFFENSE.


==================================================================================================================
                                              Initial                Underwriter's            Proceeds to the
                                               Price                   Discount                  Depositor
------------------------------------------------------------------------------------------------------------------
Per Trust Certificate                 $                                  %                         %
------------------------------------------------------------------------------------------------------------------
Total                                 $                         $                         $
==================================================================================================================

(1) The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments the Underwriter may be required to make in respect thereof.

(2)      Before deducting expenses payable by the Depositor estimated at $     .

===================================================================================================================================
                                                   Trust                                         Final
                           Principal            Certificate             Initial              Distribution              Cusip
        Class               Amount             Interest Rate             Yield                   Date                 Number
-----------------------------------------------------------------------------------------------------------------------------------
Class A               $          (1)(3)               %(1)                   %          March 1, 2017
-----------------------------------------------------------------------------------------------------------------------------------
Class B               $          (3)                    (2)                  %          March 1, 2017(2)
===================================================================================================================================

(1) The holders of the Class A Trust Certificates will be entitled to receive, on March 1 and September 1 of each year, commencing on March 1, 1998 and ending on the Final Distribution Date, the interest received, if any, on the Underlying Securities which will represent a return of principal on the Class A Trust Certificates in accordance with the amortization schedule set forth under "Description of the Trust Certificates--General" and the payment of interest at a rate of 7.54% per annum on the Notional Principal Amount of the Class A Trust Certificates.

(2) The holders of the Class B Trust Certificates will not be entitled to distributions of interest. On the Final Distribution Date, the Class B Trust Certificates will be entitled to a distribution of all of the Underlying Securities then held by the Trust.

(3) With respect to the Class A Trust Certificates, this amount represents the initial aggregate principal amount. With respect to the Class B Trust Certificates, this amount represents the aggregate principal amount at maturity.

         The Trust Certificates are offered by the Underwriter, subject to prior sale, when, as and if delivered to and accepted by them, and subject to approval of certain legal matters by counsel for the Underwriter and certain other conditions. The Underwriter reserves the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of the Trust Certificates will be made in New York, New York on or about January __, 1998 (the "Closing Date") against payment therefor in immediately available funds.


                               -------------------

                               Merrill Lynch & Co.

                               -------------------


           The date of this Prospectus Supplement is January __, 1998.

                             (cover page continued)

         As and to the extent described herein, collections received by the Trustee with respect to the Underlying Securities will be distributed to Trust Certificateholders in the manner and priority described herein.

         The Trust Certificates initially will be represented by certificates registered in the name of Cede & Co. ("Cede"), as nominee of The Depository Trust Company (the "Depositary" or "DTC"). The interests of beneficial owners of such Trust Certificates will be represented by book entries on the records of persons that have accounts with DTC ("Participants"). Definitive certificates will be available for such Trust Certificates only under the limited circumstances described herein. See "Description of the Trust Certificates--Definitive Trust Certificates".

         THE TRUST CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT WILL CONSTITUTE A SEPARATE SERIES OF TRUST CERTIFICATES BEING OFFERED BY THE DEPOSITOR PURSUANT TO ITS PROSPECTUS DATED SEPTEMBER 18, 1997, OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART AND WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING WHICH IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. IN PARTICULAR, INVESTORS SHOULD CONSIDER CAREFULLY THE FACTORS SET FORTH UNDER "RISK FACTORS" IN THE PROSPECTUS AND IN THIS PROSPECTUS SUPPLEMENT.

         For definitions of certain terms used herein, refer to "Index of Defined Terms", beginning on page I-1 of the Prospectus.

                          PROSPECTUS SUPPLEMENT SUMMARY

         The following summary of certain information does not purport to be complete and is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Certain capitalized terms used herein are defined elsewhere in this Prospectus Supplement or, to the extent not defined herein, have the meanings assigned to such terms in the Prospectus. See "Index of Defined Terms".

                                              THE TRUST CERTIFICATES

SECURITIES OFFERED.............  The Trust Certificates, Series 1998 JCP-Z1 (the
                                 "Trust Certificates"). The Trust Certificates will be offered in two Classes, Class A and Class B. Each Class of Trust Certificates represents a proportionate undivided beneficial interest in certain distributions to be made by the Trust, and will be issued pursuant to the Trust Agreement (as defined below). Payments on the Trust Certificates will be derived solely from the Underlying Securities.

THE TRUST......................  The Trust Certificates,  Public STEERS(R)Series
                                 1998 JCP-Z1 Trust (the "Trust"). The Trust will be formed pursuant to the Supplement, Series 1998 JCP-Z1 (the "Series Supplement"), which incorporates the Standard Terms (together with the Series Supplement, the "Trust Agreement") by and among the Depositor, the Trustee and the Securities Intermediary.

DEPOSITOR......................  Merrill    Lynch    Depositor,     Inc.    (the
                                 "Depositor"),  a  company  incorporated  in the
                                 State of Delaware as an indirect, wholly owned,
                                 limited-purpose  subsidiary  of Merrill Lynch &
                                 Co.,   Inc.,   will   deposit  the   Underlying
                                 Securities into the Trust. See "The Depositor" in the Prospectus.

TRUSTEE  ......................  United  States Trust  Company of New York.  The
                                 Trustee will receive compensation at the rate set forth in the Series Supplement, payable on each Distribution Date (the "Trustee Fee").

CLOSING DATE...................  January __, 1998.

CUT-OFF DATE...................  January __, 1998.

TRUST ASSETS...................  The  initial   assets  of  the  Trust  will  be
                                 $         aggregate  principal  amount  of  the
                                 75/8%   Debentures   due  March  1,  2097  (the
                                 "Underlying    Securities")   issued   by   the
                                 Underlying Securities Issuer.

INITIAL PRINCIPAL
  AMOUNT OF CLASS A
  TRUST CERTIFICATES...........   $            .

PRINCIPAL AMOUNT AT MATURITY
 OF CLASS B TRUST CERTIFICATES.. $            .

FINAL DISTRIBUTION DATE......... March 1, 2017.

DISTRIBUTIONS

   GENERAL...................... The  Underlying  Securities  will  be the  sole
                                 source   of    distributions   on   the   Trust
                                 Certificates.

                                 All distributions of payments (in the case of the Class A Trust Certificates) or Underlying Securities (in the case of the Class B Trust Certificates) will be made on a pro rata basis to the holders of the respective Trust Certificate Class.

   CLASS A TRUST CERTIFICATES... The Class A Trust  Certificates  will be issued
                                 in an initial principal amount of $           .
                                 The Class A Trust Certificates will be entitled to receive, on March 1 and September 1 of each year (or if such date is not a Business Day, the next succeeding Business Day) (each, a "Distribution Date"), commencing March 1, 1998 and ending on the Final Distribution Date, the interest payment, if any, received on the Underlying Securities, which will represent a return of principal on the Class A Trust Certificates in accordance with the amortization schedule set forth herein under
                                 "Description         of        the        Trust
                                 Certificates--General" and the payment of interest at a rate of 7.54% per annum on the Notional Principal Amount of the Class A Trust Certificates.

    CLASS B TRUST CERTIFICATES.. The  Class B  Trust  Certificates  will  have a principal  amount  at  maturity of $
                                 and will not be entitled to distributions of interest prior to the Final Distribution Date. On March 1, 2017 (the "Final Distribution Date"), the Class B Trust Certificates will be entitled to a distribution of all of the Underlying Securities held by the Trust as of such date.

SALE OR DISTRIBUTION OF
  THE TRUST CERTIFICATES IN
  THE EVENT OF A DEFAULT ON
  THE UNDERLYING SECURITIES..... In  the  event  of a  payment  default  on  the
                                 Underlying Securities or acceleration of the maturity of the Underlying Securities, the Trustee will sell the Underlying Securities and allocate the proceeds from the sale of the Underlying Securities between the Class A Trust Certificates and the Class B Trust Certificates in accordance with the Allocation Ratio (as set forth below).

                                 As used herein, "Allocation Ratio" means the ratio of the Class A Allocation to the Class B Allocation. The "Class A Allocation" means the present value (discounted at the rate of 7.540% per annum) of the unpaid interest due or to become due on the Underlying Securities on or prior to the Final Distribution Date. The "Class B Allocation" means the sum of the present values (discounted at the rate of 8.200% per annum) of (i) the unpaid interest due or to become due on the Underlying Securities after the Final Distribution Date and (ii) the principal amount of the Underlying Securities (in each case assuming that the Underlying Securities are paid when due and are not redeemed prior to their stated maturity).

OPTIONAL REDEMPTION............  The Underlying Securities Issuer has the option to redeem the Underlying Securities, in whole or in part, at any time and from time to time, on not less than 30 or more than 60 days' prior notice to the holders thereof. In the event of such a redemption, the redemption price shall be as set forth in "Description of the Underlying Securities--Advance of Maturity Date or Optional Redemption--Optional Redemption". The proceeds of such redemption will be allocated between the Class A Trust Certificates and the Class B Trust Certificates in accordance with the Allocation Ratio.

ADVANCE OF MATURITY
  OR OPTIONAL REDEMPTION
  OF THE UNDERLYING
  SECURITIES FOLLOWING
  A TAX EVENT..................  Upon the  occurrence of a Tax Event (as defined below), the Underlying Securities Issuer may exercise its right to redeem the Underlying Securities in whole but not in part. In the event of such a redemption, the redemption price shall be as set forth in "Description of the Underlying Securities--Advance of Maturity Date or Optional Redemption--Tax Event". The proceeds of such redemption will be allocated between the Class A Trust Certificates and the Class B Trust Certificates in accordance with the Allocation Ratio.

                                 Upon the occurrence of a Tax Event, the Underlying Securities Issuer may exercise its right to shorten the maturity of the Underlying Securities (see "Description of the Underlying Securities--Advance of Maturity Date or
                                 Optional Redemption --Tax Event" herein). In the event that the maturity of the Underlying Securities is shortened as described in the preceding sentence, then (i) if the shortened maturity date is on or prior to the Final Distribution Date, the redemption price and the allocation thereof shall occur as set forth in the preceding paragraph or (ii) if the shortened maturity date is after the Final Distribution Date, the Trust Certificates will remain outstanding until the Final Distribution Date and the Class B Trust Certificateholders will receive a distribution of the Underlying Securities, as otherwise provided herein.

RECORD DATES.................... The day immediately preceding each Distribution
                                 Date.

DENOMINATIONS AND
  SPECIFIED CURRENCY............ The Trust  Certificates will be denominated and payable in U.S. dollars (the "Specified Currency"). The Trust Certificates will be issued in minimum principal amounts of $1,000 and in integral multiples thereof. One Trust Certificate of each Class may be issued in an amount other than an integral multiple of the applicable minimum denomination.

FORM OF SECURITY...............  Book-entry   Trust    Certificates   with   The
                                 Depository Trust Company ("DTC"), except in certain limited circumstances. See "Description of the Trust Certificates--Definitive Trust
                                 Certificates". Distributions thereon will be settled in immediately available (same-day) funds.

CUSIP NUMBERS..................  Class A Trust Certificates:             .
                                 Class B Trust Certificates:             .

FEDERAL INCOME
  TAX CONSEQUENCES............   In the opinion of tax counsel to the Trust, the
                                 Trust  will  be  classified  for  U.S.  Federal
                                 income tax purposes as a grantor  trust and not
                                 as   an   association   (or   publicly   traded
                                 partnership)  taxable  as  a  corporation.  The
                                 Class A Trust  Certificates  will be treated by
                                 the Trust as newly issued  self-amortizing debt
                                 obligations  maturing on the Final Distribution
                                 Date,  although it is unclear whether the Class
                                 A  Trust   Certificates   will   receive   such
                                 treatment  under the  Internal  Revenue Code of
                                 1986,  as  amended  (the  "Code").  The Class B
                                 Trust  Certificates will be deemed to be issued
                                 with  original  issue  discount  ("OID").   The
                                 statements  contained  in  this  paragraph  are
                                 based on the  assumption  that  the  Underlying
                                 Securities  constitute  indebtedness  for  U.S.
                                 Federal  income  tax  purposes.   See  "Federal
                                 Income Tax Consequences".

RATINGS.......................   It is a condition  to the issuance of the Trust
                                 Certificates that the Trust Certificates have ratings assigned by Moody's Investors Service, Inc. ("Moody's") and by Standard & Poor's
                                 Ratings Services, a division of the McGraw-Hill
                                 Companies, Inc. ("S&P"), equivalent to the ratings of the Underlying Securities, which, as of the date of this Prospectus Supplement, were "A2" by Moody's and "A" by S&P.

                                 The rating of the Trust Certificates by Moody's addresses the likelihood of the ultimate payment of principal and interest on the Trust Certificates or any Underlying Securities distributed in respect thereof. The rating of the Trust Certificates by S&P addresses the likelihood of timely receipt of interest on the Class A Trust Certificates or any Underlying Securities distributed in respect of the Class B Trust Certificates. There is no assurance that any such rating will continue for any period of time or that it will not be revised or withdrawn entirely by the related rating agency if, in its judgment, circumstances
                                 (including, without limitation, the rating of the Underlying Securities) so warrant. A revision or withdrawal of such rating may have an adverse effect on the market price of Trust Certificates. A security rating is not a recommendation to buy, sell or hold securities. The rating on the Trust Certificates does not constitute a statement regarding the occurrence or frequency of redemption of, the Underlying Securities and the corresponding effect on yield to investors. See "Ratings".

ERISA CONSIDERATIONS...........  If an  employee  benefit  plan  subject  to the
                                 Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including an individual retirement account (an "IRA") or Keogh plan (each, a "Plan"), acquires an equity interest in the underlying assets of an entity such as the Trust, certain aspects of such investment, including the operation of the Trust, might be subject to the prohibited transaction provisions under ERISA and the Code, unless certain exemptions apply. A Plan should consult its advisors concerning the ability of such Plan to purchase Trust
                                 Certificates under ERISA or the Code. These issues are discussed more fully below under "ERISA Considerations".

                            THE UNDERLYING SECURITIES

         The Underlying Securities were issued under an Indenture dated April 1, 1994 (the "Indenture") between the Underlying Securities Issuer and First Trust of California, National Association providing for the issuance of debt securities by the Underlying Securities Issuer (the "Debt Securities"). The Underlying Securities were part of an issue of Debt Securities totalling $500 million. The following summary of certain provisions of the Underlying Securities and the Indenture does not purport to be complete and is based upon the prospectus dated July 2, 1996, and the prospectus supplement dated February 21, 1997 (together, the "Underlying Securities Prospectus") of the Underlying Securities Issuer, and is subject to, and is qualified in its entirety by reference to, all provisions of the Underlying Securities and the Indenture, including the definitions therein of certain terms.

UNDERLYING SECURITIES..........  $           principal   amount   of  the  75/8%
                                 Debentures  due  March 1,  2097,  comprising  a
                                 portion  of  a  fixed  rate,  publicly  traded,
                                 unsecured  senior  debt  security  issue of the
                                 Underlying  Securities Issuer.  Interest on the
                                 Underlying Securities accrues at the Underlying
                                 Securities  Interest  Rate for each  Underlying
                                 Securities  Accrual  Period  and is  payable on
                                 each  Underlying  Securities  Payment Date. The
                                 entire   principal  amount  of  the  Underlying
                                 Securities will be payable to the holders thereof on the Underlying Securities Maturity
                                 Date.

UNDERLYING SECURITIES
  ISSUER ......................  The Underlying  Securities Issuer is a Delaware
                                 corporation whose principal executive offices are located at 6501 Legacy Drive, Plano, Texas 75024-3698, and whose telephone number is (214) 431-1000. See "Description of the Underlying Securities".

UNDERLYING SECURITIES
   ISSUER:  COMMISSION
   FILING NUMBER................ 333-06883   (for  the   Underlying   Securities
                                 Prospectus); 1-777 (for filings by the Underlying Securities Issuer pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act")).

UNDERLYING SECURITIES:
  RANKING....................... According   to   the   Underlying    Securities
                                 Prospectus, the Underlying Securities are unsecured and senior indebtedness of the Underlying Securities Issuer.

UNDERLYING SECURITIES:
  COLLATERAL.................... None.

UNDERLYING SECURITIES:
  ORIGINAL ISSUE DATE........... February 21, 1997.

UNDERLYING SECURITIES:
  ORIGINAL AMOUNT ISSUED........ $500,000,000.

UNDERLYING SECURITIES:
  MATURITY DATE................. March 1, 2097.

UNDERLYING SECURITIES:
  AMORTIZATION.................. None.

UNDERLYING SECURITIES:
  INTEREST PAYMENT DATES......... March 1 and September 1.

UNDERLYING SECURITIES:
  INTEREST RATE.................. 75/8% per annum.

UNDERLYING SECURITIES:
  INTEREST ACCRUAL PERIODS....... Semi-annual.

UNDERLYING SECURITIES:
  DENOMINATIONS;
  CURRENCY....................... The Underlying  Securities are denominated and payable in U.S. dollars and are available in minimum denominations of $1,000 and integral multiples thereof.

UNDERLYING SECURITIES:
  FORM   ........................ Book-entry debt securities with DTC.

UNDERLYING SECURITIES:
  CUSIP NUMBER................... 708160BL9.

UNDERLYING SECURITIES:
  RECORD DATES................... The  fifteenth  day of the  month  immediately preceding each Interest Payment Date.

UNDERLYING SECURITIES:
  UNDERLYING SECURITIES
  TRUSTEE........................ First    Trust   of    California,    National
                                  Association (the "Underlying Securities Trustee"). The Underlying Securities have been issued pursuant to an indenture dated April 1, 1994 (the "Indenture") between the Underlying Securities Trustee and the Underlying Securities Issuer.

UNDERLYING SECURITIES:
  RATINGS AS OF THE DATE
  OF THIS PROSPECTUS
  SUPPLEMENT..................... "A2"  by  Moody's  and  "A"  by S&P  (each,  a
                                  "Rating Agency", and collectively, the "Rating Agencies").

UNDERLYING SECURITIES:
  INFORMATION WITH RESPECT TO
  THE UNDERLYING SECURITIES
  ISSUER ........................ J. C. Penney  Company,  Inc. is subject to the informational requirements of the Exchange Act and in accordance therewith files reports, including reports on Forms 10-K and 10-Q, and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the
                                  Commission:

                                  New York Regional Office, Room 1100, 7 World Trade Center, New York, New York 10048 and Chicago Regional Office, Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549, at prescribed rates. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. In addition, reports and other information concerning the Underlying Securities Issuer may also be inspected at the Information Center of the New York Stock Exchange Inc., 20 Broad Street, New York, New York 10005.


         This Prospectus Supplement does not provide information with respect to the Underlying Securities Issuer. No investigation of the Underlying Securities Issuer (including, without limitation, no investigation as to its financial condition or creditworthiness) or of the Underlying Securities (including, without limitation, no investigation as to their ratings) has been made. A potential Trust Certificateholder should obtain and evaluate the same information concerning the Underlying Securities Issuer as one would obtain and evaluate if investing directly in the Underlying Securities or in other securities issued by the Underlying Securities Issuer. None of the Depositor, the Trustee, the Securities Intermediary, the Underwriter, or any of their affiliates, assumes any responsibility for the accuracy or completeness of any publicly available information of the Underlying Securities Issuer filed with the Commission or otherwise made publicly available or considered by a purchaser of the Trust Certificates in making its investment decision in connection therewith.

                                  RISK FACTORS

         Prospective  purchasers  should  consider,   among  other  things,  the
following factors (as well as the factors set forth under "Risk Factors" in the Prospectus) in connection with an investment in the Trust Certificates.

Limited Liquidity

         There can be no assurance that an active public market for any Series or Class of Trust Certificates will develop or, if a public market develops, as to the liquidity of the trading market for such Trust Certificates. Merrill Lynch & Co. has advised the Depositor that it intends to make a market in the Trust Certificates, as permitted by applicable laws and regulations, after the issuance thereof. Merrill Lynch & Co. is not obligated, however, to make a market in the Trust Certificates of any Series or Class within such Series and any such market-making activity may be discontinued at any time without notice at the sole discretion of Merrill Lynch & Co. If an active public market for the Trust Certificates does not develop or continue, the market prices and liquidity of the Trust Certificates may be adversely affected.

Maturity and Yield Considerations; Reinvestment Risk--
 Optional Redemption--Generally

         Given the existence of the Underlying Securities Issuer's option to redeem the Underlying Securities, in whole or in part, at any time and from time to time, on not less than 30 or more than 60 days' prior notice to the holders thereof, the Class A and the Class B Trust Certificateholders have no assurance that the Underlying Securities will be held until their maturity date.

         The effect of the exercise of such an option to redeem on the Class A and the Class B Certificateholders is that the interest rates at which the proceeds received by such Trust Certificateholders as a result of the optional redemption may be reinvested may be lower than the return that would have been earned on the Trust Certificates through the Final Distribution Date, in the case of the Class A Trust Certificateholders, or over the remaining life of the Underlying Securities, in the case of the Class B Trust Certificateholders.

         See "Description of the Underlying Securities--Advance of Maturity Date--Tax Event and Optional Redemption" herein.

Maturity and Yield Considerations; Reinvestment Risk--Tax Event

         The yield realized by a holder of a Trust Certificate depends upon several factors, including the purchase price of the Trust Certificates, the time of acquisition, and whether a Tax Event occurs. The Depositor has not formulated an opinion as to the likelihood of a Tax Event. If a Tax Event occurs and the Underlying Securities Issuer exercises its right to advance the maturity of or redeem the Underlying Securities, or if the Underlying Securities are paid or sold prior to maturity as a result of a default, or because the Underlying Securities Issuer ceases to file reports under the Exchange Act, an investor's investment in the Trust Certificates and the Underlying Securities will have a shorter average maturity than if such right were not exercised or if such default had not occurred. Prevailing interest rates at the time of such early redemption may be lower than the yield on the Trust Certificates. Therefore, an investor in the Trust Certificates may be unable to realize a comparable yield upon reinvestment of the funds from such early redemption.

Zero Coupon Nature of the Class B Trust Certificates

         Because the Class B Trust Certificates do not receive allocations of either interest or principal in respect of the Underlying Securities until after the distribution thereof on the Final Distribution Date, the changes in market value of the Class B Trust Certificates as a result of changes in interest rates or spreads are expected to be more than for the Underlying Securities. Although the Class B Trust Certificates will not receive any cash flow during the term of the Trust, the Class B Trust Certificates will be deemed to be issued with OID. See "Federal Income Tax Consequences" herein.

Limited Assets

         The Trust has no significant assets other than the Underlying Securities and the Underlying Securities are the sole assets of the Trust that are available to make Distributions in respect of the Trust Certificates. If the Underlying Securities are insufficient to make payments or distributions on the Trust Certificates, no other assets will be available for payment of the deficiency.

No Management of Underlying Securities

         Except as described herein, the Trust will not dispose of any Underlying Security, regardless of adverse events, financial or otherwise, which may affect the value of the Underlying Security or the Underlying Securities Issuer. If there is a payment default on any Underlying Security or any other default which may result in acceleration of the Underlying Security, the Trust will only dispose of or otherwise deal with the defaulted Underlying Security in the manner provided in the Trust Agreement. If a payment default on or acceleration of the Underlying Securities occurs, the Trust Agreement will provide that the Trust will sell the Underlying Securities notwithstanding market conditions at the time, and the Trustee will have no discretion to do otherwise. Such sale may result in greater losses than might occur if the Trust continued to hold the Underlying Securities.

Credit Risk

         The Trust Certificates represent interests in obligations of a single obligor. In particular, the Trust Certificates will be subject to all the risks associated with a direct investment in unsecured debt obligations of the Underlying Securities Issuer.

Underlying Securities are Unsecured

         In a liquidation, holders of the Underlying Securities will be paid only after holders of secured obligations of the Underlying Securities Issuer. According to the Underlying Securities Prospectus, the Underlying Securities are general unsecured obligations of the Underlying Securities Issuer, which rank on a parity with all other unsecured senior indebtedness of the Underlying Securities Issuer, but which are effectively subordinated to the Underlying Securities Issuer's existing and future senior secured indebtedness to the extent of the collateral therefor.

No Investigation of Underlying Securities

         None of the Depositor, the Underwriter, the Trustee or the Securities Intermediary will (i) make any investigation of the business condition, financial or otherwise, of the Underlying Securities Issuer, or (ii) verify any reports or information filed by the Underlying Securities Issuer with the Commission. Investors are encouraged to consider publicly available financial and other information regarding the Underlying Securities Issuer. The issuance of the Trust Certificates should not be construed as an endorsement by the Depositor, the Underwriter, the Trustee or the Securities Intermediary of the financial condition or business prospects of the Underlying Securities Issuer.

Ratings of the Trust Certificates Subject to Change

         At the time of issuance, the Trust Certificates will have ratings assigned by Moody's and S&P equivalent to the ratings of the Underlying Securities, which, as of the date of this Prospectus Supplement were "A2" by Moody's and "A" by S&P. Any rating issued with respect to the Trust Certificates is not a recommendation to purchase, sell or hold a security inasmuch as such ratings do not comment on the market price of the Trust Certificates or their suitability for a particular investor. There can be no assurance that the ratings will remain for any given period of time or that the ratings will not be revised or withdrawn entirely by the related Rating Agency if, in its judgment, circumstances (including, without limitation, the rating of the Underlying Securities) so warrant. A revision or withdrawal of such rating may have an adverse effect on the market price of the Trust Certificates.


                                    THE TRUST

         The Trust will be formed pursuant to the Series Supplement, by and among the Depositor, the Trustee and the Securities Intermediary. Concurrently with the execution and delivery of the Series Supplement, the Depositor will deposit the Underlying Securities into the Trust. The Trustee, on behalf of the Trust, will accept such Underlying Securities and will deliver the Trust Certificates to or upon the order of the Depositor.

         The Underlying Securities were not purchased from the Underlying Securities Issuer. The Underlying Securities were not acquired as part of any distribution by or pursuant to any agreement with the Underlying Securities Issuer. The Underlying Securities Issuer is not participating in this offering and will not receive any of the proceeds of the sale of the Underlying Securities to the Depositor or the issuance of the Trust Certificates.



                    DESCRIPTION OF THE UNDERLYING SECURITIES

General

         The Underlying Securities represent the sole assets of the Trust that are available to make Distributions in respect of the Trust Certificates. The
aggregate principal amount of the Underlying Securities is $         . The
primary economic terms of the Underlying Securities are described in "Prospectus Supplement Summary--The Underlying Securities" herein.

         This Prospectus Supplement sets forth certain relevant terms with respect to the Underlying Securities, but does not provide detailed information with respect to the Underlying Securities or the Underlying Securities Issuer. This Prospectus Supplement relates only to the Trust Certificates offered hereby and does not relate to the Underlying Securities. All disclosure contained herein with respect to the Underlying Securities Issuer and the Underlying Securities is derived from publicly available documents.

         The Underlying Securities Issuer is not participating in, and will not receive any proceeds in connection with, the offering of the Trust Certificates. The Underlying Securities were not acquired either from the Underlying Securities Issuer or pursuant to any distribution by or agreement with the Underlying Securities Issuer.

         The Underlying Securities convert into cash in a finite time period and the Underlying Securities Issuer is: (a) subject to the periodic reporting requirements of the Exchange Act; and (b) eligible to use a Registration Statement on Form S-3 for a primary offering.

         According to the Underlying Securities Issuer's publicly available documents, its principal executive offices are located at 6501 Legacy Drive, Plano, Texas 75024-3698 and its telephone number is (214) 431-1000. The Underlying Securities Issuer is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports and other information with the Commission. Such reports and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450

Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: New York Regional Office, Room 1100, 7 World Trade Center, New York, New York 10048 and Chicago Regional Office, Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549, at prescribed rates. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. In addition, reports and other information concerning the Underlying Securities Issuer may also be inspected at the Information Center of the New York Stock Exchange Inc., 20 Broad Street, New York, New York 10005.

         Although the Depositor has no reason to believe the information concerning the Underlying Securities or the Underlying Securities Issuer contained in the Underlying Securities Prospectus is not reliable, the Depositor has not participated in the preparation of such documents, or made any due diligence inquiry with respect to the information provided therein. There can be no assurance that events affecting the Underlying Securities or the Underlying Securities Issuer have not occurred or have not yet been publicly disclosed which would affect the accuracy or completeness of the publicly available documents described above.

         THE TRUST WILL HAVE NO ASSETS OTHER THAN UNDERLYING SECURITIES FROM WHICH TO MAKE DISTRIBUTIONS OF AMOUNTS DUE IN RESPECT OF THE TRUST CERTIFICATES. CONSEQUENTLY, THE ABILITY OF TRUST CERTIFICATEHOLDERS TO RECEIVE DISTRIBUTIONS IN RESPECT OF THE TRUST CERTIFICATES WILL DEPEND ENTIRELY ON THE TRUST'S RECEIPT OF PAYMENTS ON THE UNDERLYING SECURITIES. PROSPECTIVE PURCHASERS OF THE TRUST CERTIFICATES SHOULD CONSIDER CAREFULLY THE FINANCIAL CONDITION OF THE UNDERLYING SECURITIES ISSUER AND ITS ABILITY TO MAKE PAYMENTS IN RESPECT OF SUCH UNDERLYING SECURITIES. THIS PROSPECTUS SUPPLEMENT RELATES ONLY TO THE TRUST CERTIFICATES BEING OFFERED HEREBY AND DOES NOT RELATE TO THE UNDERLYING SECURITIES OR THE UNDERLYING SECURITIES ISSUER. ALL INFORMATION CONTAINED IN THIS PROSPECTUS
SUPPLEMENT REGARDING THE UNDERLYING SECURITIES ISSUER AND THE UNDERLYING SECURITIES IS DERIVED FROM PUBLICLY AVAILABLE DOCUMENTS. NEITHER THE DEPOSITOR, THE UNDERWRITER NOR THE TRUSTEE PARTICIPATED IN THE PREPARATION OF SUCH DOCUMENTS OR TAKES ANY RESPONSIBILITY FOR THE ACCURACY OR COMPLETENESS OF THE INFORMATION PROVIDED THEREIN.

Underlying Securities Indenture

         The Underlying Securities were issued under an Indenture dated April 1, 1994 (the "Indenture"), between the Underlying Securities Issuer and the Underlying Securities Trustee providing for the issuance of Debt Securities. The Underlying Securities were % of an issue totalling $500 million. The following summaries of certain provisions of the Debt Securities and the Indenture do not purport to be complete and are based upon the prospectus dated July 2, 1996, and the prospectus supplement dated February 21, 1997 (together, the "Underlying
Securities Prospectus"), relating to the Debt Securities, of which the Underlying Securities are a series, and are subject to, and are qualified in their entirety by reference to, all provisions of the Debt Securities and the Indenture, including the definitions therein of certain terms. Wherever particular sections or defined terms of the Indenture are referred to, it is intended that such sections or defined terms shall be incorporated herein by reference. Investors should refer to the Indenture itself for all terms governing the Underlying Securities.

         Reference is made to the Prospectus Supplement of the Underlying Securities for the terms of the Underlying Securities not set forth herein. Principal, premium, if any, and interest will be payable, and the Underlying
Securities will be transferable, in the manner described in the Underlying Securities Prospectus. The Underlying Securities constitute unsecured senior indebtedness of the Underlying Securities Issuer, and rank on a parity with the Underlying Securities Issuer's other indebtedness.

         Federal income tax consequences applicable to the Underlying Securities are described in the Underlying Securities Prospectus.

Covenants; Underlying Securities Events of Default

         The Indenture limits the Underlying Securities Issuer's ability to engage in certain activities and transactions and requires that the Underlying Securities Issuer perform certain obligations with respect to the Debt Securities. Certain of the restrictive covenants on the Underlying Securities Issuer, as well as certain Events of Default, contained in the Indenture are as follows:

         Limitations on Liens

         The Indenture provides that the Underlying Securities Issuer may not, nor may it permit any Restricted Subsidiary to, issue, assume or guarantee evidences of indebtedness for money borrowed which are secured by any mortgage, security interest, pledge or lien ("mortgage") of or upon any Principal Property or of or upon any shares of stock or evidences of indebtedness for borrowed money issued by any Restricted Subsidiary and owned by the Underlying Securities Issuer or any Restricted Subsidiary, whether owned at the date of the Indenture or thereafter acquired, without effectively providing that the Principal Amount of the series of securities of which the Underlying Securities are a part from time to time outstanding shall be secured equally and ratably by such mortgage, except that this restriction will not apply to: (1) mortgages on any property existing at the time of its acquisition; (2) mortgages on property of a corporation existing at the time such corporation is merged into or consolidated with, or disposes of substantially all its properties (or those of a division) to, the Underlying Securities Issuer or a Restricted Subsidiary; (3) mortgages on property of a corporation existing at the time such corporation first becomes a Restricted Subsidiary; (4) mortgages securing indebtedness of a Restricted Subsidiary to the Underlying Securities Issuer or to another Restricted Subsidiary; (5) mortgages to secure the cost of acquisition, construction, development or substantial repair, alteration or improvement of property if the commitment to extend the credit secured by any such mortgage is obtained within 12 months after the later of the completion or the placing in operation of the acquired, constructed, developed or substantially repaired, altered or improved property; (6) mortgages securing current indebtedness; or (7) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any mortgage referred to in clauses (1) through (6) provided, however, that the principal amount of indebtedness secured thereby and not otherwise authorized by said clauses (1) to (6), inclusive, shall not exceed the principal amount of indebtedness, plus any premium or fee payable in connection with any such extension, renewal or replacement, so secured at the time of such extension, renewal or replacement. However, the Underlying Securities Issuer or any Restricted Subsidiary may issue, assume or guarantee indebtedness secured by mortgages which would otherwise be subject to the foregoing restriction in any aggregate amount which, together with all other such indebtedness outstanding, all attributable debt outstanding under the provisions described in the last sentence under "Limitations on Sale and Lease-Back Transactions" below and all Senior Funded Indebtedness issued, assumed or guaranteed by any Restricted Subsidiary, does not exceed 5% of Stockholders' Equity.

         Limitations on Sale and Lease-Back Transactions

         The Indenture provides that neither the Underlying Securities Issuer nor any Restricted Subsidiary may enter into any Sale and Lease-Back Transaction with respect to any Principal Property (except for transactions involving leases for a term, including renewals, of not more than three years and except for transactions between the Underlying Securities Issuer and a Restricted Subsidiary or between Restricted Subsidiaries), if the purchaser's commitment is obtained more than 12 months after the later of the acquisition or completion or the placing in operation of such Principal Property or of such Principal Property as constructed or developed or substantially repaired, altered or improved. This restriction will not apply if either (a) the Underlying Securities Issuer or such Restricted Subsidiary would be entitled pursuant to the provision described in the first sentence under "--Limitations on Liens" above to issue, assume or guarantee debt secured by a mortgage on such

Principal Property without equally and ratably securing the Debt Securities from time to time outstanding or (b) the Underlying Securities Issuer applies within 180 days an amount equal to, in the case of a sale or transfer for cash, the net proceeds (not exceeding the net book value) and, otherwise, an amount equal to the fair value (as determined by its Board of Directors) of the Principal Property so leased to the retirement of Debt Securities or other Senior Funded Indebtedness of the Underlying Securities Issuer or a Restricted Subsidiary, subject to reduction as set forth in the Indenture in respect of Debt Securities and other Senior Funded Indebtedness retired during such 180-day period otherwise than pursuant to mandatory sinking fund or prepayment provisions and payments at maturity. The Underlying Securities Issuer or any Restricted Subsidiary, however, may enter into a Sale and Lease-Back Transaction which would otherwise be subject to the foregoing restriction so as to create an aggregate amount of attributable debt which, together with all other such attributable debt outstanding, all indebtedness outstanding under the provision described in the last sentence under "--Limitations on Liens" above and all Senior Funded Indebtedness issued, assumed or guaranteed by any Restricted Subsidiary, does not exceed 5% of Stockholders' Equity.

         Waiver of Covenants

         The Indenture provides that the holders of a majority in Principal Amount of the outstanding Debt Securities of a particular series may waive compliance as to such series with certain covenants or conditions set forth in the Indenture, including those described above.

         Underlying Securities Events of Default

         The Indenture provides that if an Underlying Securities Event of Default (as defined below) shall have occurred and be continuing with respect to any series of Underlying Securities at the time outstanding, either the Underlying Securities Trustee or the holders of not less than 25% in outstanding Principal Amount of such series may declare to be due and payable immediately the Principal Amount (or specified portion thereof) of such series, together with interest, if any, accrued thereon.

         The Indenture defines an event of default (an "Underlying Securities Event of Default") with respect to any series of Debt Securities as any one of the following events: (a) default for 30 days in payment of any interest due with respect to any Debt Security of such series; (b) default for 30 days in making any sinking payment due with respect to any Debt Security of such series;
(c) default in payment of principal of (or premium, if any, on) any Debt Security of such series when due; (d) default for 90 days after notice to the Underlying Securities Issuer by the trustee or by holders of not less than 25% in Principal Amount of the Debt Securities then outstanding of such series in the performance of any other covenant for the benefit of such series; (e) certain events of bankruptcy, insolvency and reorganization; and (f) any additional event so specified for the benefit of such series. No Underlying Securities Event of Default with respect to a particular series of Debt Securities issued under the Indenture necessarily constitutes an Underlying Securities Event of Default with respect to any other series of Debt Securities issued thereunder.

         The Indenture provides that the Underlying Securities Trustee will, within 90 days after the occurrence of a default, give to the holders of the Debt Securities of each series as to which such default has occurred notice of such default known to it, unless cured or waived; provided that, except in the case of default in the payment of principal of (or premium, if any) or interest, if any, or in the payment of any sinking fund installment in respect of any of the Debt Securities, the Underlying Securities Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the series as to which such default has occurred. The term "default" for the purpose of this provision means any event which is, or after notice or lapse of time, or both, would become, an Underlying Securities Event of Default.

         The Indenture contains a provision entitling the Underlying Securities Trustee, subject to the duty of the Underlying Securities Trustee during the continuance of an Underlying Securities Event of Default to act with the required standard of care, to be indemnified by the holders of a series of Debt Securities before proceeding to exercise any right or power under the Indenture at the request of such holders. The Indenture provides that the holders of a majority (unless a greater requirement with respect to any series of Debt Securities is specified for this purpose, in which case the requirement specified) in outstanding Principal Amount of a series of Debt Securities may, subject to certain exceptions, on behalf of the holders of the Debt Securities of such series direct the time, method and place of conducting proceedings for remedies available to the Trustee, or exercising any trust or power conferred on the Underlying Securities Trustee.

         The Indenture includes a covenant that the Underlying Securities Issuer will file annually with the Underlying Securities Trustee a certificate of no default, or specifying any default that exists.

         In certain cases, the holders of a majority in outstanding Principal Amount of a series of Debt Securities may on behalf of the holders of the Debt Securities of such series rescind, as to such series, a declaration of acceleration or waive, as to such series, any past default or Underlying Securities Event of Default relating to the Debt Securities of such series, except a default not theretofore cured in payment of the principal of (or premium, if any) or interest, if any, on any of such Debt Securities or in respect of a provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Debt Security of such series.

         Modification of Indenture

         The Indenture contains provisions permitting the Underlying Securities Issuer and the Underlying Securities Trustee, with the consent of the holders of 662/3% in Principal Amount of the outstanding Debt Securities of each series affected by such modification, to execute supplemental indentures adding any provisions to or changing or eliminating any provisions of the Indenture or modifying the rights of the holders of such Debt Securities, except that no such supplemental indenture may, without the consent of all holders of affected Debt Securities, (i) change the stated maturity of any Debt Security or reduce the principal payable at stated maturity or which could be declared due and payable prior thereto or change any redemption price thereof, (ii) reduce the rate of interest payable on any Debt Security, (iii) adversely affect the terms and provisions, if any, applicable to the conversion or exchange of any Debt Security, (iv) reduce the aforesaid percentage of Debt Securities of any series or the percentage of Debt Securities of any series specified in the Indenture,
(v) change any place or the currency of payment of principal of (or premium, if any) or interest, if any, on any Debt Security or (vi) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security.

         Satisfaction and Discharge Prior to Maturity

         The Underlying Securities Issuer may satisfy its obligations with respect to any payment of principal (and premium, if any) or interest due on such series of Debt Securities by depositing in trust with the Underlying Securities Trustee money or U.S. Government Obligations or a combination thereof sufficient to make such payment when due. If such deposit is sufficient to make all payments of (1) interest on such series of Debt Securities prior to their redemption or maturity, as the case may be, and (2) principal of (and premium, if any) and interest on such series of Debt Securities when due upon redemption or at maturity, as the case may be, all the obligations of the Underlying Securities Issuer under such series of Debt Securities and the Indenture as it relates to such series of Debt Securities will be discharged and terminated except as otherwise provided in the Indenture. "U.S. Government Obligations" are defined to mean (i) securities backed by the full faith and credit of the United States and (ii) depository receipts issued by a bank or trust company as custodian and evidencing ownership by the holders of such depository receipts of future payments of interest or principal, or both, on such securities backed by the full faith and credit of the United States held by such custodian.

         For United States income tax purposes, it is likely that any such deposit and discharge with respect to any Debt Securities will be treated as a taxable exchange of such Debt Securities for interests in the trust. In that event, a holder will recognize gain or loss equal to the difference between the holder's cost or other tax basis for the Debt Securities and the value of the holder's interest in such trust; and thereafter will be required to include in income a share of the income, gain and loss of the trust. The Underlying Securities Issuer states that purchasers of the Underlying Securities should consult their own advisers with respect to the tax consequences to them of such deposit and discharge, including the applicability and effect of tax laws other than the United States income tax law.

         Consolidation, Merger or Sale of Assets of the Underlying Securities Issuer

         The Indenture provides that the Underlying Securities Issuer may not consolidate with or merge into any other corporation or sell its assets substantially as an entirety, unless (1) the corporation formed by such consolidation or into which the Underlying Securities Issuer is merged or the person which acquires its assets is a corporation organized in the United States and expressly assumes the due and punctual payment of the principal of (and premium, if any) and interest, if any, on all the Debt Securities and the performance of every covenant of the Indenture on the part of the Underlying Securities Issuer, and (2) immediately after giving effect to such transaction, no Underlying Securities Event of Default, and no event which, after notice or lapse of time, or both, would become an Underlying Securities Event of Default, shall have happened and be continuing. Upon any such consolidation, merger or sale, the successor corporation formed by such consolidation or into which the Underlying Securities Issuer is merged or to which such sale is made will succeed to, and be substituted for, the Underlying Securities Issuer under the Indenture, and the predecessor corporation shall be released from all obligations and covenants under the Indenture and the Debt Securities.

         For purposes of this section:

         "Principal Amount" means, when used with respect to any Debt Security, the amount of principal thereof that could then be declared due and payable as a result of an Underlying Securities Event of Default with respect to such Debt Security.

         "Principal Property" means all real and tangible property owned by the Underlying Securities Issuer or a Restricted Subsidiary constituting a part of any store, warehouse or distribution center located within the United States, exclusive of motor vehicles, mobile materials-handling equipment and other rolling stock, cash registers and other point of sale recording devices and related equipment, and data processing and other office equipment, provided the net book value of all real property (including leasehold improvements) and store fixtures constituting a part of such store, warehouse or distribution center exceeds 0.25% of Stockholders' Equity.

         "Restricted Subsidiary" means any Subsidiary of the Underlying Securities Issuer or of a Restricted Subsidiary which the Underlying Securities Issuer designates as a Restricted Subsidiary, which designation shall not have been canceled. However, no Subsidiary for which the designation of Restricted Subsidiary has been canceled may be redesignated as such if during any period following cancellation of its previous designation as a Restricted Subsidiary, such Subsidiary shall have entered into a Sale and Lease-Back Transaction which would have been prohibited had it been a Restricted Subsidiary at the time of such Transaction.

         "Senior Funded Indebtedness" of the Underlying Securities Issuer means any Funded Indebtedness of the Underlying Securities Issuer unless in any instruments evidencing or securing such Funded Indebtedness it is provided that such Funded Indebtedness is subordinate in right of payment to the Underlying Securities to the extent provided in the Indenture. "Senior Funded Indebtedness" of a Restricted Subsidiary means Funded Indebtedness of the Restricted Subsidiary and the aggregate preference on involuntary liquidation of preferred stock of such Subsidiary.

         "Funded Indebtedness" of a corporation means the principal of (a) indebtedness for money borrowed or evidenced by an instrument given in connection with an acquisition which is not payable on demand and which matures, or which such corporation has the right to renew or extend to a date, more than one year after the date of determination, (b) any indebtedness of others of the kinds described in the preceding clause (a) for the payment of which such corporation is responsible or liable as a guarantor or otherwise and (c) amendments, renewals and refundings of any such indebtedness. For the purposes of the definition of "Funded Indebtedness", the terms "principal" when used at any date with respect to any indebtedness means the amount of principal of such indebtedness that could be declared to be due and payable on that date pursuant to the terms of such indebtedness.

         "Stockholders' Equity" means the aggregate of (a) capital and reinvested earnings, after deducting the cost of shares of capital stock of the Underlying Securities Issuer held in its treasury, of the Underlying Securities Issuer and consolidated Subsidiaries plus (b) deferred tax effects.

Advance of Maturity Date or Optional Redemption

         Tax Event

         The Underlying Securities Issuer intends to deduct interest paid on the Debt Securities for United States federal income tax purposes. There can be no assurance that legislation affecting the Underlying Securities Issuer's ability to deduct interest paid on the Debt Securities will not be enacted in the future or that any such legislation would not be effective retroactively.

         Upon the occurrence of a Tax Event (as defined below), the Underlying Securities Issuer will have the right, without the consent of the holders of the Debt Securities, to shorten the maturity of the Debt Securities to the minimum extent required, in the opinion of nationally recognized independent tax counsel, such that, after the shortening of the maturity, interest paid on the Debt Securities will be deductible for United States federal income tax purposes or, if such counsel is unable to opine definitively as to such minimum period, the minimum extent so required as determined in good faith by the Board of Directors of the Underlying Securities Issuer, after receipt of an opinion of such counsel regarding the applicable legal standards. There can be no assurance that the Underlying Securities Issuer would not exercise its right to shorten the maturity of the Debt Securities upon the occurrence of such a Tax Event and no assurance as to the period by which such maturity would be shortened. In the event that the Underlying Securities Issuer elects to exercise its right to shorten the maturity of the Underlying Securities on the occurrence of a Tax Event, the Underlying Securities Issuer will mail a notice of shortened maturity to each holder of the Debt Securities by first-class mail not more than 60 days after the occurrence of such Tax Event, stating the new maturity date of the Debt Securities. Such notice shall be effective immediately upon mailing.

         The Underlying Securities Issuer believes that the Debt Securities should constitute indebtedness for United States federal income tax purposes under current law and, in that case, an exercise of its right to shorten the maturity of the Debt Securities would not be a taxable event to holders for such purposes. Prospective investors should be aware, however, that the Underlying Securities Issuer's exercise of its right to shorten the maturity of the Debt Securities would be a taxable event to holders for United States federal income tax purposes if the Debt Securities are treated as equity for such purposes before the maturity is shortened and the Debt Securities of shortened maturity are treated as debt for such purposes.

         In addition, if a Tax Event occurs and in the opinion of nationally recognized independent tax counsel there would, notwithstanding any shortening of the maturity of the Debt Securities, be more than an insubstantial risk that interest paid by the Underlying Securities Issuer on the Debt Securities is not, or will not be, deductible, in whole or in part, by the Underlying Securities Issuer for United States federal income tax purposes, the Underlying Securities Issuer will have the right, within 90 days following the occurrence of such Tax Event, to redeem the Debt Securities in whole (but not in part), on not less than 30 or more than 60 days' prior notice mailed to the holders thereof, at a redemption price equal to the greater of (i) 100% of the principal amount of the Debt Securities and (ii) the sum of the present values of the Remaining Scheduled Payments thereon discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 40 basis points together in either case with accrued interest on the principal amount being redeemed to the date of redemption.

         "Tax Event" means that the Underlying Securities Issuer shall have received an opinion of nationally recognized independent tax counsel to the effect that, as a result of (a) any amendment to, clarification of or change (including any announced prospective amendment, clarification or change) in any law, or any regulation thereunder, of the United States, (b) any judicial decision, official administrative pronouncement, ruling, regulatory procedure or regulation, including any notice or announcement of intent to adopt or promulgate any ruling, regulatory procedure or regulation (any of the foregoing, an "Administrative or Judicial Action") or (c) any amendment to, clarification of or change in any official position with respect to, or any interpretation of, an Administrative or Judicial Action or a law or regulation of the United States that differs from the theretofore generally accepted position or interpretation, in each case, occurring on or after February 20, 1997, there is more than an insubstantial increase in the risk that interest paid by the Underlying Securities Issuer on the Underlying Securities is not, or will not be, deductible, in whole or in part, by the Underlying Securities Issuer for United States federal income tax purposes.

         Optional Redemption

         The Debt Securities will be redeemable in whole or in part, at the option of the Underlying Securities Issuer at any time and from time to time, on not less than 30 or more than 60 days' prior notice mailed to holders thereof, at a redemption price equal to the greater of (i) 100% of the principal amount of the Debt Securities to be redeemed and (ii) the sum of the present values of the Remaining Scheduled Payments thereon discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points, together in either case with accrued interest on the principal amount being redeemed to the date of redemption.

         For purposes of this section:

         "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity (computed as of the second business day immediately preceding such redemption date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

         "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate underlying securities of comparable maturity to the remaining term of the Debt Securities. "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Underlying Securities Issuer.

         "Comparable Treasury Price" means, with respect to any redemption date,
(i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such

Quotations. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer as of 3:30 p.m., New York City time, on the third business day preceding such redemption date.

         "Reference Treasury Dealer" means each of Credit Suisse First Boston Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc., and Morgan Stanley & Co. Incorporated and their respective successors and two other nationally recognized investment banking firms that are Primary Treasury Dealers specified from time to time by the Underlying Securities Issuer; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Underlying Securities Issuer shall substitute therefor another nationally recognized investment banking firm that is a Primary Treasury Dealer.

         "Remaining  Scheduled  Payments"  means,  with  respect  to  each  Debt
Security to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that if such redemption date is not an interest payment date with respect to such Debt Security, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.

         On and after any redemption date, interest will cease to accrue on the Debt Securities or any portion thereof called for redemption. Prior to any redemption date, the Underlying Securities Issuer shall deposit with a paying agent money sufficient to pay the redemption price of and accrued interest on the Debt Securities to be redeemed on such date. If less than all the Debt Securities are to be redeemed, the Debt Securities to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances.

Concerning the Underlying Securities Trustee

         The Underlying Securities Issuer and certain of its affiliates may maintain banking relationships in the ordinary course of business with the Underlying Securities Trustee. In addition, the Underlying Securities Trustee and certain of its affiliates may serve as trustee, authenticating agent, or paying agent with respect to certain Underlying Securities of the Underlying Securities Issuer and certain of its affiliates.

Global Underlying Securities

         The Underlying Securities and the other Debt Securities comprising the same series will be represented by one or more Global Securities registered in the name of DTC or a nominee of the Depositary. Except as set forth below, a Global Security may be transferred in whole and not in part, only to the Depositary or another nominee of the Depositary or to a successor of the Depositary or its nominee.

         Upon the issuance of a Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the Underlying Securities and the other Underlying Securities comprising the same series represented by such Global Security to the accounts of institutions that have accounts with the Depositary or its nominee
("Participants"). The accounts to be credited will be designated by the underwriter of the Debt Securities or dealers or agents. Ownership of beneficial interests in a Global Security will be limited to Participants or persons that may hold interests through Participants. Ownership of interests in such Global Security will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary (with respect to Participants' interests) and such Participants (with respect to the owners of beneficial interests in such Global Security). The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to transfer or pledge beneficial interests in a Global Security.

         So long as the Depositary or its nominee is the registered holder and owner of such Global Security, the Depositary or such nominee, as the case may be, will be considered the sole registered owner and holder of the Underlying Securities and the other Underlying Securities comprising the same series for all purposes of such Underlying Securities and the other Debt Securities comprising the same series and for all purposes under the Indenture. Except as set forth below, owners of beneficial interests in a Global Security will not be entitled to have the Underlying Securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of the Underlying Securities in definitive form and will not be considered to be the owners or holders of any Underlying Securities under the Indenture or such Global Securities.

         Accordingly, each person owning a beneficial interest in a Global Security must rely on the procedures of the Depositary and, if such person is not a Participant, on the procedures of the Participant through which such person owns its interest, to exercise all rights of a holder of the Underlying Securities under the Indenture or such Global Security. In the event the Underlying Securities Issuer requests any action of holders of the Underlying Securities or an owner of a beneficial interest in a Global Security desires to take any action that the Depositary, as the holder of such Global Security, is entitled to take, the Depositary would authorize the Participants to take such action, and that the Participants would authorize beneficial owners owning through such Participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

         Payment  of  principal  and  interest  on  the  Underlying   Securities
represented by a Global Security will be made to the Depositary or its nominee, as the case may be, as the registered owner and holder of such Global Security.

         The Underlying Securities Issuer expects that the Depositary, upon receipt of any payment of principal or interest, will immediately credit the accounts of the Participants with such payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in the Global Security as shown in the records of the Depositary. Payments by Participants to owners of beneficial interests in a Global Security held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name," and will be the responsibility of such Participants. The Underlying Securities Issuer and the Underlying Securities Trustee will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a Global Security for any Underlying Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between the Depositary and its Participants or the relationship between such Participants and the owners of beneficial interests in such Global Security owned through such Participants.

         Unless and until it is exchanged in whole or in part for the Underlying Securities in definitive form, a Global Security may not be transferred except as a whole by the Depositary to a nominee of such Depositary, by a nominee of such Depositary to such Depositary or another nominee of such Depositary, or to a successor of the Depositary or its nominee.

         The Underlying Securities represented by a Global Security will be exchangeable for Underlying Securities in definitive form of like tenor as such Global Security in denominations of $1,000 and in any greater amount that is an integral multiple thereof if (i) the Depositary notifies the Underlying Securities Issuer that it is unwilling or unable to continue as Depositary for such Global Security or the Depositary ceases to be a clearing agency registered under the Exchange Act, (ii) the Underlying Securities Issuer executes and delivers to the Trustee an order that such Global Security shall be so transferable, registrable and exchangeable and such transfers shall be registrable or (iii) there shall have occurred and be continuing an Event of Default with respect to the Underlying Securities evidenced by such Global Security. Any Global Security that is exchangeable pursuant to the preceding sentence is exchangeable for Underlying Securities issuable in authorized denominations and registered in such names as the Depositary shall direct and an owner of a beneficial interest in a Global Security will be entitled to physical delivery of such Underlying Securities in definitive form. Subject to the foregoing, a Global Security is not exchangeable except for a Global Security or Global Securities of the same aggregate denominations to be registered in the name of the Depositary or its nominee.

         The  Depositary has advised the  Underlying  Securities  Issuer and the underwriter of the Debt Securities as follows: The Depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary was created to hold securities of Participants and to facilitate the clearance and settlement of securities transactions among the Participants, thereby eliminating the need for physical delivery of securities and certificates. Participants include securities brokers and dealers (including the underwriters of the Debt Securities), banks, trust companies, clearing corporations and certain other organizations, some of which (and/or their representatives) own the Depositary. Access to the Depositary's book-entry system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with Participants, either directly or indirectly ("Indirect Participants"). Persons who are not Participants may beneficially own securities held by the Depositary only through Participants or Indirect Participants. The rules applicable to the Depositary and the
Participants are on file with the Securities and Exchange Commission. The Depositary currently accepts only notes denominated and payable in U.S. dollars.


                      DESCRIPTION OF THE TRUST CERTIFICATES

General

         The Trust Certificates will be denominated and distributions with respect thereto will be payable in U.S. dollars (the "Specified Currency"). The Class A Trust Certificates have an initial aggregate principal amount of $ . The Class B Trust Certificates have a principal amount at maturity of $ .

         The holders of the Class A Trust Certificates will be entitled to receive, on each Distribution Date, commencing March 1, 1998 and ending on the Final Distribution Date, the interest, if any, received on the Underlying Securities, which will represent a return of principal on the Class A Trust Certificates in accordance with the amortization schedule set forth below, and the payment of interest at a rate of 7.54% per annum on the Notional Principal Amount of the Class A Trust Certificates. The Class A Trust Certificates will amortize on each Distribution Date on a level yield basis. The Class A Trust Certificates generally will not be entitled to any allocation of any principal payments received on the Underlying Securities.

         Interest on the Class A Trust Certificates will be calculated on a 360-day year of twelve 30-day months and will accrue from and including the prior Distribution Date (or, in the case of the first Interest Accrual Period, from and including January __, 1998) to but excluding the current Distribution Date.

         On March 1, 2017, the holders of the Class B Trust Certificates will be entitled to a distribution of all of the Underlying Securities held by the Trust as of such date. On or prior to the 60th day preceding March 1, 2017, the Trustee shall request instructions from the registered holders of the Class B Trust Certificates regarding the account or accounts to which transfer of the Underlying Securities should be made, and other information relevant to such transfer.

                AMORTIZATION SCHEDULE--CLASS A TRUST CERTIFICATES



                                                              PRINCIPAL            TOTAL INTEREST             OUTSTANDING
                                 INTEREST PAYABLE           AMORTIZATION           PLUS PRINCIPAL            PRINCIPAL ON
      CLOSING DATE OR            ON DISTRIBUTION           ON DISTRIBUTION           PAYABLE ON             CLOSING DATE OR
     DISTRIBUTION DATE                 DATE                     DATE            DISTRIBUTION DATE          DISTRIBUTION DATE*
     -----------------                 ----                     ----            -----------------          ------------------

January __, 1998  .........                                                                                    $
 __, 1998  ................          $                        $                       $
 __, 1998  ................
 __, 1999  ................
 __, 1999  ................
 __, 2000 .................
 __, 2000 .................
 __, 2001 .................
 __, 2001 .................
 __, 2002 .................
 __, 2002 .................
 __, 2003 .................
 __, 2003 .................
 __, 2004 .................
 __, 2004 .................
 __, 2005 .................
 __, 2005 .................
 __, 2006 .................
 __, 2006 .................
 __, 2007 .................
 __, 2007 .................
 __, 2008 .................
 __, 2008 .................
 __, 2009 .................
 __, 2009 .................
 __, 2010 .................
 __, 2010 .................
 __, 2011 .................
 __, 2011 .................
 __, 2012 .................
 __, 2012 .................
 __, 2013 .................
 __, 2013 .................
 __, 2014 .................
 __, 2014 .................
 __, 2015 .................
 __, 2015 .................
 __, 2016 .................
 __, 2016 .................
 __, 2017 .................

---------------

* Principal amount on Closing Date or at close of business on the Distribution Date.

         The Trust Certificates will be delivered in registered form. The Trust Certificates will be issued, maintained and transferred on the book-entry records of DTC and its Participants in minimum principal amounts of $1,000 and integral multiples thereof. One Trust Certificate of each Class may be issued in an amount other than an integral multiple of the applicable minimum denomination. Each Class of Trust Certificates will each initially be represented by one or more global certificates registered in the name of the nominee of DTC (together with any successor clearing agency selected by the Depositor, the "Clearing Agency") except as provided below. The Depositor has been informed by DTC that DTC's nominee will be Cede. No holder of any such Trust Certificate will be entitled to receive a certificate representing such person's interest, except as set forth below under "--Definitive Trust Certificates". Unless and until Definitive Trust Certificates are issued under the limited circumstances described herein, all references to actions by Trust Certificateholders with respect to any such Trust Certificates shall refer to actions taken by DTC upon instructions from its Participants. See "--Definitive Trust Certificates" below and "Description of Trust Certificates--Global Securities" in the Prospectus.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC will take action permitted to be taken by a Trust Certificateholder under the Trust Agreement only at the direction of one or more Participants to whose DTC account such Trust Certificates are credited. Additionally, DTC will take such actions with respect to specified Voting Rights only at the direction and on behalf of Participants whose holdings of such certificates evidence such specified Voting Rights. DTC may take conflicting actions with respect to Voting Rights, to the extent that Participants whose holdings of Trust Certificates evidence such Voting Rights authorize divergent action.

Definitive Trust Certificates

         Definitive Trust Certificates will be issued to Trust Certificateholders or their nominees, respectively, rather than to DTC or its nominee, only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Clearing Agency with respect to the Trust Certificates and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC.

         Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee is required to notify all Participants of the availability through DTC of Definitive Trust Certificates. Upon surrender by DTC of the definitive certificates representing the Trust Certificates and receipt of instructions for re-registration, the Trustee will reissue such Trust Certificates as Definitive Trust Certificates issued in the respective principal amounts owned by the individual owners of such Trust Certificates, and thereafter the Trustee will recognize the holders of such Definitive Trust Certificates as Trust Certificateholders under the Trust Agreement.

Collections and Distributions

         Collections on the Underlying Securities that are received by the Trustee for a Collection Period pursuant to the collection procedures described herein and in the Prospectus and deposited from time to time into the Trust Certificate Account will be applied by the Trustee on each applicable Distribution Date to the following distributions in the following order of priority, solely to the extent of Available Funds (as defined below) on such Distribution Date:

                  (a) to the Trustee, the Trustee Fee and reimbursement for any Ordinary Expenses, and for Extraordinary Expenses incurred by the Trustee in accordance with the Trust Agreement pursuant to instructions of not less than 100% of the Trust Certificateholders;

                  (b) to the holders of the Class A Trust Certificates, interest at the rate of 7.540% per annum on the principal amount of the Class A Trust Certificates and principal distributable on such Class A Trust Certificates on such Distribution Date;

                  (c) to the holders of the Class A Trust Certificates, if available, any additional interest owed and paid by the Underlying Securities Issuer as a result of delay in the receipt by the Trustee of any payment on the Underlying Securities;

                   (d) to the holders of the Class B Trust Certificates,  on the
         Final   Distribution  Date  only,  a  distribution  of  all  Underlying
         Securities held by the Trust as of such date; and

                   (e)  to  the  extent  there  are   Available   Funds  in  the
         Certificate Account, to any creditors of the Trust in satisfaction of liabilities thereto.

         "Available Funds" for any Distribution Date means the sum of all amounts received on or with respect to the Underlying Securities during the preceding Collection Period, except for amounts received on or with respect to Eligible Investments. In order to reimburse the Trustee for Extraordinary Expenses, however, not less than 100% of the Trust Certificateholders may elect to sell a portion of the Underlying Securities such that the proceeds of such sale would be sufficient to reimburse the Trustee for such Extraordinary Expenses.

         If the Trustee has not received payment on the Underlying Securities on or prior to a Distribution Date, such distribution will be made upon receipt of payment on the Underlying Securities. No additional amounts will accrue on the Trust Certificates or be owed to Trust Certificateholders as a result of any such delay; provided, however, that any additional interest owed and paid by the Underlying Securities Issuer as a result of such delay shall be paid to the Class A Trust Certificateholders. In the event of a payment default on the Underlying Securities, approved Extraordinary Expenses (see "Description of the Trust Agreement--The Trustee" herein) of the Trustee may be reimbursed to the Trustee out of Available Funds before any distributions to Trust Certificateholders are made.

         All amounts received on or with respect to the Underlying Securities, which are not distributed to Trust Certificateholders on the date of receipt, shall be invested by the Trustee in Eligible Investments. Income on such investments will constitute property of the Trust. "Eligible Investments" means, with respect to the Trust Certificates, those investments consistent with the Trust's status as a grantor trust under the Code and acceptable to the Rating Agencies as being consistent with the rating of such Trust Certificates, as specified in the Trust Agreement. Generally, Eligible Investments must be limited to obligations or securities that mature not later than the Business Day prior to the next succeeding Distribution Date.

         There can be no assurance that collections received from the Underlying Securities over a specified period will be sufficient to make all required distributions to the Trust Certificateholders. To the extent Available Funds are insufficient to make any such distributions due to any Class of Trust Certificate, any shortfall will be carried over and will be distributable on the next Distribution Date (if any) on which sufficient funds exist to pay such shortfalls. The Depositor will pay the Ordinary Expenses of the Trustee.

Exchange of Trust Certificates

         On each Distribution Date, or the next succeeding Business Day if such Distribution Date is not a Business Day, Merrill Lynch & Co. or any of its affiliates may, if it holds Class B Trust Certificates of a certain principal amount at maturity and Class A Trust Certificates representing a like outstanding principal amount thereof, notify the Trustee, not less than at least 30 (or such shorter period acceptable to the Trustee) but not more than 45 days prior to such Distribution Date, that it intends to tender such Trust
Certificates to the Trustee on such Distribution Date; provided that such distribution will not be made if either (i) it would cause the Trust or Depositor to fail to satisfy the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940 or (ii) such distribution would affect the characterization of the Trust as a "grantor trust" under the Code. See "Description of the Trust Certificates--Optional Exchange" in the Prospectus. Upon such tender, the Trustee will deliver Deposited Assets having a principal amount equal to the combined principal amounts of the Class A Trust Certificates and Class B Trust Certificates being tendered to such Trust Certificateholder.

Default on Underlying Securities

         If there is a payment default on the Underlying Securities or an acceleration of the maturity of the Underlying Securities, the Trustee will sell the Underlying Securities and allocate the proceeds from the sale of the Underlying Securities between the Class A Trust Certificates and the Class B Trust Certificates in accordance with the Allocation Ratio.

Distributions upon Optional Redemption or Advance of Maturity

         If there is a redemption of the Underlying Securities upon the occurrence of a Tax Event or an optional redemption (see "Description of the Underlying Securities--Advance of Maturity Date or Optional Redemption" herein), the proceeds of such redemption will be allocated between the Class A Trust Certificates and the Class B Trust Certificates in accordance with the Allocation Ratio. If there is an advance of maturity of the Underlying Securities upon the occurrence of a Tax Event (see "Description of the Underlying Securities--Advance of Maturity Date or Optional Redemption" herein), then (i) if the shortened maturity date is on or prior to the Final Distribution Date, the Underlying Securities will be sold and the proceeds from such sale will be allocated between the Class A Trust Certificates and the Class B Trust Certificates in accordance with the Allocation Ratio or (ii) if the shortened maturity date is after the Final Distribution Date, the Trust Certificates will remain outstanding until the Final Distribution Date and the Class B Trust Certificateholders will receive a distribution of the Underlying Securities, as otherwise provided herein.


                                  THE DEPOSITOR

         The Depositor, a Delaware corporation, is an indirect, wholly owned, limited-purpose subsidiary of Merrill Lynch & Co., Inc. The Depositor has not guaranteed and is not otherwise obligated with respect to the Trust Certificates.

         The principal office of the Depositor is located at c/o Merrill Lynch & Co., World Financial Center, New York, New York 10281 (Telephone: (212) 449-1000). See "The Depositor" in the Prospectus.


                       DESCRIPTION OF THE TRUST AGREEMENT

General

         The Trust Certificates will be issued pursuant to the Trust Agreement, a form of the Standard Terms of which is filed as an exhibit to the Registration Statement. A Current Report on Form 8-K relating to the Trust Certificates containing a copy of the Series Supplement as executed will be filed by the Depositor with the Commission following the issuance and sale of the Trust Certificates. The Trust created under the Trust Agreement will consist of (i) the Deposited Assets and (ii) all payments on or collections in respect of the Deposited Assets due after the Cut-off Date. Reference is made to the Prospectus for important information in addition to that set forth herein regarding the Trust, the terms and conditions of the Trust Agreement and the Trust
Certificates. The following summaries of certain provisions of the Trust Agreement do not purport to be complete and are subject to the detailed provisions contained therein, to which reference is hereby made for a full description of such provisions, including the definition of certain terms used herein.

         The discussions in the Prospectus under "Description of the Trust Agreement--Advances in Respect of Delinquencies", "--Certain Matters Regarding the Administrative Agent and the Depositor" (to the extent the discussion relates to the Administrative Agent), "--Administrative Agent Termination Events; Rights upon Administrative Agent Termination Event", and "--Evidence as to Compliance" are not applicable to the Trust Certificates.

The Trustee

         United States Trust Company of New York will act as the Trustee for the Trust Certificates and the Trust pursuant to the Trust Agreement. The Trustee's offices are located at 114 West 47th Street, New York, New York 10036 and its telephone number is (212) 852-1623.

         Pursuant to the Trust Agreement, the Trustee shall receive compensation equal to $2,000 per annum plus the costs of converting to EDGAR format the periodic reports required to be filed for the Trust under the Exchange Act.

         The Trust Agreement will provide that the Trustee may not take any action that, in the Trustee's opinion, would or might cause it to incur Extraordinary Expenses, unless (i) the Trustee is satisfied that it will have adequate security or indemnity in respect of such costs, expenses and liabilities, (ii) the Trustee has been instructed to do so by Trust Certificateholders representing not less than the Required Percentage-Remedies (as defined below) of the aggregate principal amount of outstanding Trust Certificates, and (iii) the Trust Certificateholders have agreed that such costs will be paid by the Trustee (x) from the Trust (in the case of an affirmative vote of 100% of the Trust Certificateholders) or (y) out of the Trustee's own funds (in which case the Trustee can receive reimbursement from the Trust Certificateholders voting in favor of such proposal). Extraordinary Expenses that may be reimbursed to the Trustee from the Trust may be reimbursed out of Available Funds on any Distribution Date before any distributions to Trust Certificateholders on such Distribution Date are made.

Events of Default

         An event of default with respect to the Trust Certificates under the Trust Agreement (an "Event of Default") will consist of (i) a default in the payment of any interest on any Underlying Security after the same becomes due and payable (subject to any applicable grace period); (ii) a default in the payment of the principal of or any installment of principal of any Underlying Security when the same becomes due and payable; and (iii) any other event specified as an event of default in the Indenture.

         The Trust Agreement will provide that, within 30 days after the occurrence of an Event of Default in respect of the Trust Certificates, the Trustee will give notice to the Trust Certificateholders, transmitted by mail, of all such uncured or unwaived Events of Default known to it. However, except in the case of an Event of Default relating to the payment of principal or interest on any of the Underlying Securities, the Trustee will be protected in withholding such notice if in good faith it determines that the withholding of such notice is in the interest of the Trust Certificateholders.

         No Trust Certificateholder will have the right to institute any proceeding with respect to the Trust Agreement, unless (i) such Trust
Certificateholder previously has given to the Trustee written notice of a continuing breach, (ii) Trust Certificateholders evidencing not less than the Required Percentage-Remedies of the aggregate Voting Rights have requested in writing that the Trustee institute such proceeding in its own name as Trustee,
(iii) such Trust Certificateholder or Trust Certificateholders have offered the Trustee reasonable indemnity, (iv) the Trustee has for 15 days failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to the Trustee during such 15-day period by Trust Certificateholders evidencing not less than the Required Percentage-Remedies of the aggregate Voting Rights. "Required Percentage-Remedies" shall mean 662/3% of the Voting Rights.

Voting Rights

         At all times, 100% of all Voting Rights will be allocated between the Class A Trust Certificates and the Class B Trust Certificates in accordance with the Allocation Ratio. Within each such Class, Voting Rights shall be allocated among Trust Certificateholders in proportion to the then outstanding principal amounts, or notional amounts, of their respective Trust Certificates. The "Required Percentage-Amendment" of Voting Rights necessary to consent to such modification or amendment shall be 662/3%. Notwithstanding the foregoing, in addition to the other restrictions on modification and amendment, the Trustee will not enter into any amendment or modification of the Trust Agreement which would adversely affect in any material respect the interests of the holders of a Class of Trust Certificates without the consent of the holders of 100% of such Class of Trust Certificates; provided, however, that no such amendment or modification will be permitted which would alter the status of the Trust as a grantor trust under the Code. See "Description of the Trust Agreement--Modification and Waiver" in the Prospectus.

Voting of Underlying Securities, Modification of Trust Agreement

         The Trustee, as holder of the Underlying Securities, has the right to vote and give consents and waivers in respect of such Underlying Securities as permitted by DTC and except as otherwise limited by the Trust Agreement. If the Trustee receives a request from DTC, the Underlying Securities Trustee or the Underlying Securities Issuer for its consent to any amendment, modification or waiver of the Underlying Securities, the Indenture or any other document thereunder or relating thereto, or receives any other solicitation for any action with respect to the Underlying Securities, the Trustee shall mail a notice of such proposed amendment, modification, waiver or solicitation to each Trust Certificateholder of record as of such date. The Trustee shall request instructions from the Trust Certificateholders as to whether or not to consent to or vote to accept such amendment, modification, waiver or solicitation. The Trustee shall consent or vote, or refrain from consenting or voting, in the same proportion (based on the relative outstanding principal balances of the Trust Certificates) as the Trust Certificates of the Trust were actually voted or not voted by the Trust Certificateholders thereof as of a date determined by the Trustee prior to the date on which such consent or vote is required, after weighing the votes of the Class A Trust Certificateholders and the votes of the Class B Trust Certificateholders according to the Allocation Ratio; provided, however, that, notwithstanding anything to the contrary, the Trustee shall at no time vote or consent to any matter (i) unless such vote or consent would not (based on an Opinion of Counsel) alter the status of the Trust as a grantor trust under the Code, (ii) that would alter the timing or amount of any payment on the Underlying Securities, including, without limitation, any demand to accelerate the Underlying Securities, except in the event of an Underlying
Security event of default or an event which with the passage of time would become an Underlying Security event of default and with the unanimous consent of all outstanding Class A and Class B Trust Certificateholders, or (iii) that would result in the exchange or substitution of any of the outstanding Underlying Securities pursuant to a plan for the refunding or refinancing of such Underlying Securities except in the event of a default under the Indenture and only with the consent of Trust Certificateholders representing 100% of the outstanding Class A and Class B Trust Certificates. The Trustee shall have no liability for any failure to act resulting from Trust Certificateholders' late return of, or failure to return, directions requested by the Trustee from the Trust Certificateholders.

         If an offer is made by the Underlying Securities Issuer to issue new obligations in exchange and substitution for any of the Underlying Securities, pursuant to a plan for the refunding or refinancing of the outstanding Underlying Securities or any other offer is made for the Underlying Securities, the Trustee shall notify the Class A and Class B Trust Certificateholders of such offer as promptly as practicable. The Trustee must reject any such offer unless the Trustee is directed by the affirmative vote of all of the holders of the Class A and Class B Trust Certificates to accept such offer and the Trustee has received the tax opinion described above.

         If an event of default under the Indenture occurs and is continuing and if directed by all of the outstanding Class A and Class B Trust Certificateholders, the Trustee shall vote the Underlying Securities in favor of directing, or take such other action as may be appropriate to direct, the Underlying Securities Trustee to declare the unpaid principal amount of the Underlying Securities and any accrued and unpaid interest thereon to be due and payable. In connection with a vote concerning whether to declare the acceleration of the Underlying Securities, the interests of the Trust Certificateholders may differ from each other and from those of other holders of outstanding Debt Securities issued by the Underlying Securities Issuer.

Termination of The Trust

         The Trust shall terminate upon the earliest to occur of (i) the payment in full at maturity or sale of the Underlying Securities by the Trust after a payment default on or an acceleration or other early payment of the Underlying Securities, and the distribution in full of all amounts due to the Class A and Class B Trust Certificateholders and (iii) the Final Distribution Date. See "Description of the Trust Agreement--Termination" in the Prospectus.


                         FEDERAL INCOME TAX CONSEQUENCES

General

         The following is a general discussion of certain of the material Federal income tax consequences of the purchase, ownership and disposition of the Trust Certificates by an initial holder of Trust Certificates.

         This  summary is based upon laws,  regulations,  rulings and  decisions currently in effect, all of which are subject to change, possibly on a retroactive basis. The discussion does not deal with all Federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. In addition, this summary is generally limited to investors who will hold the Trust Certificates as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code, and who do not hold their Trust Certificates as part of a "straddle", a "hedge" or a "conversion transaction". Furthermore, no authority exists concerning the tax treatment of some aspects of the Trust Certificates, and there can be no assurance that the Treasury Department will not issue regulations under Section 1286 of the Code which would modify the treatment described below. Accordingly, the way Trust Certificates are ultimately treated under the Code may differ substantially from that described below. Investors should consult their own tax advisors to determine the Federal, state, local and other tax consequences of the purchase, ownership and disposition of the Trust Certificates.

Tax Status of Trust

         In the opinion of Shearman & Sterling, special Federal income tax counsel to the Depositor, assuming that the Underlying Securities constitute indebtedness for Federal income tax purposes, the Trust will be classified as a grantor trust and not as an association (or publicly traded partnership) taxable as a corporation under the Code. Accordingly, each Trust Certificateholder will be subject to Federal income taxation as if it owned directly the portion of the Underlying Securities allocable to such Trust Certificates and as if it paid directly its share of reasonable expenses paid by the Trust.

Income of Trust Certificateholders

         In General. Assuming that the Underlying Securities constitute indebtedness for Federal income tax purposes, the Trust Certificates represent ownership of newly issued debt instruments under Section 1286 of the Code. The Class B Trust Certificates will be treated as an interest in a newly issued debt instrument issued with OID.

         The Trust intends to take the position that the Class A Trust Certificates represent interests in a newly issued self-amortizing debt instrument having a principal amount generally equal to the purchase price of the Class A Trust Certificates and maturing on the Final Distribution Date. Under this approach, payments made on the Class A Trust Certificates on each Distribution Date will partially represent a return of principal and partially represent interest, as calculated based upon the Trust Certificate's yield to maturity. Trust Certificateholders that report income under the cash method of accounting would include in income upon receipt that portion of the payment representing interest. The Internal Revenue Service could take the position, however, that the Class A Trust Certificates represent a newly issued debt issued with OID.

         In the case of a Trust Certificate that represents ownership of a debt instrument issued with OID, the amount of the OID is equal to the excess of: (i) the stated redemption price (generally all payments made with respect to the Underlying Securities on that Trust Certificate); over (ii) the purchase price of the Trust Certificate (less accrued interest). The holder of such a Trust Certificate, whether using the cash or accrual method of accounting, generally will be required to include OID in income in advance of the receipt of some or all of the related cash payments. The amount of OID allocable to any accrual period is an amount equal to the product of the instrument's adjusted issued price at the beginning of the accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period). The adjusted issue price at the beginning of any accrual period is equal to the purchase price, increased by the accrual OID for each prior accrual period and reduced by the amount of any cash payments.

         Modification or Exchange of Underlying Securities. Depending upon the circumstances, it is possible that a modification of the terms of the Underlying Securities, including advancing their maturity date following a Tax Event, or a substitution of other assets for the Underlying Securities following a default on the Underlying Securities or following a Tax Event, would be a taxable event to Trust Certificateholders on which they would recognize gain or loss. Moreover, if the Underlying Securities Issuer deposits cash or U.S. Government Obligations in order to discharge its liabilities relating to the Underlying Securities, such deposits are likely to constitute a taxable event to Trust Certificateholders.

Deductibility of Trust's Fees and Expenses

         In computing its Federal income tax liability, a Trust Certificateholder will be entitled to deduct, consistent with its method of accounting, its share of reasonable administrative fees, trustee fees and other fees paid or incurred by the Trust as provided in Section 162 or 212 of the Code. If a Trust Certificateholder is an individual, estate or trust, the deduction for his share of fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

Purchase and Sale of a Trust Certificate

         A Trust Certificateholder's tax basis in a Trust Certificate generally will equal the cost of such Trust Certificate (A) increased by any amounts of OID and (B) reduced by any payments of "principal", in the case of a Trust Certificate representing ownership of a debt instrument issued without OID, or reduced by any payments included in the stated redemption price, in the case of a Trust Certificate representing ownership of a debt instrument issued with OID.

         If a Trust Certificate or Underlying Security is sold, gain or loss will be recognized equal to the difference between the proceeds of sale allocable to the Trust Certificateholder and the Trust Certificateholder's adjusted basis in its Trust Certificate. Any gain or loss will be a capital gain or loss if the Trust Certificate was held as a capital asset.

Distributions on Class B Trust Certificates

         The distribution of the Underlying Securities to the Class B Trust Certificateholders on the Final Distribution Date should not constitute a taxable transaction to the recipients. Similarly, a redemption by the Trust of Trust Certificates in exchange for the Underlying Securities upon the tender by a Trust Certificateholder of Class B Trust Certificates of a certain principal amount and Class A Trust Certificates representing a like percentage of the outstanding principal amount thereof should not constitute a taxable transaction to the Trust Certificateholder.

Backup Withholding

         Payments made on the Trust Certificates and proceeds from the sale of the Trust Certificates will not be subject to a "backup" withholding tax of 31% unless, in general, the Trust Certificateholder fails to comply with certain reporting procedures and is not an exempt recipient under applicable provisions of the Code.

Foreign Trust Certificateholders

         To the extent that amounts paid to Trust Certificateholders that are not United States Persons ("Foreign Trust Certificateholders") are treated as interest with respect to Underlying Securities originated after July 18, 1984, such amounts generally will not be subject to the annual 30% withholding tax, provided that such Foreign Trust Certificateholder fulfills certain certification requirements. Under such requirements, the holder must certify, under penalties of perjury, that it is not a United States Person and provide its name and address.

         A "United States Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any State (other than a partnership that is not treated as a U.S. Person under any applicable Treasury regulations), an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States Persons prior to such date, that elect to continue to be treated as United States Persons, also will be United States Persons.

Information Reporting

         The Trustee will furnish or make available, within a reasonable time after the end of each calendar year, to each Trust Certificateholder, such information as the Trustee deems necessary or desirable to assist Trust Certificateholders in preparing their federal income tax returns, or to enable Trust Certificateholders to make such information available to beneficial owners or other financial intermediaries for which such Trust Certificateholders hold such Trust Certificates as nominees.

New Withholding Regulations

         The Treasury Department has issued new regulations which make certain modifications to the withholding, backup withholding and information reporting rules. The new regulations generally are effective for payments made after December 31, 1998. Investors should consult their tax advisors regarding such regulations.


                              ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on (a) an employee benefit plan (as defined in Section 3(3) of ERISA), (b) a plan described in Section 4975(e)(1) of the Code or (c) any entity whose underlying assets include Plan Assets by reason of any such plan's investment in the entity (each, a "Plan").

         In accordance with ERISA's general fiduciary standards, before investing in a Trust Certificate, a Plan fiduciary should determine whether such an investment is permitted under the governing Plan instruments and appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. Other provisions of ERISA and the Code prohibit certain transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan ("Parties in Interest" within the meaning of ERISA or "Disqualified Persons" within the meaning of the Code). Thus, a Plan fiduciary considering an investment in Trust Certificates should also consider whether such an investment might constitute or give rise to a non-exempt prohibited transaction under ERISA or the Code.

         Under a "look-through rule" set forth in Section 2510.3-101 of the United States Department of Labor regulations, a Plan's assets may include an interest in the underlying assets of an entity (such as a trust) for certain purposes under ERISA if the Plan acquires an equity interest in such entity. Thus, unless an exception to the look-through rule applies, an investment in Trust Certificates by a Plan might result in the assets of the Trust being deemed to constitute Plan Assets, which in turn might mean that certain aspects of such investment, including the operation of the Trust, might be subject to the prohibited transaction provisions under ERISA and the Code.

         If the assets of the Trust were deemed to be Plan Assets, transactions involving the Depositor, Underwriter, Trustee, Underlying Securities Trustee and the Underlying Securities Issuer might constitute prohibited transactions with respect to a Plan holding a Trust Certificate unless (i) one or more prohibited transaction exemptions ("PTEs") applies or (ii) in the case of the Underlying Securities Issuer, it is not a Disqualified Person or party in interest with respect to such Plan. Plans maintained or contributed to by the Depositor, Underwriter, Trustee, Underlying Securities Trustee and the Underlying Securities Issuer, or any of their affiliates, should not acquire or hold any Trust Certificate.

         If the Trust is deemed to hold Plan Assets, the Underlying Securities would appear to be an indirect loan between the Underlying Securities Issuer and any Plan owning Trust Certificates; however, such loan, by itself, would not constitute a prohibited transaction unless the Underlying Securities Issuer is a party in interest or Disqualified Person with respect to such Plan.

         The Underwriter is a broker-dealer registered under the Exchange Act, and customarily purchases and sells securities for its own account in the ordinary course of its business as a broker-dealer. Accordingly, the sale of Trust Certificates by the Underwriter to Plans may be exempt under PTE 75-1 if the following conditions are satisfied: (i) the Underwriter is not a fiduciary with respect to the Plan and is a party in interest or Disqualified Person solely by reason of Section 3(14)(B) of ERISA or Section 4975(e)(2)(B) of the Code or a relationship to a person described in such Sections, (ii) the transaction is at least as favorable to the Plan as an arm's-length transaction with an unrelated party and is not a prohibited transaction within the meaning of Section 503(b) of the Code, and (iii) the Plan maintains for at least six years such records as are necessary to determine whether the conditions of PTE 75-1 have been met.

         The custodial and other services rendered by the Trustee, and Underlying Securities Trustee might be exempt pursuant to Section 408(b)(2) of ERISA and Section 4975(d)(2) of the Code, which exempt services necessary for the establishment or operation of a Plan under a reasonable contract or arrangement and for which no more than reasonable compensation is paid. An arrangement would not be treated as reasonable unless it can be terminated upon reasonably short notice under the circumstances without penalty. The Trustee may be terminated upon 60 days' prior notice and the approval of Trust Certificateholders owning more than 662/3% of the aggregate beneficial interest of Trust Certificates. The Depositor believes the compensation of the Trustee and is reasonable under the circumstances. The statutory exemption for services noted above does not provide exemptive relief from prohibited transactions described in Section 406(b) of ERISA or Section 4975(c)(1)(E) or (F) of the Code. In that regard, a fiduciary with respect to a Plan should consider whether a sale of the Underlying Securities to Merrill Lynch & Co. or its affiliates might constitute a non-exempt prohibited transaction, notwithstanding the sale procedure to accept the highest bid submitted and the certification of the highest bid and identity of bidders to the Trustee. The Trustee shall, prior to any sale of Underlying Securities to Merrill Lynch & Co. or any of its affiliates, certify that any such purchaser submitted the highest of at least three bids and shall identify the other bidders.

         Other prohibited transaction exemptions could apply to the acquisition and holding of Trust Certificates by Plans, and the operation of the Trust, including, but not limited to: PTE 84-14 (an exemption for certain transaction determined by an independent qualified professional asset manager), PTE 91-38 (an exemption for certain transactions involving bank collective investment funds), PTE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts) or PTE 95-60 (an exemption for certain transactions involving insurance company general accounts).

         By acquiring and holding a Trust Certificate, a Plan shall be deemed to have represented and warranted to the Depositor, Trustee, and Underwriter that such acquisition and holding of a Trust Certificate does not involve a non-exempt prohibited transaction with respect to such Plan, including with respect to the activities of the Trust.


                                  UNDERWRITING

         Subject to the terms and conditions set forth in the Underwriting Agreement, dated as of January __, 1998 (the "Underwriting Agreement"), the Depositor has agreed to sell to Merrill Lynch & Co., and Merrill Lynch & Co. has agreed to purchase, all of the Trust Certificates. The Underwriter proposes to offer the Trust Certificates directly to the public at the offering price set forth on the cover page of this Prospectus Supplement.

         There is currently no public market for the Trust Certificates, and the Trust Certificates will not be listed on any securities exchange or on any inter-dealer quotation system. Following the completion of the offering of the Trust Certificates, Merrill Lynch & Co. presently intends to make a market in the Trust Certificates as permitted by applicable laws and regulations; however, it is not obligated to do so and any such market-making may be discountinued at any time without notice at its sole discretion. Accordingly, there can be no assurance as to whether an active public market for the Trust Certificates will develop or, if a public market does develop, as to the liquidity of the trading market for the Trust Certificates. If an active public market does not develop, the market price and liquidity for the Trust Certificates may be adversely affected. See "Risk Factors--Limited Liquidity".

         The Underwriter has from time to time provided investment banking and other financial services to the Underlying Securities Issuer and expects in the future to provide such services, for which it has received and will receive customary fees and commissions.

         The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments the Underwriter may be required to make in respect thereof.


                       VALIDITY OF THE TRUST CERTIFICATES

         The validity of the Trust Certificates will be passed upon for the Depositor and the Underwriter by Shearman & Sterling, New York, New York.


                                     RATINGS

         It is a condition to the issuance of the Trust Certificates that the Trust Certificates have ratings assigned by Moody's and by S&P, equivalent to the ratings of the Underlying Securities, which, as of the date of this Prospectus Supplement, were "A2" by Moody's and "A" by S&P.

         The rating of the Trust Certificates by Moody's addresses the likelihood of the ultimate payment of principal of and interest on the Trust Certificates or any Underlying Securities distributed in respect thereof. The rating of the Trust Certificates by S&P addresses the likelihood of timely receipt of interest on the Class A Trust Certificates or any Underlying Securities distributed in respect of the Class B Trust Certificates and ultimate receipt of principal on any Underlying Securities distributed in respect of the Class B Trust Certificates. The ratings address the likelihood of the receipt by Trust Certificateholders of payments required under the Trust Agreement, and are based primarily on the credit quality of the Underlying Securities. The rating on the Trust Certificates does not, however, constitute a statement regarding the occurrence or frequency of redemptions or prepayments on, or extensions of the maturity of, the Underlying Securities, and the corresponding effect on yield to investors.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. Each security rating should be evaluated independently of similar ratings on different securities.

         The Depositor has not requested a rating on the Trust Certificates by any rating agency other than Moody's and S&P. However, there can be no assurance as to whether any other rating agency will rate the Trust Certificates, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Trust Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Trust Certificates by Moody's and S&P.

PROSPECTUS
                       PUBLIC STEERS(R) TRUST CERTIFICATES
                              (ISSUABLE IN SERIES)

                          Merrill Lynch Depositor, Inc.
                                    DEPOSITOR

         The Public STEERS(R) Trust Certificates (the "Trust Certificates") offered hereby and by supplements (each, a "Prospectus Supplement") to this Prospectus will be offered from time to time in one or more series (each, a "Series") and in one or more classes within each such Series (each, a "Class"), denominated in U.S. dollars or in one or more other currencies or composite currencies. Trust Certificates of each respective Series will be offered in amounts, at prices and on terms to be determined at the time of sale as described in the Prospectus Supplement accompanying this Prospectus. Each Series of Trust Certificates will represent in the aggregate the entire beneficial ownership interest in a publicly traded debt, or other eligible, security or a pool of such securities (the "Underlying Securities"), together with certain other assets, if applicable, described herein or in the applicable Prospectus Supplement (such assets, together with the Underlying Securities, the "Deposited Assets, to be deposited in a trust (the "Trust") for the benefit of holders of Trust Certificates of such Series ("Trust Certificateholders") by Merrill Lynch Depositor, Inc., a Delaware corporation that is an indirect, wholly owned, limited-purpose subsidiary of Merrill Lynch & Co., Inc. (the "Depositor), pursuant to the Standard Terms for Trust Agreements (the "Standard Terms") and a supplement thereto (the "Series Supplement") with respect to a Series (collectively, the "Trust Agreement") between the Depositor and the trustee (the "Trustee") named in the applicable Prospectus Supplement. If so specified in the applicable Prospectus Supplement, the Trust for a Series of Trust Certificates may also include, or the Trust Certificateholders of such Trust Certificates may have the benefit of, any combination of insurance policies, letters of credit, Reserve Accounts (as defined below) and other types of rights or assets designed to support or ensure the servicing and distribution of amounts due in respect of the Deposited Assets (collectively, "Credit Support"). The Underlying Securities will represent debt securities issued by the Government of the United States of America ("Government Securities") or senior or subordinated publicly-traded debt obligations of one or more corporations, general or limited partnerships, preferred securities of trusts organized by such issuers to issue certain trust-originated preferred securities, in each case organized under the laws of the United States of America or any state thereof (each, an "Underlying Securities Issuer"). As a condition to the deposit into a Trust of Underlying Securities (other than Government Securities) constituting 10% or more of the total Underlying Securities with respect to the related Series of Trust Certificates ("Concentrated Underlying Securities"), as of the date of the issuance of such Series, the issuer of such Underlying Securities will be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith will file reports and other information with the Securities and Exchange Commission (the "Commission"). See "Description of Deposited Assets--Underlying Securities Issuer". Except for Government Securities, the Underlying Securities will be purchased in the secondary market; they will not be acquired from the issuer thereof. No such issuer will participate in the offering of the Trust Certificates, nor will such issuer receive any of the proceeds from the sale of the Underlying Securities to the Depositor or from the issuance of the Trust Certificates. See "Description Deposited Assets--General". Except as otherwise provided herein and in the applicable Prospectus Supplement, the Depositor's only obligations with respect to each Series of Trust Certificates will be to assign and deliver the Deposited Assets and certain related documents to the applicable Trustee and, in certain cases, to arrange for Credit Support, if any. An administrative agent (the "Administrative Agent"), if any is named in the applicable Prospectus Supplement with respect to a Series of Trust Certificates, may assume certain contractual administrative obligations of the Trustee, to the extent provided in the applicable Prospectus Supplement, including certain cash advances in the event of payment delinquencies on the Deposited Assets. See "Description of the Trust Agreement--Advances in Respect of Delinquencies". The Trust Certificates of each Series will not represent an obligation of or interest in the Depositor or Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch & Co.") or any of their affiliates. Neither the Trust Certificates nor the Deposited Assets will be guaranteed or insured by the Depositor or Merrill Lynch & Co. or their affiliates.

         Application will be made to list certain Series of Trust Certificates on the New York Stock Exchange ("NYSE"). At the time of issue, each Series of Trust Certificates offered hereby will be rated in one of the investment grade categories recognized by one or more nationally recognized rating agencies. There can be no assurance that an active public market for any Series of Trust Certificates will develop or, if a public market develops, as to the liquidity of the trading market for such Trust Certificates. Unless otherwise specified in the applicable Prospectus Supplement, each Series of Trust Certificates initially will be represented by one or more global securities (each, a "Global Security") registered in the name of Cede & Co. ("Cede"), as nominee of The Depository Trust Company (the "Depositary" or "DTC"). The interests of beneficial owners of such Trust Certificates will be represented by book entries on the records of participating members of DTC. Definitive certificates in registered form without coupons will be available only under the limited circumstances described herein under the heading "Description of the Trust Certificates--Global Securities".

       PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH HEREIN
                   UNDER "RISK FACTORS", BEGINNING ON PAGE 7.

                               ------------------


  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                   THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

                               ------------------


         The Trust Certificates may be offered and sold to or through underwriters, dealers or agents or directly to purchasers, as more fully described under "Plan of Distribution" and in the applicable Prospectus Supplement. This Prospectus may not be used to consummate sales of Trust Certificates offered hereby unless accompanied by a Prospectus Supplement.

                               ------------------

                               MERRILL LYNCH & CO.

                               ------------------

               The date of this Prospectus is September 18, 1997.

                              PROSPECTUS SUPPLEMENT

         The Prospectus Supplement relating to a Series of Trust Certificates to be offered hereby will set forth with respect to such Series: (a) the specific designation and aggregate principal amount thereof; (b) the currency or currencies in which the principal, premium, if any, and any interest are distributable (the "Specified Currency"), (c) a description of the material terms of the Deposited Assets, including the Underlying Securities, and Credit Support, if any; (d) the number of Classes and, with respect to each such Class, its designation, aggregate principal amount or, if applicable, Notional Amount (as defined below), and the minimum denomination of the Trust Certificates; (e) the relative rights and priorities of each Series or Class (including the type, characteristics and specifications of the Deposited Assets and Credit Support, if any, for such Series or Class); (f) the identity of each issuer of the Underlying Securities and each obligor with respect to any of the other Deposited Assets; (g) the name of the Trustee and the Administrative Agent, if any; (h) the Trust Certificate Rate (as defined below) or the applicable method of calculation thereof; (i) the date of distribution (each, a "Distribution Date") of any interest, premium (if any) and/or principal; (j) the date of issue; (k) the final scheduled Distribution Date (the "Final Scheduled Distribution Date"), if applicable; (l) the offering price or prices; (m) remedies upon the occurrence of a payment default on the Underlying Securities;
(n) applicable Required Percentages and Voting Rights (as defined below) with regard to certain actions by the Depositor or the Trustee under the Trust Agreement or with regard to the applicable Trust; and (o) any other material terms of the Trust Certificates (including terms relating to the rights of the Trust or any third party to redeem or purchase such Trust Certificates prior to the Final Scheduled Distribution Date). See "Description of the Trust Certificates--General" for a listing of other terms that may be specified in the applicable Prospectus Supplement.


                              AVAILABLE INFORMATION

         The Depositor has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (together with all amendments and exhibits, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the Trust Certificates. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement. The Depositor will be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith will file reports and other information with the Commission. Such reports and other information concerning the Depositor may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission:
New York Regional Office, Room 1100, 7 World Trade Center, New York, New York 10048 and Chicago Regional Office, Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549, at prescribed rates. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         All documents filed by the Depositor pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Trust Certificates shall be deemed to be incorporated by reference in this Prospectus. Such documents may include, without limitation, Annual Reports on Form 10-K and Current Reports on Form 8-K. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. The Depositor will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to Merrill Lynch Depositor, Inc.,
c/o World Financial Center, New York, New York 10281, Attention: Secretary. Telephone requests for such copies should be directed to Merrill Lynch Depositor, Inc. at 212-449-1000.


                       REPORTS TO TRUST CERTIFICATEHOLDERS

         Except as otherwise specified in the applicable Prospectus Supplement, unless and until definitive Trust Certificates (as defined below) are issued, unaudited reports containing information concerning the related Trust will be prepared annually by the related Trustee and sent on behalf of the related Trust only to Cede, as nominee of DTC and registered holder of the Trust Certificates. If Definitive Trust Certificates are issued, such reports will be prepared by the related Trustee and sent on behalf of the related Trust directly to the Trust Certificateholders in accordance with the Trust Agreement. See "Description of the Trust Certificates--Global Securities" and "Description of the Trust Agreement--Reports to Trust Certificateholders; Notices". Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Depositor, on behalf of each Trust, will cause to be filed with the Commission such periodic reports as are required under the Exchange Act. The Depositor does not intend to send any financial reports to Trust Certificateholders.

         References herein to "U.S. dollars", "US$", "dollar" or "$" are to the lawful currency of the United States.

         For definitions of certain terms used herein, refer to "Index of Defined Terms", beginning on page I-1.

                               PROSPECTUS SUMMARY

         The following summary does not purport to be complete and is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus. Certain capitalized terms used herein are defined elsewhere in this Prospectus. See "Index to Defined Terms".


SECURITIES OFFERED..........................  STEERS(R)Trust Certificates, to be
                                              offered from time to time in one
                                              or more Series and in one or more
                                              Classes within each such Series,
                                              will be denominated in U.S.
                                              dollars or in one or more other
                                              currencies or composite
                                              currencies. Trust Certificates of
                                              each respective Series will be
                                              offered in amounts, at prices and
                                              on terms to be determined at the
                                              time of sale as described in the
                                              applicable Prospectus Supplement.
                                              For a description of the kinds of
                                              terms which will be set forth in
                                              the applicable Prospectus
                                              Supplement, see "Description of
                                              the Trust Certificates--General".


DEPOSITED
  ASSETS..................................    Each Series of Trust Certificates
                                              will represent in the aggregate
                                              the entire beneficial ownership
                                              interest in the Underlying
                                              Securities, together with certain
                                              other assets, if applicable. Such
                                              other assets may include cash,
                                              cash equivalents, guarantees,
                                              letters of credit, financial
                                              insurance, interest rate,
                                              currency, equity, commodity and
                                              credit-linked swaps, caps, floors,
                                              collars and options, forward
                                              contracts, structured securities
                                              and other instruments and
                                              transactions that credit enhance,
                                              hedge or otherwise support the
                                              Underlying Securities designed to
                                              assure the servicing or timely
                                              distribution of payments to
                                              holders of the Trust Certificates.
                                              Such assets will be described in
                                              the applicable Prospectus
                                              Supplement See "Description of
                                              Deposited Assets".

UNDERLYING SECURITIES.......................  The Underlying Securities will represent debt securities issued
                                              by the Government of the United
                                              States of America or senior or
                                              subordinated publicly-traded debt
                                              obligations of one or more
                                              corporations, general or limited
                                              partnerships, or preferred
                                              securities of trusts organized by
                                              such issuers to issue certain
                                              trust-originated preferred
                                              securities, in each case organized
                                              under the laws of the United
                                              States of America or any state
                                              thereof. As a condition to the
                                              deposit into a Trust of Underlying
                                              Securities (other than Government
                                              Securities) constituting 10% or
                                              more of the total Underlying
                                              Securities with respect to the
                                              related Series of Certificates
                                              ("Concentrated Underlying
                                              Securities"), as of the date of
                                              the issuance of such Series, the
                                              issuer of such Underlying
                                              Securities will be subject to the
                                              periodic reporting requirements of
                                              the Exchange Act, and in
                                              accordance therewith will file
                                              reports and other information with
                                              the Commission. See "Description
                                              of Deposited Assets--Underlying
                                              Securities Issuer". Except for
                                              Government Securities, the
                                              Underlying Securities will be
                                              purchased in the secondary market;
                                              they will not be acquired from the
                                              issuer thereof. No such issuer
                                              will participate in the offering
                                              of the Certificates, nor will such
                                              issuer receive any of the proceeds
                                              from
                                              the sale of the Underlying
                                              Securities to the Depositor or
                                              from the issuance of the
                                              Certificates. See "Description
                                              Deposited Assets--General".

CREDIT SUPPORT..............................  If so specified in the applicable
                                              Prospectus Supplement, the Trust
                                              for a Series of Trust Certificates
                                              may also include, or the
                                              Certificateholders of such Series
                                              may have the benefit of, any
                                              combination of insurance policies,
                                              letters of credit, Reserve
                                              Accounts, and other types of
                                              rights or assets designated to
                                              support or ensure the servicing
                                              and distribution of amounts due in
                                              respect of the Deposited Assets.
                                              See "Description of the Deposited
                                              Assets--Credit Support".

THE DEPOSITOR...............................  The Depositor, a Delaware
                                              corporation, is an indirect,
                                              wholly owned, limited-purpose
                                              subsidiary of Merrill Lynch & Co.,
                                              Inc. The principal office of the
                                              Depositor is c/o Merrill Lynch &
                                              Co., Inc., World Financial Center,
                                              New York, New York 10281. The
                                              Certificate of Incorporation of
                                              the Depositor provides that the
                                              Depositor may conduct any lawful
                                              activities necessary or incidental
                                              to serving as depositor of one or
                                              more trusts that may issue and
                                              sell Certificates.

THE TRUST...................................  The Depositor will assign and deliver the Deposited Assets for
                                              each Series of Trust Certificates
                                              to the Trustee named in the
                                              applicable Prospectus Supplement,
                                              in its capacity as Trustee, for
                                              the benefit of the Trust
                                              Certificateholders of such Series.
                                              See "Description of the Trust
                                              Agreement--Assignment of Deposited
                                              Assets". The Trustee named in the
                                              applicable Prospectus Supplement
                                              will administer the Deposited
                                              Assets pursuant to the Trust
                                              Agreement and will receive the
                                              Trustee Fee.

FEDERAL INCOME TAX
  CONSEQUENCES..............................  The arrangement pursuant to which the Trust Certificates will be
                                              created and sold and the
                                              Underlying Securities will be
                                              administered will be treated as a
                                              grantor trust under subpart E,
                                              part I of subchapter J of the
                                              Code. Each Trust Certificateholder
                                              will be treated as the owner of a
                                              pro rata undivided interest in the
                                              ordinary income and corpus of the
                                              Underlying Securities in the
                                              grantor trust. See "Federal Income
                                              Tax Consequences".

ERISA CONSIDERATIONS........................  An employee benefit plan subject to the Employee Retirement Income
                                              Security Act of 1974, as amended
                                              ("ERISA"), an individual
                                              retirement account, or an entity
                                              whose underlying assets include
                                              plan assets by reason of a plan's
                                              investment in the entity (each, a
                                              "Plan") may purchase Trust
                                              Certificates provided that either
                                              (a) the offering has been
                                              structured so that participation
                                              by "benefit plan investors" is not
                                              "significant" or so that there are
                                              at least 100 independent
                                              purchasers of the class of Trust
                                              Certificates being offered, or (b)
                                              the Plan can represent that its
                                              purchase of Trust Certificates
                                              would not be prohibited under
                                              ERISA or the Internal Revenue Code
                                              of 1986, as amended (the "Code").
                                              See "ERISA Considerations".

RATINGS  ...................................  At the time of issuance, the
                                              Certificates of a Series (or Class
                                              of such Series) will be rated in
                                              one of the investment grade
                                              categories by one or more
                                              nationally recognized Rating
                                              Agencies. Any rating issued with
                                              respect to a Certificate is not a
                                              recommendation to purchase, sell
                                              or hold a Certificate and there
                                              can be no assurance that the
                                              ratings will remain for any given
                                              period of time or that any rating
                                              will not be revised or withdrawn
                                              by the related Rating Agency. See
                                              "Risk Factors--Ratings of the
                                              Certificates Subject to Change".

LISTING  ...................................  Application may be made to list certain Series of Trust
                                              Certificates on the New York Stock
                                              Exchange.

FORM OF SECURITY............................  Unless otherwise specified in the applicable Prospectus Supplement,
                                              each Series of Trust Certificates
                                              will be initially represented by
                                              one or more Global Securities
                                              registered in the name of Cede as
                                              nominee of the DTC. The interests
                                              of beneficial owners of Trust
                                              Certificates will be represented
                                              by book entries of participating
                                              members of DTC. Definitive
                                              certificates in registered form
                                              without coupons will be available
                                              only under the limited
                                              circumstances described under the
                                              heading "Description of the Trust
                                              Certificates--Global Securities".

                                  RISK FACTORS

         In connection with an investment in the Trust Certificates of any Series, prospective purchasers should consider, among other things, (1) the risk factors set forth below and (2) any additional risk factors set forth in the applicable Prospectus Supplement.

Limited Liquidity

         There can be no assurance that an active public market for any Series (or Class within such Series) of Trust Certificates will develop or, if a public market develops, as to the liquidity of the trading market for such Trust Certificates. Merrill Lynch & Co. has advised the Depositor that it intends to make a market in the Trust Certificates, as permitted by applicable laws and regulations, after the issuance thereof. Merrill Lynch & Co. is not obligated, however, to make a market in the Trust Certificates of any Series or Class within such Series and any such market-making activity may be discontinued at any time without notice at the sole discretion of Merrill Lynch & Co. If an active public market for the Trust Certificates does not develop or continue, the market prices and liquidity of the Trust Certificates may be adversely affected.

Limited Recourse

         The Trust Certificates will not represent a recourse obligation of or interest in the Depositor, any Administrative Agent, Merrill Lynch & Co., the Underlying Securities Issuer or any of their affiliates. Trust Certificates will not be insured or guaranteed by the Depositor, Merrill Lynch & Co. or any of their affiliates. The obligations, if any, of the Depositor with respect to the Trust Certificates of any Series will only be pursuant to certain limited representations and warranties with respect to an Underlying Security or other Deposited Assets, and recourse with respect to the satisfaction of any such obligations will be limited to any recourse for a breach of a corresponding representation or warranty that the Depositor may have against the seller of such Underlying Security or other Deposited Assets to the Depositor. The Depositor does not have, and is not expected in the future to have, any assets with which to satisfy any claims arising from a breach of any representation or warranty.

Limited Assets

         The only material assets expected to be in a Trust are Underlying Securities and any other Deposited Assets corresponding to the related Series (or Class within such Series) of Trust Certificates being offered. The Trust Certificates do not represent obligations of the Depositor, any Administrative Agent, Merrill Lynch & Co. or any of their affiliates and, unless otherwise specified in the applicable Prospectus Supplement, are not insured or guaranteed by the Depositor, any Administrative Agent or Merrill Lynch & Co. Accordingly, Trust Certificateholders' receipt of distributions in respect of the Trust Certificates will depend entirely on the performance of and the Trust's receipt of payments with respect to the Deposited Assets.

Reinvestment Risk; Reduction in Yield to Maturity: Redemption, Repayment or Call Right

         Several factors affect the timing of distributions on any Series (or Class within such Series) of Trust Certificates. In particular, provisions in an Underlying Securities indenture for optional or mandatory redemption or repayment prior to stated maturity, if exercised, will reduce the weighted average life of such Underlying Securities and the related Series (or Class within such Series) of Trust Certificates. A variety of tax, accounting, economic, and other factors will influence whether an Underlying Securities Issuer exercises any right of redemption in respect of its securities. All else remaining equal, if prevailing interest rates are below the interest rates on the related Underlying Securities, the likelihood of redemption would be expected to increase. There can be no assurance that any Underlying Security redeemable at the option of the Underlying Security Issuer will remain outstanding until its stated maturity. In addition, the effective yield to holders of the Trust Certificates of any Series (and Class within such Series) may be affected by certain terms of the Deposited Assets or the manner and priorities of allocations of collections with respect to such Deposited Assets between Classes of a given Series. The applicable Prospectus Supplement will discuss any calls, puts or other redemption options, and certain other terms applicable to such Underlying Securities and any other Deposited Assets.

         If an Underlying Securities Issuer becomes subject to a bankruptcy or similar insolvency proceeding, the timing and amount of payments with respect to the principal of, premium on, if any, and any interest to be distributed in respect of such Trust Certificates may be materially and adversely affected. Several factors influence the performance of issuers that are corporations or other business entities; these factors may affect an Underlying Securities Issuer's ability to satisfy its obligations with respect to the Underlying Securities, including the Underlying Securities Issuer's operating and financial condition, its capital structure and other economic, geographic, legal and social factors.

         Certain Series of Trust Certificates may be subject to a Call Right (as defined below) by Merrill Lynch & Co., the Depositor or others, as specified in the applicable Supplement. See "Description of the Trust Certificates--Call Right". There is no assurance that an investment in the Trust Certificates of a Callable Series (as defined below) may be held to maturity. In particular, if a Call Right is exercised by the holder thereof, the investment represented by the Trust Certificates will have a shorter maturity than if such right were not exercised. The likelihood that Call Right will be exercised increases as interest rates generally prevailing in the market for debt securities fall relative to those in effect on the Original Issue Date (as defined below). Any such reduction in interest rates would increase the value of the Underlying Securities, making the exercise of a Call Right more likely. Given a reduction in interest rates, the interest rates at which proceeds received by Trust Certificateholders from the exercise of a Call Right may be reinvested may be lower than the return that would have been earned over the remaining life of the Trust Certificates if those Trust Certificates had not been called.

         The extent to which the yield to maturity of such Trust Certificates may vary from the anticipated yield due to the rate and timing of payments on the Deposited Assets will also depend upon the degree to which they are purchased at a discount or premium and the degree to which the timing of payments thereon is sensitive to the rate and timing of payments on the Deposited Assets.

         To the extent that the Trust Certificate Rate for a Series is based on variable or adjustable interest rates, variations in the interest rates applicable to, and the corresponding payments in respect of, such Trust Certificates, will affect the yield to maturity of such Series. There may be disproportionate principal payments (whether resulting from differences in amortization schedules, payments due on scheduled maturity or upon early redemption) on Trust Certificates backed by a pool of Underlying Securities having interest rates higher or lower than the then applicable Trust Certificate Rate, which may adversely affect the yield on such Series of Trust Certificates.

         The applicable Prospectus Supplement for a Series of Trust Certificates will set forth additional information regarding yield and maturity considerations applicable to such Series and the related Deposited Assets, including the related Underlying Securities.

Currency Risk:  Exchange Rates and Exchange Controls

         An investment in a Trust Certificate having a Specified Currency other than U.S. dollars entails significant risks that are not associated with a similar investment in a U.S. dollar-denominated security. Such risks include, without limitation, the possibility of significant changes in rates of exchange between the U.S. dollar and such Specified Currency and the possibility of the imposition or modification of foreign exchange controls with respect to such Specified Currency. Such risks generally depend on factors over which the Depositor has no control, such as economic and political events and the supply of and demand for the relevant currencies. In recent years, rates of exchange between the U.S. dollar and certain currencies have been highly volatile, and such volatility may be expected in the future. Past fluctuations in any particular exchange rate do not necessarily indicate, however, fluctuations in the rate that may occur during the term of any Trust Certificate. Depreciation of the Specified Currency for a Trust Certificate against the U.S. dollar would decrease the effective yield of such Trust Certificate below its Trust Certificate Rate and, in certain circumstances, could result in a loss to the investor on a U.S. dollar basis.

         Governments have from time to time imposed, and may in the future impose, exchange controls that could affect exchange rates and the availability of a Specified Currency for making distributions in respect of Trust Certificates denominated in such currency. There can be no assurance that exchange controls will not restrict or prohibit distributions of principal, premium or interest in any Specified Currency. Even if there are no actual exchange controls, it is possible that, on a Distribution Date with respect to any particular Trust Certificate, the currency in which amounts then due to be distributed in respect of such Trust Certificate would not be available.


         PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN TRUST CERTIFICATES DENOMINATED IN A CURRENCY OTHER THAN U.S. DOLLARS. SUCH TRUST CERTIFICATES ARE NOT AN APPROPRIATE INVESTMENT FOR PERSONS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS.

Derivatives

         A Trust may include various derivative instruments, including interest rate, currency, securities, commodity and credit swaps, caps, floors, collars and options and structured securities having embedded derivatives (such as structured notes). Swaps involve the exchange with another party of their respective commitments to pay or receive amounts computed by reference to specified fixed or floating interest rates, currency rates, securities prices, yields or returns (including baskets of securities or securities indices) or commodity prices and a notional principal amount (i.e., the reference amount with respect to which such obligations are determined, although no actual exchange of principal occurs except for currency swaps); for example, an exchange of floating rate payments for fixed rate payments. Interim payments are generally netted, with the difference being paid by one party to the other. The purchase of a cap entitles the purchaser, to the extent that a specified rate, price, yield or return exceeds a predetermined level, to receive payments computed by reference to a specified fixed or floating rate, price, yield or return and a notional principal amount from the party selling such cap. The purchase of a floor entitles the purchaser, to the extent that a specified rate, price, yield or return declines below a predetermined level, to receive payments computed by reference to a specified fixed or floating rate, price, yield or return and a notional principal amount from the party selling such floor. Options function in a manner similar to caps and floors, and exist on various underlying securities, such as bonds, equities, currencies and commodities. Options can also be structured as securities such as warrants or can be embedded in securities such as certain commodity or equity-linked bonds with option-like characteristics. Forward contracts involve the purchase and sale of a specified security, commodity, currency or other financial instrument at a specified price and date in the future, and may be settled by physical delivery or cash payment. Credit derivatives involve swap and option contracts designed to assume or lay off credit risk on loans, debt securities or other assets, or in relation to a particular reference entity or country, in return for either swap payments or payment of premium. Credit derivatives may also be embedded in other instruments such as notes or warrants. Credit derivatives give one party to a transaction the right to dispose of or acquire an asset (or group of assets), or the right to receive or make a payment from the other party, upon the occurrence of specified credit events.

         Fluctuations in securities, currency and commodity rates, prices, yields and returns may have a significant effect on the yield to maturity of derivatives or the levels of support that derivatives can provide to a Trust. In addition, derivatives may be limited to covering only certain risks. Continued payments on derivatives may be affected by the financial condition of the counterparties thereto (or, in come instances, the guarantor thereunder). There can be no assurance that counterparties will be able to perform their obligations. Failure by a counterparty (or the related guarantor, if any) to make required payments may result in the delay or failure to make payments on the related securities and risks. In addition, the notional amounts on which payments are made may vary under certain circumstances and may not bear any correlation to principal amounts of the related securities. The terms and risks of the relevant derivatives will be described in the related Prospectus Supplement. Further, the relevant Prospectus Supplement will identify the material terms, the material risks and the counterparty for any derivative instrument in a Trust which is the result of an agreement with such counterparty to the extent that such agreement is material.

Information Concerning Underlying Securities Issuers; Risk of Loss if Public Information Not Available

         A prospective purchaser of Trust Certificates should obtain and evaluate the same information concerning each Underlying Securities Issuer as it would obtain and evaluate if it were investing directly in the Underlying Securities or in other securities issued by the Underlying Securities Issuer. The publicly-available information concerning an Underlying Securities Issuer is important in considering whether to invest in or sell Trust Certificates. To the extent such information ceases to be available, an investor's ability to make an informed decision to purchase or sell Trust Certificates could be impeded. None of the Depositor, the Trustee, Merrill Lynch & Co. or any of their affiliates assumes any responsibility for the continued availability, accuracy or completeness of any information concerning any Underlying Securities Issuer (including, without limitation, investigation as to its financial condition or creditworthiness) or concerning the Underlying Securities (whether or not such information is filed with the Commission) or otherwise considered by a purchaser of the Trust Certificates in making its investment decision in connection therewith; provided that the foregoing shall not apply to any information concerning the Underlying Securities and any Underlying Securities Issuer that is expressly set forth in this Prospectus or an applicable Prospectus Supplement. The issuance of Trust Certificates of any Series should not be construed as an endorsement by the Depositor, Merrill Lynch & Co. or the Trustee of the financial condition or business prospects of any Underlying Securities Issuer.

         If an issuer of Concentrated Underlying Securities ceases to file periodic reports under the Exchange Act, then the Trustee of the relevant Trust will exercise one of the following remedies: (i) sell all of such Concentrated Underlying Securities and distribute the proceeds from such sale to the Trust Certificateholders in accordance with the Allocation Ratio (as defined below) (any such sale will result in a loss to the Trust Certificateholders of the relevant Series if the sale price is less than the purchase price for such Concentrated Underlying Securities), (ii) distribute such Concentrated Underlying Securities in kind to the Trust Certificateholders in accordance with the Allocation Ratio, (iii) elect either (i) or (ii) based upon a majority of votes cast by the affected Trust Certificateholders, or (iv) in the case of an Underlying Securities Issuer who is eligible to use Form S-3 for a primary common stock offering, take no action. The choice of remedies will be set forth for a given Series in the Prospectus Supplement, and the Trustee, Depositor and Trust Certificateholders will have no discretion in this respect.

Ratings of the Trust Certificates Subject to Change

         At the time of issuance, the Trust Certificates of a Series (or each Class of such Series) will be rated in one of the investment grade categories by one or more nationally recognized rating agencies (each, a "Rating Agency"). The Rating Agencies may rate a Series or Class of Trust Certificates on the basis of several factors, including the related Deposited Assets, any Credit Support and the relative priorities of the Trust Certificateholders of such Series or Class to receive collections from, and to assert claims against, the Trust with respect to such Deposited Assets and any Credit Support. The Rating Agencies are solely responsible for selecting the criteria for rating the Trust Certificates.

         Any rating issued with respect to the Trust Certificates is not a recommendation to purchase, sell or hold a security; such ratings do not comment on the market price of the Trust Certificates or their suitability for a particular investor. There can be no assurance that the ratings will remain for any given period of time or that any rating will not be revised or withdrawn entirely by the related Rating Agency if, in its judgment, circumstances (including, without limitation, the rating of the Underlying Securities) so warrant. A revision or withdrawal of such rating may have an adverse effect on the market price of the Trust Certificates.

Global Securities Limit Direct Voting; Pledge of Trust Certificates

         Unless otherwise specified in the applicable Prospectus Supplement, the Trust Certificates of each Series will initially be represented by one or more Global Securities deposited with, or on behalf of, a Depositary (as defined below) and will not be issued as individual definitive Trust Certificates to the purchasers of such Trust Certificates. Consequently, unless and until such individual definitive Trust Certificates of a particular Series are issued, such purchasers will not be recognized as Trust Certificateholders under the Trust Agreement. Until such time, such purchasers will only be able to exercise the rights of Trust Certificateholders indirectly through the Depositary and its respective Participants (as defined below) and, as a result, the ability of any such purchaser to pledge that Trust Certificate to persons or entities that do not participate in the Depositary's system, or otherwise to act with respect to such Trust Certificate, may be limited. See "Description of the Trust Certificates--Global Securities" and any further description contained in the applicable Prospectus Supplement.

Limitation on Remedies Due to Passive Nature of the Trust

         The remedies available to a Trustee of a relevant Trust are predetermined and therefore an investor in the Trust Certificates has less discretion over the exercise of remedies than if such investor directly invested in the Underlying Securities. Each Trust will generally hold the related Deposited Assets to maturity and not dispose of them, regardless of adverse events, financial or otherwise, which may affect any Underlying Securities Issuer or the value of the Deposited Assets. Except as indicated below, a holder will not be able to dispose of or take other actions with respect to any Deposited Assets. Under certain circumstances described in the applicable Prospectus Supplement, the Trustee will (or will at the direction of a specified percentage of Trust Certificateholders of the relevant Series) dispose of, or take certain other actions in respect of, the Deposited Assets. In certain limited circumstances, such as a mandatory redemption of Underlying Securities or the exercise by a third party of the right to purchase Underlying Securities (as described below under "Description of Deposited Assets--Principal Terms of Underlying Securities"), the Trustee may dispose of the Deposited Assets prior to maturity. The applicable Prospectus Supplement will describe the particular circumstances, if any, under which a Deposited Asset may be disposed of prior to maturity.

Amendment of Trust Agreement Without Unanimous Consent

         The Trust Agreement may be amended or otherwise modified with the consent of a percentage of Trust Certificateholders specified in the Prospectus Supplement (which percentage will not be less than a majority). Any such amendment or other modification could have a material adverse effect on those Trust Certificateholders of the relevant Series that do not consent to such amendment or other modification. However, the Trust Agreement will provide that any amendment or other modification that would reduce the amount of, or defer the date of, distributions to Trust Certificateholders of a Series (or Class within such Series) may become effective only with the consent of each affected Trust Certificateholder of that Series (or Class within such Series) and that, if so specified in the applicable Prospectus Supplement, any such amendment or other modification that would result in the reduction or withdrawal of the then current rating assigned to the Trust Certificates of a Series (or Class within such Series) by a Rating Agency would require the consent of a specified higher percentage of Trust Certificateholders of that Series (or Class within such Series).

General Unavailability Of Optional Exchange

         Although the Prospectus Supplement for a Series of Trust Certificates may designate such Series as an Exchangeable Series (as defined below) and may provide that a Trust Certificateholder may exchange Trust Certificates of the Exchangeable Series for a pro rata portion of Deposited Assets of the related Trust, any such Optional Exchange Right will be exercisable only to the extent that the exercise of such right does not affect the Trust's ability to be exempt under Rule 3a-7 under the Investment Company Act of 1940, as amended, and all applicable rules, regulations and interpretations thereunder, and would not affect the characterization of the Trust as a "grantor trust" under the Code. See "Description of the Trust Certificates--Optional Exchange". Accordingly, the Optional Exchange Right described in this Prospectus under the heading "Description of the Trust Certificates--Optional Exchange" and further described in the relevant Prospectus Supplement will be available only to the Depositor and Merrill Lynch & Co. and their respective affiliates and designees. Other Trust Certificateholders will generally not be able to exchange their Trust Certificates of an Exchangeable Series for a pro rata portion of the Deposited Assets of the related Trust. In addition, the exercise of an Optional Exchange Right will decrease the aggregate amount of Trust Certificates of the applicable Exchangeable Series outstanding.

                               ------------------

         The Prospectus Supplement for each Series of Trust Certificates will set forth information regarding additional risk factors, if any, applicable to such Series (and each Class within such Series).

                                  THE DEPOSITOR

         The Depositor, a Delaware corporation, is an indirect, wholly owned, limited-purpose subsidiary of Merrill Lynch & Co., Inc. The principal office of the Depositor is c/o Merrill Lynch & Co., Inc., World Financial Center, New York, New York 10281. The Certificate of Incorporation of the Depositor provides that the Depositor may conduct any lawful activities necessary or incidental to serving as depositor of one or more trusts that may issue and sell Trust Certificates.

                                 USE OF PROCEEDS

         If the related Deposited Assets are to be purchased by the Depositor, the net proceeds to be received from the sale of each Series of Trust Certificates (whether or not offered hereby) for such purchase. In addition, the Depositor will use such net proceeds to arrange certain Credit Support, if any, including, if specified in the applicable Prospectus Supplement, required deposits into any Reserve Account or the applicable Trust Certificate Account (as defined below) for the benefit of the Trust Certificateholders of such Series or Class. The remaining net proceeds, if any, will be used by the Depositor for purposes related to the deposit of Deposited Assets into one or more Trusts and the preparation, distribution and filing by the Depositor of periodic reports and other information, including, but not limited to, the fees and expenses of the Depositor incurred in connection with the ongoing activities of the Trust(s).


                             FORMATION OF THE TRUST

         The Depositor will assign and deliver the Deposited Assets for each Series of Trust Certificates to the Trustee named in the applicable Prospectus Supplement, in its capacity as Trustee, for the benefit of the Trust Certificateholders of such Series. See "Description of the Trust Agreement--Assignment of Deposited Assets". The Trustee named in the applicable Prospectus Supplement will administer the Deposited Assets pursuant to the Trust Agreement and will receive a fee for such services (the "Trustee Fee"). The Trustee or an Administrative Agent, if applicable, will either cause the assignment of the Deposited Assets to be recorded on the books and records of The Depository Trust Company or will obtain an opinion of counsel that no recordation is required to obtain a first priority perfected security interest in such Deposited Assets.

         The Depositor's assignment of the Deposited Assets to the Trustee will be without recourse to the Depositor (except as to certain limited representations and warranties, if any).

         The applicable Prospectus Supplement will set forth the property of each Trust, which may consist of (i) such Deposited Assets, or interests therein, exclusive of any interest in such assets (the "Retained Interest") retained or acquired by the Depositor, or any previous owner thereof or any other person or entity, as from time to time are specified in the Trust Agreement; (ii) such assets as from time to time are identified as deposited in the related Trust Certificate Account; (iii) rights under the agreement or agreements pursuant to which the Trustee has acquired such Deposited Assets;
(iv) those elements of Credit Support, if any, provided with respect to any Series (or Class within such Series) within such Series that are specified as being part of the related Trust in the applicable Prospectus Supplement, as described therein and under "Description of Deposited Assets--Credit Support"; and (v) any cash or other property received upon the sale, exchange, collection or other disposition of any of the foregoing.



                        MATURITY AND YIELD CONSIDERATIONS

         Each Prospectus Supplement will, to the extent applicable, contain information with respect to the types and maturities of the related Underlying Securities and the terms, if any, upon which such Underlying Securities may be subject to early redemption or repayment. Provisions for optional or mandatory redemption or repayment prior to stated maturity, if exercised, will reduce the weighted average life of Underlying Securities and the related Series (or Class within such Series) of Trust Certificates. A variety of tax, accounting, economic, and other factors will influence whether an Underlying Securities Issuer exercises any right of redemption in respect of its securities.

All else remaining equal, if prevailing interest rates are below the interest rates on the related Underlying Securities, the likelihood of redemption would be expected to increase. There can be no assurance that any Underlying Security redeemable at the option of the Underlying Security Issuer will remain outstanding until its stated maturity.

         In addition, the effective yield to holders of the Trust Certificates of any Series (and Class within such Series) may be affected by certain terms of the Deposited Assets or the manner and priorities of allocations of collections with respect to such Deposited Assets between Classes of a given Series.

         As specified in the applicable Prospectus Supplement, each of the Underlying Securities may be subject to acceleration upon the occurrence of certain events of default under the terms of the Underlying Securities. The maturity and yield on the Trust Certificates will be affected by any early repayment of the Underlying Securities as a result of the acceleration of the Underlying Securities by or on behalf of the holders thereof. See "Description of Deposited Assets--Underlying Securities Indenture". If an Underlying Securities Issuer becomes subject to a bankruptcy proceeding, the timing and amount of payments with respect to the principal of, the premium on, if any, and the interest to be distributed in respect of the Trust Certificates may be materially and adversely affected. Several factors influence the performance of issuers that are corporations or other business entities; these factors may affect an Underlying Securities Issuer's ability to satisfy its obligations under the Underlying Securities, including the company's operating and financial condition, leverage, and economic, geographic, legal and social factors.

         The extent to which the yield to maturity of such Trust Certificates may vary from the anticipated yield due to the rate and timing of payments on the Deposited Assets will depend upon the degree to which they are purchased at a discount or premium and the degree to which the timing of payments thereon is sensitive to the rate and timing of payments on the Deposited Assets.

         The yield to maturity of any Series (or Class) of Trust Certificates will also be affected by variations in the interest rates applicable to, and the corresponding payments in respect of, such Trust Certificates, to the extent that the Trust Certificate Rate, if any, for such Series (or Class) is based on variable or adjustable interest rates. With respect to any Series of Trust Certificates representing an interest in a pool of debt, or other eligible, securities, disproportionate principal payments (whether resulting from differences in amortization schedules, payments due on scheduled maturity or upon early redemption) on the related Underlying Securities having interest rates higher or lower than the then applicable Trust Certificate Rates, if any, applicable to such Trust Certificates may affect the yield thereon.

         The Prospectus Supplement for each Series of Trust Certificates will set forth additional information regarding yield and maturity considerations applicable to such Series (and each Class within such Series) and the related Deposited Assets, including the applicable Underlying Securities.


                      DESCRIPTION OF THE TRUST CERTIFICATES

         Each Series (or, if more than one Class exists, the Classes within such Series) of Trust Certificates will be issued pursuant to the Standard Terms and a supplement thereto (the "Series Supplement") between the Depositor and the Trustee named in the applicable Prospectus Supplement; a form of which Trust Agreement is attached as an exhibit to the Registration Statement. The provisions of the Trust Agreement may vary depending upon the terms of both the Trust Certificates to be issued thereunder and the Deposited Assets, the Credit Support, if any, and related Trust. The following summaries describe material provisions of the Trust Agreement which may be applicable to each Series of Trust Certificates. The applicable Prospectus Supplement for a Series of Trust Certificates will describe any material provision of the Trust Agreement that is not described herein or the description of which is materially different from the description herein. The following summaries do not purport to be complete and are subject to the detailed provisions of the form of Trust Agreement to which reference is hereby made for a full description of such provisions, including the definition of certain terms used, and for other information regarding the Trust Certificates. Wherever particular defined terms of the Trust Agreement are referred to, such defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference. As used herein with respect to any Series, the term "Trust Certificate" refers to all the Trust Certificates of that Series (and each Class within such Series), whether or not offered hereby and by the applicable Prospectus Supplement, unless the context otherwise requires.

         A copy of the Series Supplement relating to each Series of Trust Certificates issued from time to time will be filed by the Depositor as an exhibit to a Current Report on Form 8-K, which will be filed with the Commission following the issuance of such Series.

General

         There is no limit on the amount of Trust Certificates that may be issued under the Trust Agreement, and the Trust Agreement will provide that Trust Certificates of the applicable Series may be issued in multiple Classes. The Series (or Classes within such Series) of Trust Certificates to be issued under the Trust Agreement will represent the entire beneficial ownership interest in the Trust for such Series created pursuant to the Trust Agreement and each such Class will be allocated certain relative priorities to receive specified collections from, and a certain percentage ownership interest of the assets deposited in, such Trust, all as identified and described in the applicable Prospectus Supplement. See "Description of Deposited Assets--Collections". Reference is made to the applicable Prospectus Supplement for a description of the following terms of the Series of Trust Certificates in respect of which this Prospectus and such Prospectus Supplement are being delivered:

                  (i)      the title of such Trust Certificates;

                  (ii) the Series of such Trust Certificates and, if applicable, the number and designation of Classes of such Series;

                  (iii) material information concerning the type, characteristics and specifications of the Deposited Assets being deposited into the related Trust by the Depositor (including, with respect to any Underlying Security which at the time of such deposit represents a significant portion of all such Deposited Assets and any related Credit Support, if any, information concerning the material terms of each such Underlying Security, the identity of the issuer thereof and where publicly available information regarding such issuer may be obtained);

                  (iv) the dates on which, or periods during which, such Series of Trust Certificates may be issued (each, an "Original Issue Date") and the offering price thereof;

                  (v) the limit, if any, upon the aggregate principal amount or Notional Amount, as applicable, of each Class thereof;

                  (vi) if applicable, the relative rights and priorities of each such Class (including the method for allocating collections from and defaults or losses on the Deposited Assets to the Trust Certificateholders of each such Class);

                  (vii) whether the Trust Certificates of such Series are Fixed Rate Trust Certificates or Floating Rate Trust Certificates (each, as defined below) and the applicable interest rate (the "Trust Certificate Rate"), or the method of calculation thereof applicable to such Series, if variable (a "Floating Trust Certificate Rate"); the date or dates from which such interest will accrue; the applicable Distribution Dates on which interest, principal and premium, in each case as applicable, on such Series or Class will be distributable and the related Record Dates (as defined below), if any;

                  (viii) the circumstances and conditions under which any of the Depositor, Merrill Lynch & Co. or the Trustee, or their respective designees, may exercise an Optional Exchange Right (to the extent that the exercise of such right does not affect the Trust's ability to be exempt under Rule 3a-7 under the Investment Company Act of 1940, as amended, and all applicable rules, regulations and interpretations thereunder and for treatment of the

                           Trust as a "grantor trust" under the Code) and the periods within which or the dates on which, and the terms and conditions upon which any such Optional Exchange may be exercised, in whole or in part;

                  (ix) the option, if any, of any specified third party (which may include one or more of the Depositor, Merrill Lynch & Co. or their affiliates) to purchase Trust Certificates held by a Trust Certificateholder and the periods within which or the dates on which, and the terms and conditions upon which any such option may be exercised, in whole or in part;


                  (x) the rating of each Series or each Class within such Series offered hereby;

                  (xi) the denominations in which such Series or each Class within such Series will be issuable;

                  (xii) whether the Trust Certificates of any Class within a given Series are to be entitled to (1) principal distributions, with disproportionate, nominal or no interest distributions, or (2) interest distributions, with disproportionate, nominal or no principal distributions ("Strip Trust Certificates"), and the applicable terms thereof;

                  (xiii) the identity of the Depositary (as defined below), if other than the Depository Trust Company, for such Trust Certificates;

                  (xiv) the Specified Currency applicable to the Trust Certificates of such Series or Class for purposes of denominations and distributions on such Series or each Class within such Series and the circumstances and conditions, if any, when such Specified Currency may be changed, at the election of the Depositor or a Trust Certificateholder, and the currency or currencies in which any principal of or any premium or any interest on such Series or Class are to be distributed pursuant to such election;

                  (xv) all applicable Required Percentages and Voting Rights relating to the manner and percentage of votes of Trust Certificateholders of such Series and each Class within such Series required with respect to certain actions by the Depositor or the Trustee under the Trust Agreement or with respect to the applicable Trust;

                  (xvi) remedies upon the occurrence of a payment default on the Underlying Securities on an acceleration of the Underlying Securities; and

                  (xvii) all other material terms of such Series or Class within such Series of Trust Certificates.

         The United States Federal income tax consequences and ERISA consequences relating to any Series or any Class within such Series of Trust Certificates will be described in the applicable Prospectus Supplement. In addition, any special considerations, the specific terms and other information with respect to the issuance of any Series or Class within such Series of Trust Certificates on which the principal of and any premium and interest are distributable in a Specified Currency other than U.S. dollars will be described in the applicable Prospectus Supplement. The U.S. dollar equivalent of the public offering price or purchase price of a Trust Certificate having a Specified Currency other than U.S. dollars will be determined on the basis of the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York for such Specified Currency on the applicable issue date. As specified in the applicable Prospectus Supplement, such determination will be made by the Depositor, the Trustee, the Administrative Agent, if any, or an agent thereof as exchange rate agent for each Series of Trust Certificates. If a noon buying rate is not published for a Specified Currency, the applicable Prospectus Supplement will set forth another source for all exchange rate calculations.

         Transfers of beneficial ownership interests in any Global Security will be effected in accordance with the normal procedures of The Depository Trust Company or any other specified Depositary. If Definitive Trust

Certificates are issued in the limited circumstances described herein, they may be transferred or exchanged for like Trust Certificates of the same Series at the corporate trust office or agency of the applicable Trustee in the City and State of New York, subject to the limitations set forth in the Trust Agreement, without the payment of any service charge, other than any tax or governmental charge payable in connection therewith.



Distributions

         Distributions allocable to principal, premium (if any) and interest on the Trust Certificates of each Series (and each Class within such Series) will be made by or on behalf of the Trustee on each Distribution Date as specified in the applicable Prospectus Supplement, and the amount of each distribution will be determined as of the close of business on the date specified in the applicable Prospectus Supplement (the "Record Date").

         Except as provided in the succeeding paragraph, distributions with respect to Trust Certificates will be made at the corporate trust office or agency of the Trustee specified in the applicable Prospectus Supplement in The City of New York; provided that any such amounts distributable on the Final Scheduled Distribution Date of a Trust Certificate will be distributed only upon surrender of such Trust Certificate at the applicable location set forth above.


         Distributions on Trust Certificates will be made, except as provided below, by check mailed to the Trust Certificateholders listed on the relevant Record Date in the ownership register maintained for that purpose under the Trust Agreement (which, in the case of Global Securities, will be a nominee of the Depositary). A Trust Certificateholder of $10,000,000 or more in aggregate principal amount of Trust Certificates of a given Series, and any holder of a Global Security, shall be entitled to receive such distributions by wire transfer of immediately available funds, but only if appropriate wire transfer instructions have been received in writing by the Trustee for such Series not later than 10 calendar days prior to the applicable Distribution Date.

         "Business Day" with respect to any Trust Certificate means any day other than (i) a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies in the City of New York are authorized or obligated by law, regulation or executive order to close or (ii) a business day, as such term is used in the indenture for the Underlying Securities (the "Indenture").

Interest on the Trust Certificates

         Each Class of Trust Certificates (other than certain Classes of Strip Trust Certificates) of a given Series may have a different Trust Certificate Rate, which may be a fixed or floating Trust Certificate Rate, as described below. In the case of Strip Trust Certificates with a nominal or no Trust Certificate Principal Balance, such distributions of interest will be in an amount described in the applicable Prospectus Supplement. For purposes hereof, "Notional Amount" means the notional principal amount specified in the applicable Prospectus Supplement on which interest on Strip Trust Certificates with a nominal or no Trust Certificate Principal Balance will be made on each Distribution Date. Reference to the Notional Amount of a Class of Strip Trust Certificates herein or in a Prospectus Supplement does not indicate that such Trust Certificates represent the right to receive any distribution in respect of principal in such amount, but rather the term "Notional Amount" is used solely as a basis for calculating the amount of required distributions and determining certain relative Voting Rights, all as specified in the applicable Prospectus Supplement. The Trust Certificate Rate will be described in the applicable Prospectus Supplement and will be based upon the rate of interest received on the Underlying Securities, Credit Support, if any, and any payments payable in respect of the Retained Interest (if any). The Trust Certificate Rate may be either a fixed rate or a floating rate.

         Fixed Rate Trust Certificates. Each Series of Trust Certificates with a fixed Trust Certificate Rate ("Fixed Rate Trust Certificates") will bear interest, on the outstanding Trust Certificate Principal Balance, from its Original Issue Date, or from the last date to which interest has been paid, at the fixed Trust Certificate Rate stated on the face thereof and in the applicable Prospectus Supplement until the principal amount thereof is distributed or made available for repayment (or, in the case of Fixed Rate Trust Certificates with a nominal or no principal amount, until the Notional Amount thereof is reduced to zero), except that, if so specified in the applicable Prospectus Supplement, the Trust Certificate Rate for such Series or any such Class or Classes may be subject to adjustment from time to time in response to designated changes in the rating assigned to such Trust Certificates by one or more Rating Agencies, in accordance with a schedule or otherwise, all as described in such Prospectus Supplement. Unless otherwise set forth in the applicable Prospectus Supplement, interest on each Series or Class of Fixed Rate Trust Certificates will be distributable in arrears on each Distribution Date specified in such Prospectus Supplement. Each such distribution of interest shall include interest accrued through the day specified in the applicable Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, interest on Fixed Rate Trust Certificates will be computed on the basis of a 360-day year of twelve 30-day months.

         Floating Rate Trust Certificates. Each Series of Trust Certificates with a variable Trust Certificate Rate ("Floating Rate Trust Certificates") will bear interest, on the outstanding Trust Certificate Principal Balance, from its Original Issue Date to but excluding the first Interest Reset Date (as defined below) for such Series at the Initial Trust Certificate Rate set forth on the face thereof and in the applicable Prospectus Supplement. Thereafter, the Trust Certificate Rate on such Series for each Interest Reset Period (as defined below) will be determined by reference to an interest rate basis (the "Base Rate"), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any. The Base Rate for any Series of Trust Certificates will, as described in greater detail below, be a fluctuating rate of interest that is publicly available and is established by reference to quotations provided by third parties of the interest rate from time to time prevailing on loans or other extensions of credit in a specified credit market. The "Spread" is the number of basis points (one basis point equals one one-hundredth of a percentage point) that may be specified in the applicable Prospectus Supplement as being applicable to such Series, and the "Spread Multiplier" is the percentage that may be specified in the applicable Prospectus Supplement as being applicable to such Series, except that if so specified in the applicable Prospectus Supplement, the Spread or Spread Multiplier on such Series of Floating Rate Trust Certificates may be subject to adjustment from time to time in response to designated changes in the rating assigned to such Trust Certificates by one or more Rating Agencies, in accordance with a schedule or otherwise, all as described in such Prospectus Supplement. The applicable Prospectus Supplement, unless otherwise specified therein, will designate one of the following Base Rates as applicable to a Floating Rate Trust Certificate: (i) the CD Rate ("CD Rate Trust Certificate"), (ii) the Commercial Paper Rate ("Commercial Paper Rate Trust Certificate"), (iii) the Federal Funds Rate ("Federal Funds Rate Trust Certificate"), (iv) LIBOR ("LIBOR Trust Certificate"), (v) the Prime Rate ("Prime Rate Trust Certificate"), (vi) the Treasury Rate ("Treasury Rate Trust Certificate") or (vii) another Base Rate, as set forth in the applicable Prospectus Supplement. The "Index Maturity" for any Series of Floating Rate Trust Certificates is the period of maturity of the instrument or obligation from which the Base Rate is calculated. "H.15(519)" means the publication entitled "Statistical Release H.15(519), Selected Interest Rates", or any successor publication of the Board of Governors of the Federal Reserve System. "Composite Quotations" means the daily statistical release entitled "Composite 3:30 p.m. Quotations for U.S. Government Securities", or any successor publication, published by the Federal Reserve Bank of New York. Interest will be payable only from cash received by the Trustee from the Deposited Assets or other assets deposited in the Trust and available for application to such payment, notwithstanding the accrual of interest on the Trust Certificate Principal Balance at a higher rate.

         As specified in the applicable Prospectus Supplement, Floating Rate Trust Certificates of a given Series may also have either or both of the following (in each case expressed as a rate per annum on a simple interest basis): (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest accrual period specified in the applicable Prospectus Supplement ("Maximum Trust Certificate Rate") and (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any such interest accrual period ("Minimum Trust Certificate Rate"). In addition to any Maximum Trust Certificate Rate that may be applicable to any Series of Floating Rate Trust Certificates, the Trust Certificate Rate applicable to any Series of Floating Rate Trust Certificates will in no event be higher than the maximum rate permitted by applicable New York and United States federal law. Under applicable New York and United States federal law as of the date of this Prospectus, the maximum rate of interest, with certain exceptions, is 25% per annum on a simple interest basis.

         The Depositor will appoint, and enter into agreements with, agents (each, a "Calculation Agent") to calculate Floating Trust Certificate Rates on each Series of Floating Rate Trust Certificates. The applicable Prospectus Supplement will set forth the identity of the Calculation Agent for each Series of Floating Rate Trust Certificates. All determinations of interest by the Calculation Agent shall, if made on a commercially reasonable basis and in good faith, be conclusive for all purposes and binding on the holders of Floating Rate Trust Certificates of a given Series.

         The Floating Trust Certificate Rate will be reset daily, weekly, monthly, quarterly, semiannually or annually (such period being the "Interest Reset Period", and the first day of each Interest Reset Period being an "Interest Reset Date"), as specified in the applicable Prospectus Supplement. Interest Reset Dates with respect to each Series will be specified in the applicable Prospectus Supplement; provided that unless otherwise specified in such Prospectus Supplement, the Trust Certificate Rate in effect for the 10 days immediately prior to the Final Scheduled Distribution Date will be that in effect on the tenth day preceding such Final Scheduled Distribution Date. If an Interest Reset Date for any Series of Floating Rate Trust Certificates would otherwise be a day that is not a Business Day, such Interest Reset Date will occur on the next Business Day, except that, in the case of a LIBOR Trust Certificate, if such Business Day would fall in the next calendar month, such Interest Reset Date will be the immediately preceding Business Day.

         Unless otherwise specified in the applicable Prospectus Supplement, interest payable in respect of Floating Rate Trust Certificates shall be the accrued interest from and including the Original Issue Date of such Series or the last Interest Reset Date to which interest has accrued and been distributed, as the case may be, to but excluding the immediately following Distribution Date. With respect to a Floating Rate Trust Certificate, accrued interest shall be calculated by multiplying the Trust Certificate Principal Balance of such Trust Certificate by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. Unless otherwise specified in the applicable Prospectus Supplement, the interest factor (expressed as a decimal calculated to seven decimal places without rounding) for each such day is computed by dividing the Trust Certificate Rate in effect on such day by 360, in the case of LIBOR Trust Certificates, Commercial Paper Rate Trust Certificates, Federal Funds Rate Trust Certificates, Prime Rate Trust Certificates and CD Rate Trust Certificates or by the actual number of days in the year, in the case of Treasury Rate Trust Certificates. For purposes of making the foregoing calculation, the variable Trust Certificate Rate in effect on any Interest Reset Date will be the applicable rate as reset on such date.

         Unless otherwise specified in the applicable Prospectus Supplement, all percentages resulting from any calculation of the Trust Certificate Rate on a Floating Rate Trust Certificate will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, and all currency amounts used in or resulting from such calculation on Floating Rate Trust Certificates will be rounded to the nearest one-hundredth of a unit (with .005 of a unit being rounded upward).

         Interest on any Series of Floating Rate Trust Certificates will be distributable on the Distribution Dates and for the interest accrual periods as and to the extent set forth in the applicable Prospectus Supplement.

         The "Calculation Date", where applicable, pertaining to a Record Date will be the earlier of (i) the tenth calendar day after such Record Date or, if any such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day preceding the applicable Distribution Date.

         Upon the request of the holder of any Floating Rate Trust Certificate of a given Series, the Calculation Agent for such Series will provide the Trust Certificate Rate then in effect and, if determined, the Trust Certificate Rate that will become effective on the next Interest Reset Date with respect to such Floating Rate Trust Certificate.

         CD Rate Trust Certificates. CD Rate Trust Certificates will bear interest at the interest rates (calculated with reference to the CD Rate and the Spread and/or the Spread Multiplier, if any) specified in the applicable Prospectus Supplement.

         The "CD Rate" means, with respect to any Record Date, the rate on such date for negotiable certificates of deposit having the applicable Index Maturity, as published by the Board of Governors of the Federal Reserve System in H.15(519) under the heading "CDs (Secondary Market)". If such rate is not published by 9:00 a.m., New York City time, on the Calculation Date pertaining to such Record Date, the CD Rate will be the rate on such Record Date for negotiable certificates of deposit of the applicable Index Maturity, as published by the Federal Reserve Bank of New York in Composite Quotations, under the heading "Trust Certificates of Deposit". If such rate is not published in Composite Quotations by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Record Date, then the CD Rate for such Record Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such Record Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York, selected by the Calculation Agent after consultation with the Depositor, for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the applicable Index Maturity in a denomination of $5,000,000; provided that, if the dealers selected as aforesaid by the Calculation Agent are not quoting such rates, the interest rate for the period commencing on the Interest Reset Date following such Record Date will be the interest rate borne by such CD Rate Trust Certificates on such Record Date.

         CD Rate Trust Certificates, like other Trust Certificates, are not deposit obligations of a bank and are not insured by the Federal Deposit Insurance Corporation.

         Commercial Paper Rate Trust Certificates. Commercial Paper Rate Trust Certificates will bear interest at the interest rates (calculated with reference to the Commercial Paper Rate and the Spread and/or the Spread Multiplier, if
any) specified in the applicable Prospectus Supplement.

         The "Commercial Paper Rate" means, with respect to any Record Date, the Money Market Yield (as defined below) on such date of the rate for commercial paper having the applicable Index Maturity, as published in H.15(519) under the heading "Commercial Paper". If such rate is not published prior to 9:00 a.m., New York City time, on the Calculation Date pertaining to such Record Date, the Commercial Paper Rate will be the Money Market Yield on such Record Date of the rate for commercial paper of the applicable Index Maturity, as published by the Federal Reserve Bank of New York in Composite Quotations under the heading "Commercial Paper". If such rate is not published in Composite Quotations by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Record Date, then the Commercial Paper Rate for such Record Date will be calculated by the Calculation Agent and will be the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 a.m., New York City time, on such Record Date of three leading dealers of commercial paper in The City of New York, selected by the Calculation Agent after consultation with the Depositor, for commercial paper of the applicable Index Maturity, placed for industrial issuers whose bond rating (as determined by a nationally recognized rating agency) is "AA" or the equivalent; provided that, if the dealers selected as aforesaid by the Calculation Agent are not quoting such rates, the interest rate for the period commencing on the Interest Reset Date following such Record Date will be the interest rate borne by such Commercial Paper Rate Trust Certificates on such Record Date.

         "Money Market Yield" will be a yield calculated in accordance with the following formula:

          Money Market Yield    =        D X 360          X        100
                                    ---------------
                                     360 - (D x M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the applicable period for which interest is being calculated.

         Federal Funds Rate Trust Certificates. Federal Funds Rate Trust Certificates will bear interest at the interest rates (calculated with reference to the Federal Funds Rate and the Spread and/or the Spread Multiplier, if any) specified in the applicable Prospectus Supplement.

         The "Federal Funds Rate" means, with respect to any Record Date, the rate on such date for federal funds, as published in H.15(519) under the heading "Federal Funds (Effective)". If such rate is not published by 9:00 a.m., New York City time, on the Calculation Date pertaining to such Record Date, the Federal Funds Rate will be the rate on such Record Date, as published by the Federal Reserve Bank of New York in Composite Quotations under the heading "Federal Funds/Effective Rate". If such rate is not published in Composite Quotations by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Record Date, then the Federal Funds Rate for such Record Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight federal funds arranged by three leading brokers of federal funds transactions in The

City of New York, selected by the Calculation Agent after consultation with the Depositor, as of 9:00 a.m., New York City time, on such Record Date; provided that, if the brokers selected as aforesaid by the Calculation Agent are not arranging such transactions, the interest rate for the period commencing on the Interest Reset Date following such Record Date will be the interest rate borne by such Federal Funds Trust Certificates on such Record Date.

         LIBOR Trust Certificates. LIBOR Trust Certificates will bear interest at the interest rates (calculated with reference to LIBOR and the Spread and/or the Spread Multiplier, if any) specified in the applicable Prospectus Supplement.

         "LIBOR" means, with respect to any Record Date, the rate determined by the Calculation Agent in accordance with either clause (1) or clause (2) below, as specified in the applicable Prospectus Supplement:

                  (1) The rate for deposits in U.S. dollars of the Index Maturity specified in the applicable Prospectus Supplement, commencing on the second London Banking Day immediately following such Record Date, that appears on the Telerate Page 3750 as of 11:00 a.m., London time, on such Record Date ("LIBOR Telerate"). "Telerate Page 3750" means the display designated as page "3750" on the Telerate Service (or such other page as may replace the page 3750 on that service or such other service or services as may be designated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits).

                  (2) The arithmetic mean of the offered rates for deposits in U.S. dollars having the Index Maturity specified in the applicable Prospectus Supplement, commencing on the second London Banking Day immediately following such Record Date, that appear on the Reuters Screen LIBO Page as of 11:00 a.m., London time, on such Record Date, if at least two such offered rates appear on the Reuters Screen LIBO Page ("LIBOR Reuters"). "Reuters Screen LIBO Page" means the display designated as Page "LIBO" on the Reuters Monitor Money Rate Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks).

         If neither LIBOR Telerate nor LIBOR Reuters is specified in the applicable Prospectus Supplement, LIBOR will be determined as if LIBOR Telerate had been specified.

         If (i) in the case where paragraph (1) above applies, no rate appears on the Telerate Page 3750 or (ii) in the case where paragraph (2) above applies, fewer than two offered rates appear on the Reuters Screen LIBO Page, LIBOR in respect of such Record Date will be determined by the Calculation Agent on the basis of the rates at which deposits in U.S. dollars of the Index Maturity specified in the applicable Prospectus Supplement are offered to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such Record Date by four major banks ("Reference Banks") in the London interbank market, selected by the Calculation Agent, commencing on the second London Banking Day immediately following such Record Date in a principal amount of not less than $1,000,000 that is representative for a single transaction in such market at such time. The Calculation Agent will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR for such Record Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR for such Record Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York City time, on such Record Date by three major commercial or investment banks (which may include Merrill Lynch & Co. or any of its affiliates) in The City of New York, selected by the Calculation Agent, for U.S. dollar loans of the applicable Index Maturity to leading European banks, commencing on the second London Banking Day immediately following such Record Date, in a principal amount of not less than $1,000,000 that is representative for a single transaction in such market at such time; provided that, if the banks selected as aforesaid by the Calculation Agent are not quoting such rates, the interest rate for the period commencing on the Interest Reset Date following such Record Date will be the interest rate borne by such LIBOR Notes on such Record Date.

         If any LIBOR Trust Certificate is indexed to the offered rates for deposits in a Specified Currency other than U.S. dollars, the applicable Prospectus Supplement will set forth the method for determining such rates.

         Prime Rate Trust Certificates. Prime Rate Trust Certificates will bear interest at the interest rates (calculated with reference to the Prime Rate and the Spread and/or the Spread Multiplier, if any) specified in the applicable Prospectus Supplement.

         The "Prime Rate" means, with respect to any Record Date, the rate on such date, as published in H.15(519) under the heading "Bank Prime Loan". If such rate is not published by 9:00 a.m., New York City time, on the Calculation Date pertaining to such Record Date, the Prime Rate will be determined by the Calculation Agent and will be the arithmetic mean of the rates of interest publicly announced by each bank named on the "Reuters Screen NYMF Page" as such bank's prime rate or base lending rate as in effect for such Record Date. "Reuters Screen NYMF Page" means the display designated as page "NYMF" on the Reuters Monitor Money Rates Service (or such other page as may replace the NYMF page on that service for the purpose of displaying prime rates or base lending rates of major U.S. banks). If fewer than four but more than one such rate appears on the Reuters Screen NYMF Page for such Record Date, the Prime Rate will be determined by the Calculation Agent and will be the arithmetic mean of the prime rates, quoted on the basis of the actual number of days in the year divided by 360, as of the close of business on such Record Date by four major money center banks in The City of New York, selected by the Calculation Agent after consultation with the Depositor. If fewer than two such rates appear on the Reuters Screen NYMF Page, the Prime Rate will be calculated by the Calculation Agent and will be the arithmetic mean of the prime rates in effect for such Record Date as furnished in The City of New York by at least three substitute banks or trust companies organized and doing business under the laws of the United States, or any state thereof, in each case having total equity capital of at least $500,000,000 and subject to supervision or examination by federal or state authority, selected by the Calculation Agent after consultation with the Depositor; provided that, if the banks or trust companies selected as aforesaid by the Calculation Agent are not quoting such rates, the interest rate for the period commencing on the Interest Reset Date following such Record Date will be the interest rate borne by such Prime Rate Trust Certificates on such Record Date.

         Treasury Rate Trust Certificates. Treasury Rate Trust Certificates will bear interest at the interest rates (calculated with reference to the Treasury Rate and the Spread and/or the Spread Multiplier, if any) specified in the applicable Prospectus Supplement.

         The "Treasury Rate" means, with respect to any Record Date, the rate for the auction held on such Record Date of treasury bills of the Index Maturity specified in the applicable Prospectus Supplement, as published in H.15(519) under the heading "U.S. Government Securities--Treasury bills-auction average (investment)". If such rate is not published by 9:00 a.m., New York City time, on the Calculation Date pertaining to such Record Date, the Prime Rate will be the auction average rate for such Record Date (expressed as a bond equivalent, rounded to the nearest one-hundredth of one percent, with five one-thousandths of a percent rounded upward, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. If the results of the auction of treasury bills having the applicable Index Maturity are not published or reported as provided above by 3:00 p.m., New York City time, on such Calculation Date, or if no such auction is held on such Record Date, then the Treasury Rate will be calculated by the Calculation Agent and will be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Record Date, of three leading primary United States government securities dealers, selected by the Calculation Agent after consultation with the Depositor, for the issue of treasury bills with a remaining maturity closest to the applicable Index Maturity; provided that, if the dealers selected as aforesaid by the Calculation Agent are not quoting such rates, the interest rate for the period commencing on the Interest Reset Date following such Record Date will be the interest rate borne by such Treasury Rate Trust Certificates on such Record Date.

Principal of the Trust Certificates

         Each Trust Certificate (other than certain Classes of Strip Trust Certificates) will have a "Trust Certificate Principal Balance" which, at any time, will equal the maximum amount that the holder thereof will be entitled to receive in respect of principal out of the future cash flows on the Deposited Assets. The applicable Prospectus Supplement will include a section entitled "Description of the Trust Certificates--Collections and Distributions" which will set forth the priority of distributions on each Class of Trust Certificates in a given Series. The outstanding Trust Certificate Principal Balance of a Trust Certificate will be reduced to the extent of distributions of principal thereon, and, if applicable pursuant to the terms of the related Series, by the amount of any net losses realized on any Deposited Asset ("Realized Losses") allocated thereto. The initial aggregate Trust Certificate Principal Balance of Trust Certificates of a Series will equal the outstanding aggregate principal balance of the related Deposited Assets as of the applicable Cut-off Date. The initial aggregate Trust Certificate Principal Balance of a Series will be specified in the applicable Prospectus Supplement.

Optional Exchange

         The applicable Prospectus Supplement may provide that any of the Depositor, Merrill Lynch & Co. or the Trustee, or their respective designees, may exchange Trust Certificates of any given Series (an "Exchangeable Series") for a pro rata portion of the Deposited Assets (an "Optional Exchange Right"). The applicable Prospectus Supplement will specify the terms upon which an Optional Exchange Right may be exercised; provided that (a) any Optional Exchange Right shall be exercisable only to the extent that the exercise of such right does not affect the Trust's ability to be exempt under Rule 3a-7 under the Investment Company Act of 1940, as amended, and all applicable rules, regulations and interpretations thereunder and would not affect the characterization of the Trust as a "grantor trust" under the Code and (b) if the Deposited Assets constitute a pool of Underlying Securities, any exercise of the Optional Exchange Right will be effected so that, with respect to each series or issue of Underlying Securities included in such pool (together with any related assets that credit enhance or otherwise support that series or issue of Underlying Securities), the proportion that the principal amount of such series or issue of Underlying Securities (together with such related assets) bears to the aggregate principal amount of Trust Certificates immediately prior to such exercise will be equal to the proportion that the principal amount of such series or issue of Underlying Securities (together with such related assets) bears to the aggregate principal amount of Trust Certificates immediately after such exercise. In addition, the exercise of an Optional Exchange Right will decrease the aggregate amount of Trust Certificates of the applicable Exchangeable Series outstanding. See "Risk Factors--General Unavailability of Optional Exchange".

         While the exercise of an Optional Exchange will decrease the aggregate amount of Trust Certificates of the applicable Exchangeable Series outstanding, the availability of the Optional Exchange Right may increase liquidity for the Trust Certificateholders. The ability to exchange Trust Certificates for Underlying Securities enables the Depositor, Merrill Lynch & Co. or the Trustee, or their respective designees, to sell the Underlying Security, which may be part of a more liquid issue than the Trust Certificates, at a better price for the holder than the sale of the less liquid Trust Certificates.

Default and Remedies

         If there is a payment default on or acceleration of the Underlying Securities, then the Trustee of the relevant Trust will exercise one of the following remedies: (i) sell all of such Underlying Securities and distribute the proceeds from such sale to the Trust Certificateholders in accordance with the Allocation Ratio (any such sale may result in a loss to the Trust Certificateholders of the relevant Series if the sale price is less than the purchase price for such Underlying Securities), (ii) distribute such Underlying Securities in kind to the Trust Certificateholders in accordance with the Allocation Ratio, or (iii) elect either (i) or (ii) based upon a majority of votes cast by the affected Trust Certificateholders. The choice of remedies will be set forth for a given Series in the Prospectus Supplement, and the Trustee, Depositor and Trust Certificateholders will have no discretion in this respect.

         The "Allocation Ratio" is the allocation between Classes of a given Series of the total expected cash flows from the Deposited Assets of that Series. The Prospectus Supplement for any Series with more than one Class will set forth the Allocation Ratio for that Series. In addition to default or acceleration on Underlying Securities, the Allocation Ratio relates to voting rights held by owners of Underlying Securities because such rights will be allocated among the Trust Certificateholders of different Classes of a given Series in accordance with their economic interests. Further, the Allocation Ratio applies in the event of a sale or distribution of Underlying Securities once an issuer of Concentrated Underlying Securities ceases to file periodic reports under the Exchange Act, as discussed below under "Description of Deposited Assets--Principal Terms of Underlying Securities".

Call Right

         Merrill Lynch & Co. or the Depositor or, if so specified in the relevant Prospectus Supplement, a transferee as a result of a private placement to eligible investors, may hold the right to purchase all or some of the Trust Certificates of a given Series or Class from the holders thereof, prior to maturity (a "Call Right"). If one or more specified persons holds a Call Right, the applicable Prospectus Supplement will designate such Series as a "Callable Series". The terms upon which any such specified person or entity may exercise a Call Right will be specified in the applicable Prospectus Supplement. Such terms may relate to, but are not limited to, the following:

                  (a) a requirement that the Trust Certificate Principal Balance of each Trust Certificate being purchased be an integral multiple of an amount specified in the Prospectus Supplement;

                  (b) specified dates during which a Call Right may be exercised, which may include any and all times that the Trust Certificates remain outstanding; and

                  (c) the price or prices at which a Call Right may be exercised, which may include fixed dollar amounts or be calculated as a percentage of the principal amount of the Trust Certificates outstanding (each, a "Call Price").


         After receiving notice of the exercise of a Call Right, the Trustee will provide notice thereof as specified in the Standard Terms. Upon the satisfaction of any applicable conditions to the exercise of a Call Right, each Trust Certificateholder will be entitled to receive (in the case of a purchase of less than all of the Trust Certificates) payment of a pro rata share of the Call Price paid in connection with such exercise. The Call Right will not be exercised unless the value of the Underlying Securities exceeds the Call Price payable upon exercise of the Call Right.


Put Right


         Trust Certificates may be issued with Underlying Securities that permit the holder thereof to require the Underlying Securities Issuer to repurchase or otherwise repay (in each case, a "Put Option") such Underlying Securities ("Puttable Underlying Securities") on or after a fixed date. In such cases, the Trustee for such Series of Trust Certificates will exercise the Put Option on the first date such option is available to be exercised (the "Put Date") and the Put Date will also be the Final Scheduled Distribution Date with respect to such Series; provided, however, if the holder of a Call Right has exercised that right prior to the Final Scheduled Distribution Date, then the Trust Certificates of the Callable Series will be redeemed as described in "Description of the Trust Certificates--Call Right". The Depositor will not issue a Series of Trust Certificates with Puttable Underlying Securities if it would either (i) cause the Trust or Depositor to fail to satisfy the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940 or (ii) affect the characterization of the Trust as a "grantor trust" under the Code.


Global Securities

         Unless otherwise specified in the applicable Prospectus Supplement, all Trust Certificates of a given Series will, upon issuance, be represented by one or more Global Securities that will be deposited with, or on behalf of, the Depositary, and registered in the name of a nominee of the Depositary. Unless and until it is exchanged in whole or in part for the individual Trust Certificates represented thereby (each, a "Definitive Trust Certificate"), a Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

         The Depository Trust Company has advised the Depositor as follows: The Depository Trust Company is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depository Trust Company was created to hold securities of its Participants and to facilitate the clearance and settlement of securities transactions among the institutions that have accounts with such Depositary ("Participants") in such securities through electronic book-entry changes in accounts of the Participants, thereby eliminating the need for physical movement of securities certificates. Such Depositary's Participants include securities brokers and dealers (including Merrill Lynch & Co.), banks, trust companies, clearing corporations and certain other organizations, some of which (and/or their representatives) own such Depositary. Access to such Depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. The Depository Trust Company has confirmed to the Depositor that it intends to follow such procedures.

         Upon the issuance of a Global Security, the Depositary for such Global Security will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual Trust Certificates represented by such Global Security to the accounts of its Participants. The accounts to be accredited shall be designated by the underwriters of such Trust Certificates, or, if such Trust Certificates are offered and sold directly through one or more agents, by the Depositor or such agent or agents. Ownership of beneficial interests in a Global Security will be limited to Participants or persons or entities that may hold beneficial interests through Participants. Ownership of beneficial interests in a Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such Global Security or by Participants or persons or entities that hold through Participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities. Such limits and such laws may limit the market for beneficial interests in a Global Security.

         So long as the Depositary for a Global Security, or its nominee, is the owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole Trust Certificateholder of the individual Trust Certificates represented by such Global Security for all purposes under the Trust Agreement governing such Trust Certificates. Except as set forth below, owners of beneficial interests in a Global Security will not be entitled to have individual Trust Certificates represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of any such Trust Certificates and will not be considered the Trust Certificateholders thereof under the Trust Agreement governing such Trust Certificates. Because the Depositary can only act on behalf of its Participants, the ability of a holder of any Trust Certificate to pledge that Trust Certificate to persons or entities that do not participate in the Depositary's system, or to otherwise act with respect to such Trust Certificate, may be limited due to the lack of a physical certificate for such Trust Certificate.

         Distributions of principal of (and premium, if any) and any interest on individual Trust Certificates represented by a Global Security will be made to the Depositary or its nominee, as the case may be, as the Trust Certificateholder of such Global Security. None of the Depositor, the Trustee for such Trust Certificates, any Paying Agent or the Trust Certificate Registrar for such Trust Certificates will have responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in such Global Security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

         The Depositor expects that the Depositary for Trust Certificates of a given Series, upon receipt of any distribution of principal, premium or interest in respect of a definitive Global Security representing any of such Trust Certificates, will immediately credit Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such Depositary. The Depositary also expects that payments by Participants to owners of beneficial interests in such Global Security held through such Participants will be registered in "street name" and will be the responsibility of such Participants.

         If the Depositary for Trust Certificates of a given Series is at any time unwilling or unable to continue as depository and a successor depository is not appointed by the Depositor within 90 days, the Depositor will issue individual Definitive Trust Certificates in exchange for the Global Security or Securities representing such Trust Certificates. In addition, the Depositor may at any time and in its sole discretion determine not to have any Trust Certificates of a given Series represented by one or more Global Securities and, in such event, will issue Definitive Trust Certificates of such Series in exchange for the Global Security or Securities representing such Trust Certificates. Further, if the Depositor so specifies with respect to the Trust Certificates of a given Series, an owner of a beneficial interest in a Global Security representing Trust Certificates of such Series may, on terms acceptable to the Depositor and the Depositary for such Global Security, receive individual Definitive Trust Certificates in exchange for such beneficial interest. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery of individual Definitive Trust Certificates of the Series represented by such Global Security equal in principal amount to such beneficial interest and to have such Definitive Trust Certificates registered in its name.

         The applicable Prospectus Supplement will set forth any specific terms of the depository arrangement with respect to any Series of Trust Certificates being offered thereby to the extent not set forth or different from the description set forth above.


                         DESCRIPTION OF DEPOSITED ASSETS

General

         Each Series of Trust Certificates (or, if more than one Class exists, each Class within such Series) will represent in the aggregate the entire beneficial ownership interest in the Underlying Securities (which shall be Government Securities, senior or subordinated publicly-traded debt obligations of one or more corporations, general or limited partnerships, preferred securities of TOPrS(sm) trusts (as defined below) organized by such issuers, or securities that are similar to those issued by TOPrS(sm) trusts, in each case organized under the laws of the United States of America or any state thereof, together with other assets. Such other assets may include cash, cash equivalents, guarantees, letters of credit, financial insurance, interest rate, currency, equity, commodity and credit-linked swaps, caps, floors, collars and options, forward contracts, structured securities and other instruments and transactions that credit enhance, hedge or otherwise support the Underlying Securities (also described under "Risk Factors--Derivatives") designed to assure the servicing or timely distribution of payments to holders of the Trust Certificates. Such assets will be described in the applicable Prospectus Supplement (such assets, together with the Underlying Securities, the "Deposited Assets"). Underlying Securities will have been issued pursuant to an effective registration statement filed with the Commission (or an exemption therefrom). If the Underlying Securities represent obligations issued by one or more Underlying Securities Issuers, such Underlying Securities will satisfy certain eligibility criteria described below under "Underlying Securities Issuer". Except for Government Securities, the Underlying Securities will be purchased in the secondary market and will not be acquired from any Underlying Securities Issuer (whether as part of any distribution by or pursuant to any agreement with such Underlying Securities Issuer or otherwise). The Underlying Securities will represent direct obligations of the United States Government, one or more corporations, general or limited partnerships, preferred securities of TOPrs Trusts organized by such issuers, or securities that are similar to TOPrS(sm), in each case, organized under the laws of the United States or any state thereof. No Underlying Securities Issuer will participate in the offering of the Trust Certificates, nor will an Underlying Securities Issuer receive any of the proceeds from the sale of Underlying Securities or from the issuance of the Trust Certificates.

         Deposited Assets for a given Series of Trust Certificates and the related Trust will not constitute Deposited Assets for any other Series of Trust Certificates and the related Trust, and the Trust Certificates of a given Series will possess an equal and ratable undivided ownership interest in such Deposited Assets. The applicable Prospectus Supplement may, however, specify that certain assets constituting a part of the Deposited Assets relating to any given Series may be beneficially owned solely by or deposited solely for the benefit of one Class or a group of Classes within such Series. In such event, the other Classes of such Series will not possess any beneficial ownership interest in those specified assets constituting a part of the Deposited Assets.

         This Prospectus relates only to the Trust Certificates offered hereby and does not relate to the Underlying Securities. The following description of the Underlying Securities and the Underlying Securities Issuer is intended only to summarize material characteristics of the Underlying Securities that the Depositor is permitted to deposit in a Trust and does not purport to be a complete description of any prospectus relating to Underlying Securities or of any related Indenture.

         The applicable Prospectus Supplement will describe the material terms of the Deposited Assets, including the material terms of any derivative instruments that are included in the Deposited Assets.

Underlying Securities Issuer

         The Underlying Securities Issuers will be the United States Government, one or more corporations, general or limited partnerships, TOPrS(sm) trusts organized by such issuers, or by issuers of preferred securities that are similar to TOPrS(sm), in each case organized under the laws of the United States or any state thereof. The applicable Prospectus Supplement will provide only limited information about each Underlying Securities Issuer, such as its name, place of incorporation and the address of its principal offices, unless a Trust consists of Underlying Securities of a Concentrated Underlying Securities issuer. In that event, the applicable Prospectus Supplement will include audited financial statements of such Concentrated Underlying Securities issuer; provided that if such Underlying Securities Issuer is eligible to use Form S-3 for a primary offering, then the applicable Prospectus Supplement will only refer to the periodic reports filed with the Commission by such Underlying Securities Issuer, which periodic reports should be reviewed by any prospective Trust Certificateholder of the Trust containing such Underlying Securities. See "Risk Factors--Information Concerning Underlying Securities Issuers; Risk of Loss if Public Information not Available".

         Reports and information referred to in the preceding paragraph may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: New York Regional Office, Room 1100, 7 World Trade Center, New York, New York 10048 and Chicago Regional Office, Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549, at prescribed rates. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov.

         WITH RESPECT TO ANY UNDERLYING SECURITIES, A PROSPECTIVE TRUST CERTIFICATE HOLDER SHOULD OBTAIN AND EVALUATE THE SAME INFORMATION CONCERNING THE RELEVANT UNDERLYING SECURITIES ISSUER AS IT WOULD OBTAIN AND EVALUATE IF IT WERE INVESTING DIRECTLY IN THE UNDERLYING SECURITIES OR IN THE ISSUER THEREOF.

         None of the Depositor, the Trustee, Merrill Lynch & Co. or any of their affiliates assumes any responsibility for the accuracy or completeness of any publicly available information concerning any Underlying Securities Issuer (including, without limitation, any investigation as to its financial condition or creditworthiness) or concerning any Underlying Securities (whether or not such information is filed with the Commission) or otherwise considered by a purchaser of the Trust Certificates in making its investment decision in connection therewith; provided that the foregoing shall not apply to any information concerning the Underlying Securities and any Underlying Securities Issuer that is expressly set forth in this Prospectus or an applicable Prospectus Supplement (i.e., identifying information, information of the type described in an applicable Prospectus Supplement under "Description of the Underlying Securities--General" and "Description of the Underlying Securities--Underlying Securities Indenture".

Underlying Securities Indenture

         General. Except for Government Securities or unless otherwise specified in the applicable Prospectus Supplement, each Underlying Security will have been issued pursuant to an Indenture between the Underlying Securities Issuer and a trustee (the "Underlying Securities Trustee"). The Indenture and the Underlying Securities Trustee will be qualified under the Trust Indenture Act of 1939 (the "Trust Indenture Act") and the Indenture will contain certain provisions required by the Trust Indenture Act. Government Securities are not issued pursuant to an indenture, are exempt from the Securities Act under Section 3(a)(2) thereof and from the Trust Indenture Act under Section 304(a)(4) thereof.

         Certain Covenants. Indentures generally contain covenants intended to protect security holders against the occurrence or effects of certain specified events, including restrictions limiting the issuer's, and in some cases one or more of the issuer's subsidiaries', ability to: (i) consolidate, merge, or transfer or lease assets; (ii) incur or suffer to exist any lien, charge or encumbrance upon all or some specified portion of its property or assets, or to incur, assume, guarantee or suffer to exist any indebtedness for borrowed money if the payment of such indebtedness is secured by the grant of such a lien; or
(iii) declare or pay any cash dividends, or make any distributions on or in respect of, or purchase, redeem, exchange or otherwise acquire or retire for value, any capital stock or subordinated indebtedness of the issuer or its subsidiaries, if any. An indenture may also contain financial covenants which, among other things, require the maintenance of certain financial ratios or the creation or maintenance of reserves or permit certain actions to be taken only if compliance with such covenants can be demonstrated at the time the actions are to be taken. Subject to certain exceptions, indentures typically may be amended or supplemented and past defaults may be waived with the consent of the indenture trustee, the consent of the holders of not less than a specified percentage of the outstanding securities, or both.

         The Indenture for one or more Underlying Securities included in a Trust may include some, all or none of the foregoing provisions or variations thereof, together with additional covenants not discussed herein. There can be no assurance that any type of Underlying Securities will be subject to any such covenants or that any such covenants will protect the Trust as a holder of the Underlying Securities against losses. The Prospectus Supplement used to offer any Series of Trust Certificates will describe material covenants concerning any Concentrated Underlying Security and, as applicable, will describe material covenants which are common to any pool of Underlying Securities. Any material risk factors associated with non-investment grade Underlying Securities deposited into a Trust will be set forth in the applicable Prospectus Supplement.

         Events of Default. Indentures generally provide that any one of a number of specified events will constitute an event of default with respect to the securities issued thereunder. Such events of default typically include the following or variations thereof: (i) failure by the issuer to pay an installment of interest or principal on the securities at the time required (subject to any specified grace period) or to redeem any of the securities when required (subject to any specified grace period); (ii) failure by the issuer to observe or perform any covenant, agreement or condition contained in the securities or the indenture which failure is materially adverse to security holders and continues for a specified period after notice thereof is given to the issuer by the indenture trustee or the holders of not less than a specified percentage of the outstanding securities; (iii) failure by the issuer and/or one or more of its subsidiaries to make any required payment of principal (and premium, if any) or interest with respect to other material outstanding debt obligations or the acceleration by or on behalf of the holders of such securities; and (iv) certain events of bankruptcy or insolvency with respect to the issuer and/or one or more of its subsidiaries.

         Remedies. Indentures generally provide that upon the occurrence of an event of default, the indenture trustee may, and upon the written request of the holders of not less than a specified percentage of the outstanding securities the indenture trustee must, take such action as it may deem appropriate to protect and enforce the rights of the security holders. Certain indentures provide that the indenture trustee or a specified percentage of the holders of the outstanding securities have the right to declare all or a portion of the principal and accrued interest on the outstanding securities immediately due and payable upon the occurrence of certain events of default, subject to the issuer's right to cure, if applicable. Generally, an indenture will contain a provision entitling the trustee thereunder to be indemnified by the security holders prior to proceeding to exercise any right or power under such indenture with respect to such securities at the request of such security holders. An indenture is also likely to limit a security holder's right to institute certain actions or proceedings to pursue any remedy under the indenture unless certain conditions are satisfied, including obtaining the consent of the indenture trustee, that the proceeding be brought for the ratable benefit of all holders of the security and/or that the indenture trustee, after being requested to institute a proceeding by the owners of at least a specified minimum percentage of the securities, shall have refused or neglected to comply with such request within a reasonable time.

         Each Indenture may include some, all or none of the foregoing provisions or variations thereof, together with additional events of default and/or remedies not discussed herein. The Prospectus Supplement for any Series of Trust Certificates will describe the events of default under the Indenture for any Concentrated Underlying Security and the applicable remedies. The Prospectus Supplement for any Trust consisting of a pool of Underlying Securities will describe certain common Underlying Security events of default with respect to such pool. There can be no assurance that any such provision will protect the Trust, as a holder of the Underlying Securities, against losses. Furthermore, a Trust Certificateholder will have no independent legal right to exercise any remedies with respect to the Underlying Securities and will be required to rely on the Trustee of the applicable Trust to pursue any available remedies on behalf of the relevant Trust Certificateholders in accordance with the terms of the Trust Agreement. If an Underlying Security Event of Default occurs and the Trustee as a holder of the Underlying Securities is entitled to vote or take such other action to declare the principal amount of an Underlying Security and any accrued and unpaid interest thereon to be due and payable, the Trust Certificateholders' objectives may differ from those of holders of other securities of the same Series and Class as any Underlying Security in determining whether to require the acceleration of the Underlying Securities. See "Risk Factors--Limitation on Remedies Due to Passive Nature of the Trust".

         Subordination. If specified in the applicable Prospectus Supplement, certain of the Underlying Securities with respect to any Trust may be either senior ("Senior Underlying Securities") or subordinated ("Subordinated Underlying Securities") in right to payment to other existing or future indebtedness of the Underlying Securities Issuer. With respect to Subordinated Underlying Securities, to the extent of the subordination provisions of such securities,and after the occurrence of certain events, security holders and direct creditors whose claims are senior to Subordinated Underlying Securities, if any, may be entitled to receive payment of the full amount due thereon before the holders of any subordinated debt securities are entitled to receive payment on account of the principal (and premium, if any) or any interest on such securities. Consequently, the Trust as a holder of subordinated debt may suffer a greater loss than if it held unsubordinated debt of the Underlying Securities Issuer. There can be no assurance, however, that in the event of a bankruptcy or similar insolvency proceeding the Trust as a holder of Senior Underlying Securities would receive all payments in respect of such securities even if holders of subordinated securities receive no amounts in respect of such securities. Reference is made to the Prospectus Supplement used to offer any Series of Trust Certificates for a description of any subordination provisions with respect to any Concentrated Underlying Securities and the percentage of Senior Underlying Securities and Subordinated Underlying Securities, if any, in a Trust comprised of a pool of securities.

         Secured Obligations. Certain of the Underlying Securities with respect to any Trust may represent secured obligations of the Underlying Securities Issuer ("Secured Underlying Securities"). Generally, unless an event of default shall have occurred, or with respect to certain collateral or as otherwise set forth in the indenture pursuant to which such securities were issued, an issuer of secured obligations has the right to remain in possession and retain exclusive control of the collateral and to collect, invest and dispose of any income related to the collateral. The indenture pursuant to which any secured indebtedness is issued may also contain certain provisions for release, substitution or disposition of collateral under certain circumstances with or without the consent of the indenture trustee or upon the direction of not less than a specified percentage of the security holders. The indenture pursuant to which any secured indebtedness is issued typically will also provide for the disposition of the collateral upon the occurrence of certain events of default with respect thereto. In the event of a default in respect of any secured obligation, security holders may experience a delay in payments on account of principal (and premium, if any) or any interest on such securities pending the sale of any collateral and prior to or during such period the related collateral may decline in value. If proceeds of the sale of collateral following an indenture event of default are insufficient to repay all amounts due in respect of any secured obligations, the holders of such securities (to the extent not repaid from the proceeds of the sale of the collateral) would have only an unsecured claim ranking pari passu with the claims of all other general unsecured creditors.

         The Indenture with respect to Secured Underlying Securities may include some, all or none of the foregoing provisions or variations thereof. The Prospectus Supplement used to offer any Series of Trust Certificates that includes Concentrated Underlying Securities which are Secured Underlying Securities will describe the material security provisions of such Underlying Securities and the related collateral. With respect to any Trust composed of a pool of securities, a substantial portion of which are Secured Underlying Securities, the applicable Prospectus Supplement will disclose certain material information with respect to such security provisions and the collateral.

Principal Terms of Underlying Securities

         Reference is made to the applicable Prospectus Supplement for each Series of Trust Certificates for a description of the following terms, as applicable, of any Concentrated Underlying Security: (i) the title and series of such Underlying Securities, and the aggregate principal amount, denomination and form thereof; (ii) whether such securities are senior or subordinated to any other existing or future obligations of the Underlying Securities Issuer; (iii) whether any of the obligations are secured and the nature of any collateral;
(iv) the limit, if any, upon the aggregate principal amount of such securities;
(v) the dates on which, or the range of dates within which, the principal of (and premium, if any, on) such securities will be payable; (vi) the rate or rates, or the method of determination thereof, at which such Underlying Securities will bear interest, if any ("Underlying Securities Rate");

the date or dates from which such interest will accrue; and the dates on which such interest will be payable; (vii) the obligation, if any, of the Underlying Securities Issuer to redeem such Underlying Securities and other securities of the same Class or Series pursuant to any sinking fund or similar provisions, or at the option of a holder thereof, and the periods within which or the dates on which, the prices at which and the terms and conditions upon which such securities may be redeemed or repurchased, in whole or in part, pursuant to such obligation; (viii) the periods within which or the dates on which, the prices at which and the terms and conditions upon which such securities may be redeemed, if any, in whole or in part, at the option of the Underlying Securities Issuer;
(ix) the periods within which or the dates on which, the prices at which and the terms and conditions upon which the holder of the Underlying Securities may require the issuer of the Puttable Underlying Securities to repurchase or otherwise repay such Puttable Underlying Securities; (x) whether the Underlying Securities were issued at a price lower than the principal amount thereof; (xi) if other than U.S. dollars, the currency in which such securities are denominated, or in which payment of the principal of (and premium, if any) or any interest on such Underlying Securities will be made, and the circumstances, if any, when such currency of payment may be changed; (xii) material events of default or restrictive covenants provided for with respect to such Underlying Securities; (xiii) the rating thereof, if any; (xv) the principal United States market on which the Underlying Securities are traded, if any; and (xiv) any other material terms of such Underlying Securities.

         With respect to a Trust comprised of a pool of Underlying Securities, the applicable Prospectus Supplement will describe the composition of the Underlying Securities pool as of the Cut-off Date, certain material events of default or restrictive covenants common to the Underlying Securities, and, on an aggregate, percentage or weighted average basis, as applicable, the characteristics of the pool with respect to the terms set forth in subclauses
(ii), (iii), (v), (vi), (vii), (viii), (ix), (x) and (xi) of the preceding paragraph and any other material terms regarding such pool of securities.

         Other than publicly traded debt securities which satisfy the necessary requirements set forth herein for Underlying Securities, the Underlying Securities may consist of, or be similar in structure to, Trust Originated Preferred Securities ("TOPrS(sm)") in respect of eligible corporations or general or limited partnerships. (Trust Originated Preferred Securities and TOPrS(sm) are service marks of Merrill Lynch & Co.)

         If an issuer of Concentrated Underlying Securities ceases to file periodic reports under the Exchange Act, the Depositor will continue to be subject to the reporting requirements of the Exchange Act but certain information with respect to such issuer may be unavailable. In such cases, the Trustee of the relevant Trust will exercise one of the following remedies: (i) sell all of such Concentrated Underlying Securities and distribute the proceeds from such sale to the Trust Certificateholders in accordance with the Allocation Ratio (any such sale will result in a loss to the Trust Certificateholders of the relevant Series if the sale price is less than the purchase price for such Concentrated Underlying Securities), (ii) distribute such Concentrated Underlying Securities in accordance with the Allocation Ratio, or (iii) elect either (i) or (ii) based upon a majority of votes cast by the affected Trust Certificateholders. The applicable Prospectus Supplement will specify which of these two remedies must be exercised by the Trustee, and the Trustee, the Depositor and the Trust Certificateholders will have no discretion in this respect.

Credit Support

         As specified in the applicable Prospectus Supplement for a given Series of Trust Certificates, the Trust for any Series of Trust Certificates may include, or the Trust Certificateholders of such Series (or any Class or group of Classes within such Series) may have the benefit of, Credit Support for any Class or group of Classes within such Series. Credit Support directly benefits the relevant Trust and thereby benefits Trust Certificateholders. Such Credit Support may be provided by any combination of the following means described below or any other means described in the applicable Prospectus Supplement. The applicable Prospectus Supplement will set forth whether the Trust for any Class or Classes of Trust Certificates contains, or the Trust Certificateholders of such Trust Certificates have the benefit of, Credit Support and, if so, the amount, type and other relevant terms of each element of Credit Support with respect to any such Class or Classes and certain information with respect to the obligors of each such element, including financial information with respect to any such obligor providing Credit Support for 20% or more of the aggregate principal amount of such Class or Classes.



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



         Subordination. As discussed below under "--Collections", the rights of the Trust Certificateholders of any given Class within a Series of Trust Certificates to receive collections from the Trust for such Series and any Credit Support obtained for the benefit of the Trust Certificateholders of such Series (or Classes within such Series) may be subordinated to the rights of the Trust Certificateholders of one or more other Classes of such Series to the extent described in the applicable Prospectus Supplement. Such subordination accordingly provides some additional Credit Support to those Trust Certificateholders of those other Classes. For example, if losses are realized during a given period on the Deposited Assets relating to a Series of Trust Certificates such that the collections received thereon are insufficient to make all distributions on the Trust Certificates of such Series, those Realized Losses would be allocated to the Trust Certificateholders of any Class of any such Series that is subordinated to another Class, to the extent and in the manner provided in the applicable Prospectus Supplement. In addition, if so provided in the applicable Prospectus Supplement, certain amounts otherwise payable to Trust Certificateholders of any Class that is subordinated to another Class may be required to be deposited into a Reserve Account.

         If so provided in the applicable Prospectus Supplement, the Credit Support for any Series or Class of Trust Certificates may also include other forms of Credit Support, described below. Any such other forms of Credit Support that are solely for the benefit of a given Class will be limited to the extent necessary to make required distributions to the Trust Certificateholders of such Class or as otherwise specified in the applicable Prospectus Supplement. In addition, if so provided in the applicable Prospectus Supplement, the obligor of any other forms of Credit Support may be reimbursed for amounts paid pursuant to such Credit Support out of amounts otherwise payable to one or more of the Classes of the Trust Certificates of such Series. Further, payments to be made in respect of any forms of Credit Support arranged for on behalf of the Trust Certificateholders may be required to be paid prior to any distributions that must be made to Trust Certificateholders.

         Letter of Credit; Surety Bond. The Trust Certificateholders of any Series (or Class or group of Classes of Trust Certificates within such Series) may, if specified in the applicable Prospectus Supplement, have the benefit of a letter or letters of credit (a "Letter of Credit") issued by a bank (a "Letter of Credit Bank") or a surety bond or bonds (a "Surety Bond") issued by a surety company (a "Surety"). In either case, the Trustee or such other person specified in the applicable Prospectus Supplement will use its reasonable efforts to cause the Letter of Credit or the Surety Bond, as the case may be, to be obtained, to be kept in full force and effect (unless coverage thereunder has been exhausted through payment of claims) and to pay timely the fees or premiums therefor unless, as described in the applicable Prospectus Supplement, the payment of such fees or premiums is otherwise provided for. The Trustee or such other person specified in the applicable Prospectus Supplement will make or cause to be made draws under the Letter of Credit or the Surety Bond, as the case may be, under the circumstances and to cover the amounts specified in the applicable Prospectus Supplement. Any amounts otherwise available under the Letter of Credit or the Surety Bond will be reduced to the extent of any prior unreimbursed draws thereunder. The applicable Prospectus Supplement will provide the manner, priority and source of funds by which any such draws are to be repaid.

         Unless otherwise specified in the applicable Prospectus Supplement, if the Letter of Credit Bank or the Surety, as applicable, ceases to satisfy any credit rating or other applicable requirements specified in the applicable Prospectus Supplement, the Trustee or such other person specified in the applicable Prospectus Supplement will use its reasonable efforts to obtain or cause to be obtained a substitute Letter of Credit or Surety Bond, as applicable, or other form of credit enhancement providing similar protection, that meets such requirements and provides the same coverage to the extent available for the same cost. There can be no assurance that any Letter of Credit Bank or any Surety, as applicable, will continue to satisfy such requirements or that any such substitute Letter of Credit, Surety Bond or similar credit enhancement will be available providing equivalent coverage for the same cost. To the extent not so available, the Credit Support otherwise provided by the Letter of Credit or the Surety Bond (or similar credit enhancement) may be reduced to the level otherwise available for the same cost as the original Letter of Credit or Surety Bond.

         Reserve Accounts. If so provided in the applicable Prospectus Supplement, the Trustee or such other person specified in the Prospectus Supplement will deposit or cause to be deposited into an account maintained with an eligible institution (which may be the Trustee) (a "Reserve Account") any combination of cash or permitted investments in specified amounts, which will be applied and maintained in the manner and under the conditions specified in such Prospectus Supplement. In the alternative or in addition to such deposit, a Reserve Account may


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



be funded through application of a portion of collections received on the Deposited Assets for a given Series of Trust Certificates, in the manner and priority specified in the applicable Prospectus Supplement. Amounts may be distributed to Trust Certificateholders of such Class or group of Classes within such Series, or may be used for other purposes, in the manner and to the extent provided in the applicable Prospectus Supplement. Amounts deposited in any Reserve Account will be invested in certain permitted investments by, or at the direction of, the Trustee, the Depositor or such other person as may be specified in the applicable Prospectus Supplement.

Collections

         The Trust Agreement will establish procedures by which the Trustee or such other person as may be specified in the Prospectus Supplement is obligated, for the benefit of the Trust Certificateholders of each Series of Trust Certificates, to administer the related Deposited Assets, including making collections of all payments made thereon, depositing from time to time prior to any applicable Distribution Date such collections into a segregated trust account maintained or controlled by the applicable Trustee for the benefit of such Series (each a "Trust Certificate Account"). An Administrative Agent, if any is appointed, will direct the Trustee, and otherwise the Trustee will make all determinations, as to the appropriate application of such collections and other amounts available for distribution to the payment of any administrative or collection expenses (such as the administrative fee) and certain Credit Support-related ongoing fees (such as insurance premiums, letter of credit fees or any required account deposits) and to the payment of amounts then due and owing on the Trust Certificates of such Series (and Classes within such Series), all in the manner and priorities described in the applicable Prospectus Supplement. The applicable Prospectus Supplement will specify the collection periods, if applicable, and Distribution Dates for a given Series of Trust Certificates and the particular requirements relating to the segregation and investment of collections received on the Deposited Assets during a given collection period or on or by certain specified dates. There can be no assurance that amounts received from the Deposited Assets and any Credit Support obtained for the benefit of Trust Certificateholders for a particular Series or Class of Trust Certificates over a specified period will be sufficient, after payment of all prior expenses and fees for such period, to pay amounts then due and owing to holders of such Trust Certificates. The applicable Prospectus Supplement will also set forth the manner and priority by which any Realized Loss will be allocated among the Classes of any Series of Trust Certificates, if applicable.

         The relative priorities of distributions with respect to collections from the assets of the Trust assigned to Classes of a given Series of Trust Certificates may permanently or temporarily change over time upon the occurrence of certain circumstances specified in the applicable Prospectus Supplement. Moreover, the applicable Prospectus Supplement may specify that the Allocation Ratio in respect of each Class of a given Series for purposes of payments of certain amounts, such as principal, may be different from the Allocation Ratio assigned to each such Class for payments of other amounts, such as interest or premium.

                       DESCRIPTION OF THE TRUST AGREEMENT

         General. The following summary of material provisions of the Trust Agreement does not purport to be complete, and such summary is qualified in its entirety by reference to the detailed provisions of the form of Trust Agreement filed as an exhibit to the Registration Statement. Wherever particular sections or defined terms of the Standard Terms are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference.

Assignment of Deposited Assets

         At the time any Series of Trust Certificates is issued, the Depositor will cause the Underlying Securities and the Deposited Assets specified in the Prospectus Supplement, if any, to be assigned and delivered to the Trustee to be deposited in the related Trust, together with all principal, premium (if any) and interest received by or on behalf of the Depositor on or with respect to such Underlying Securities and other Deposited Assets after the cut-off date specified in the Prospectus Supplement (the "Cut-off Date"), other than principal, premium (if any) and interest due on or before the Cut-off Date and other than any Retained Interest. Concurrently with such assignment, the Depositor will execute, and the Trustee will authenticate and deliver, the Trust Certificates to the Depositor in exchange for the Underlying Securities and other Deposited Assets, if any. Each Deposited Asset will be identified


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



in a schedule to the Trust Agreement. Such schedule will include certain summary identifying information with respect to each Underlying Security and each other Deposited Asset as of the Cut-off Date. Such schedule will include, to the extent applicable, information regarding the payment terms of any Concentrated Underlying Security, the Retained Interest, if any, with respect thereto, the maturity or terms thereof, the rating, if any, thereof and any other material information with respect thereto.

         In addition, the Depositor will, with respect to each Deposited Asset, deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) all documents necessary to transfer ownership of such Deposited Asset to the Trustee. The Trustee (or such custodian) will hold such documents in trust for the benefit of the Trust Certificateholders.

         The Depositor will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Trust Agreement. Upon a breach of any such representation of the Depositor which materially and adversely affects the interests of the Trust Certificateholders, the Depositor will be obligated to cure the breach in all material respects.

Collection and Other Administrative Procedures

         General. With respect to any Series of Trust Certificates, the Trustee or such other person specified in the Prospectus Supplement, directly or through administrative agents, will establish and maintain certain accounts for the benefit of the holders of the relevant Trust Certificates and will deposit in such accounts all amounts received by it in respect of the Deposited Assets. The Trustee on behalf of the Trust may direct any depository institution maintaining such accounts to invest the funds in such accounts in one or more Eligible Investments (as defined in the Trust Agreement) bearing interest or sold at a discount. Any earnings with respect to such investments will be paid to, and any losses with respect to such investments will be solely for the account of, the Trust Certificateholders (and, if applicable, the holder of the Retained Interest) in accordance with the Allocation Ratio. Further, the Trustee or such other person specified in the Prospectus Supplement, will make reasonable efforts to collect all scheduled payments under the Deposited Assets and will follow or cause to be followed such collection procedures, if any, as it would follow with respect to comparable financial assets that it held for its own account, provided that such procedures are consistent with the Trust Agreement and any related instrument governing any Credit Support and provided further that, except as otherwise expressly set forth in the applicable Prospectus Supplement, it shall not be required to expend or risk its own funds or otherwise incur personal financial liability.

         Realization upon Defaulted Deposited Assets. The Trustee, as administrator with respect to the Deposited Assets, on behalf of the Trust Certificateholders of a given Series (or any Class or Classes within such Series), will present claims under each applicable Credit Support instrument and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Deposited Assets. As set forth above, all collections by or on behalf of the Trustee under any Credit Support instrument are to be deposited in the Trust Certificate Account for the related Trust, subject to withdrawal as described above.

         The Trustee will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon any defaulted Deposited Asset; provided that, the Trustee will be required to expend or risk its own funds or otherwise incur financial liability if and only to the extent specified in the applicable Prospectus Supplement. If the proceeds of any liquidation of the defaulted Deposited Asset are less than the sum of (i) the outstanding principal balance of the defaulted Deposited Asset,
(ii) interest accrued but unpaid thereon at the applicable interest rate and
(iii) the aggregate amount of expenses incurred by the Trustee in connection with such proceedings to the extent reimbursable from the assets of the Trust under the Trust Agreement, the Trust for the applicable Series will realize a loss in the amount of such difference. To the extent provided in the applicable Prospectus Supplement, the Trustee will be entitled to withdraw or cause to be withdrawn from the related Trust Certificate Account out of the net proceeds recovered on any defaulted Deposited Asset, prior to the distribution of such proceeds to Trust Certificateholders, amounts representing its normal administrative compensation on the Deposited Asset, unreimbursed administrative expenses incurred with respect to the Deposited Asset and any unreimbursed advances of delinquent payments made with respect to the Deposited Asset.




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


Retained Interest

         The Prospectus Supplement for a Series of Trust Certificates will specify whether there will be any Retained Interest in the Deposited Assets, and, if so, the owner thereof. If so provided, the Retained Interest will be established on an asset-by-asset basis and will be specified in an exhibit to the applicable Series Supplement. A Retained Interest in a Deposited Asset represents a specified ownership interest therein and a right to a portion of the payments thereon. Payments in respect of the Retained Interest will be deducted from payments on the Deposited Assets as received and, in general, will not be deposited in the applicable Trust Certificate Account or become a part of the related Trust. After the Trustee deducts all applicable fees (as provided for in the Trust Agreement) from any partial recovery on an Underlying Security, the Trustee will allocate any such partial recovery between the holder of the Retained Interest (if any) and the Trust Certificateholders of the applicable Series.

Advances in Respect of Delinquencies

         Unless otherwise specified in the applicable Prospectus Supplement, the Trustee will have no obligation to make any advances with respect to collections on the Deposited Assets or in favor of the Trust Certificateholders of the related Series of Trust Certificates. However, to the extent provided in the applicable Prospectus Supplement, the Trustee will advance on or before each Distribution Date its own funds or funds held in the Trust Certificate Account for such Series that are not part of the funds available for distribution for such Distribution Date, in an amount equal to the aggregate of payments of principal, premium (if any) and interest (net of related fees and any Retained Interest) with respect to the Deposited Assets that were due during the related Collection Period and were delinquent on the related Record Date, subject to (i) the Trustee's good faith determination that such advances will be reimbursable from Related Proceeds (as defined below) and (ii) such other conditions as may be specified in the Prospectus Supplement.

         Advances are intended to maintain a regular flow of scheduled interest, premium (if any) and principal payments to holders of the Class or Classes of Trust Certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the applicable Prospectus Supplement, advances of the Trustee's funds, if any, will be reimbursable only out of related recoveries on the Deposited Assets (and amounts received under any form of Credit Support) for such Series with respect to which such advances were made (as to any Deposited Assets, "Related Proceeds"); provided, however, that any such advance will be reimbursable from any amounts in the Trust Certificate Accounts for such Series to the extent that the Trustee shall determine, in its sole judgment, that such advance is not ultimately recoverable from Related Proceeds. If advances have been made by the Trustee from excess funds in the Trust Certificate Account for any Series, the Trustee will replace such funds in such Trust Certificate Account on any future Distribution Date to the extent that funds in such Trust Certificate Account on such Distribution date are less than payments required to be made to Trust Certificateholders on such date. If so specified in the applicable Prospectus Supplement, the obligations, if any, of the Trustee to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond will be set forth in the applicable Prospectus Supplement.

Certain Matters Regarding the Trustee, the Administrative Agent, and the
Depositor

         The Trustee may enter into agreements ("Administration Agreements") with one or more Administrative Agents in order to delegate certain of its administrative obligations with respect to a related Series under the Trust Agreement; provided, however, that (i) such delegation shall not release the Trustee from the duties, obligations, responsibilities or liabilities arising under the Trust Agreement; (ii) such Administrative Agreement shall not affect the rating of any Class of Trust Certificates of such Series; (iii) such agreements must be consistent with the terms of the Trust Agreement, (iv) the Trustee will remain solely liable for all fees and expenses it may owe to such Administrative Agent; (v) the Administrative Agent shall give representations and warranties in such Administration Agreement which are the same in substance as those required of the Trustee; and (vi) such Administrative Agent shall meet the eligibility requirements of the Trustee pursuant to the Trust Agreement. An Administrative Agent, if any, for each Series of Trust Certificates under the Trust Agreement will be named in the applicable Prospectus Supplement. The entity serving as Administrative Agent for any such Series may be the Trustee, the Depositor, an affiliate of either thereof, or any third party and may have other business relationships with the Trustee, the Depositor or their affiliates. The applicable Prospectus Supplement will specify the Administrative Agent's


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



compensation, if any, and the source, manner and priority of payment thereof, with respect to a given Series of Trust Certificates.

         The Trust Agreement will provide that an Administrative Agent may resign from its obligations and duties under the Trust Agreement with respect to any Series of Trust Certificates only if such resignation, and the appointment of a successor, will not result in a withdrawal or downgrading of the rating of any Class of Trust Certificates of such Series or upon a determination that its duties under the Trust Agreement with respect to such Series are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor has assumed the Administrative Agent's obligations and duties under the Trust Agreement with respect to such Series.

         The Trust Agreement will further provide that neither such Administrative Agent, the Depositor, the Trustee nor any director, officer, employee, or agent of the Trustee, the Administrative Agent or the Depositor will incur any liability to the related Trust or Trust Certificateholders for any action taken, or for refraining from taking any action, in good faith pursuant to the Trust Agreement or for errors in judgment; provided, however, that none of the Trustee, the Administrative Agent, the Depositor nor any such director, officer, employee or agent will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. The Trust Agreement will further provide that the Trustee, an Administrative Agent, the Depositor and any director, officer, employee or agent of any of them will be entitled to indemnification by the related Trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Trust Agreement or the Trust Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the Trust Agreement will provide that the Trustee, an Administrative Agent, and the Depositor are under no obligation to appear in, prosecute or defend any legal action which is not incidental to their respective responsibilities under the Trust Agreement or which in their respective opinions may involve it in any expense or liability. Each of the Trustee, an Administrative Agent, and the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Trust Agreement and the rights and duties of the parties thereto and the interests of the Trust Certificateholders thereunder. The applicable Prospectus Supplement will describe how such legal expenses and costs of such action and any liability resulting therefrom will be allocated.

         The Trustee, Depositor, and any Administrative Agent shall have no obligations with respect to the Underlying Securities. The Depositor is not authorized to proceed against the Underlying Securities Issuer in the event of a default. Except as expressly provided in the Trust Agreement, the Trustee is not authorized to proceed against the Underlying Securities Issuer or to assert the rights and privileges of Trust Certificateholders.

         Any person into which the Trustee, the Depositor, or an Administrative Agent may be merged or consolidated, or any person resulting from any merger of consolidation to which the Trustee, Depositor, or an Administrative Agent is a part, or any person succeeding to the business of the Trustee, Depositor, or an Administrative Agent, will be the successor of the Trustee, Depositor, or such Administrative Agent (as the case may be) under the Trust Agreement with respect to the Trust Certificates of a Series.

Administrative Agent Termination Events; Rights upon Administrative Agent Termination Event

         "Administrative Agent Termination Events" under the Trust Agreement with respect to any given Series of Trust Certificates will consist of the following: (i) any failure by an Administrative Agent to remit to the Trustee any funds in respect of collections on the Deposited Assets and Credit Support, if any, as required under the Trust Agreement, that continues unremedied for five days after the giving of written notice of such failure to the Administrative Agent by the Trustee or the Depositor, or to the Administrative Agent, the Depositor and the Trustee by the holders of such Trust Certificates evidencing not less than 25% of the Voting Rights; (ii) any failure by an Administrative Agent duly to observe or perform in any material respect any of its other covenants or obligations under its agreement with the Trustee with respect to such Series which continues unremedied for 30 days after the giving of written notice of such failure to the Administrative Agent by the Trustee or the Depositor, or to the Administrative Agent, the Depositor and the Trustee by the holders of such Trust Certificates evidencing not less than 25% of the Voting Rights; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of an Administrative Agent indicating its insolvency or inability to pay its obligations. Any additional Administrative Agent Termination Events with respect to any given Series of Trust Certificates will be set forth in the applicable Prospectus Supplement. In addition, the applicable Prospectus Supplement and the related Series Supplement will specify as to each matter requiring the vote of holders of Trust Certificates of a Class or group of Classes within a given Series, the circumstances and manner in which the Required Percentage applicable to each such matter is calculated. "Required Percentage" means, with respect to any matter requiring a vote of holders of Trust Certificates of a given Series, the specified percentage of the aggregate Voting Rights of Trust Certificates of such Series applicable to such matter. "Voting Rights" are the portion of the aggregate voting rights of Underlying Securities allocated to Trust Certificateholders of each Class within a given Series (and to the holder of the Retained Interest) in direct proportion to the Allocation Ratio, as set forth in the applicable Prospectus Supplement.

         Upon the occurrence of an Administrative Agent Termination Event, the Trustee may terminate the relevant Administration Agreement and the rights and obligations of any such Administrative Agent under any Administration Agreement in accordance with the terms and conditions of any such Administration Agreement. In the event of a termination of any such Administration Agreement, the Trustee shall simultaneously reassume direct responsibility for all obligations delegated in such Administration Agreement without any act or deed on the part of the applicable Administrative Agent, and the Trustee shall administer directly the related Underlying Securities or shall enter into an Administration Agreement with a successor Administrative Agent which so qualifies under the requirements set forth above. If the Trustee is unwilling or unable to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, an Administrative Agent which so qualifies under the requirements set forth above. Pending such appointment, the Trustee must act in such capacity (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent Deposited Assets, then the Trustee will not be so obligated).

Trustee Compensation and Payment of Expenses

         The applicable Prospectus Supplement will specify the Trustee's compensation, and the source, manner and priority of payment thereof, with respect to a given Series of Trust Certificates.

         The applicable Series Supplement may provide for the payment by the Depositor of certain Prepaid Ordinary Expenses (as defined below) of the Trustee. If the Prepaid Ordinary Expenses set forth in the Series Supplement are greater than zero, the Trustee will be deemed to agree that the payment of such amount constitutes full and final satisfaction of and payment for all Ordinary Expenses. If the Prepaid Ordinary Expenses set forth in the Series Supplement are zero, the Series Supplement may indicate that Ordinary Expenses will be paid for by the Trust, in which case the Trustee will be paid on a periodic basis by the Trust or the Retained Interest at the rate or amount and on the terms provided for in the Series Supplement. The Trustee has agreed, pursuant to the Trust Agreement, that its right to receive such payments from the Trust will constitute full and final satisfaction of and payment for all Ordinary Expenses and that the Trustee will have no claim on payment of Ordinary Expenses from any other source, including the Depositor. If the Prepaid Ordinary Expenses set forth in the Series Supplement are zero, the Series Supplement may provide that the Depositor will pay to the Trustee from time to time a fee for its services and expenses as trustee as set forth in the Series Supplement payable at the times set forth therein. The Trustee will agree, pursuant to the Trust Agreement, that its right to receive such payments from the Depositor will constitute full and final satisfaction of and payment for all Ordinary Expenses and that the Trustee will have no claim for payment of Ordinary Expenses from the Trust. The Trustee has further agreed that, notwithstanding any failure by the Depositor to make such periodic payments of Ordinary Expenses, the Trustee will continue to perform its obligations under the Trust Agreement. The Depositor's obligations to pay Ordinary Expenses under the Trust Agreement will be extinguished and of no further effect upon he payment of Ordinary Expenses due and owing on the termination of the Trust pursuant to the terms of the Trust Agreement.

         Subject to the terms of the Trust Agreement, all Extraordinary Expenses, to the extent not paid by a third party, are obligations of the Trust, and when due and payable will be satisfied solely by the Trust. "Extraordinary Expenses" are any and all costs, expenses or liabilities arising out of the establishment, existence or administration of the Trust, other than (i) Ordinary Expenses and (ii) costs and expenses payable by a particular Trust Certificateholder, the Trustee or the Depositor pursuant to the Trust Agreement. "Ordinary Expenses" are defined


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



in the Series Supplement and generally will consist of the Trustee's ordinary expenses and overhead in connection with its services as Trustee, including (i) the costs and expenses of preparing, sending and receiving all reports, statements, notices, returns, filings, solicitations of consent or instructions, or other communications required by the Trust Agreement, (ii) the costs and expenses of holding and making ordinary collection or payments on the assets of the Trust and of determining and making payments of interest or principal, (iii) the costs and expenses of the Trust's or Trustee's counsel, accountants and other experts for ordinary or routine consultation or advice in connection with the establishment, administration and termination of the Trust, and (iv) any other costs and expenses that are or reasonably should have been expected to be incurred in the ordinary course of administration of the Trust. If and to the extent specified in the applicable Series Supplement, in addition to amounts payable to any Administrative Agent, the Trustee will pay from its compensation certain expenses incurred in connection with its administration of the Deposited Assets, including, without limitation, payment of the fees and disbursements of the Trustee, if applicable, and independent accountants, payment of expenses incurred in connection with distributions and reports to Trust Certificateholders, and payment of any other expenses described in the applicable Prospectus Supplement.

         The Trustee will not take any action, including appearing in, instituting or conducting any action or suit under the Trust Agreement or in relation thereto which is not indemnifiable under the Trust Agreement which, in the Trustee's opinion, would or might cause it to incur costs, expenses or liabilities that are Extraordinary Expenses unless (i) the Trustee is satisfied that it will have adequate security or indemnity in respect of such costs, expenses and liabilities, (ii) the Trustee has been instructed to do so by Trust Certificate holders representing not less than the Required Percentage-Remedies, and (iii) the Trust Certificate holders, pursuant to the instructions given under clause (ii) above, have agreed that such costs, expenses or liabilities will either be (x) paid by the Trustee from the Trust, in the case of a vote of 100% of the aggregate principal amount of Trust Certificates then outstanding, or (y) paid by the Trustee (which payment will be made out of its own funds and not from monies on deposit in the Trust), in which case the Trustee will be entitled to receive, upon demand, reimbursement from those Trust Certificateholders who have agreed to bear the entire amount of such costs, expenses or liabilities on a pro rata basis among such Trust Certificateholders.

Optional Exchange

         The terms and conditions, if any, upon which Trust Certificates of any Series may be exchanged for a pro rata portion of the Deposited Assets of the related Trust will be specified in the related Series Supplement; provided that any such Optional Exchange Right will be exercisable only to the extent that the Depositor provides upon the Trustee's request an opinion of counsel that (i) such exchange would not be inconsistent with continued satisfaction of the applicable requirements under the Investment Company Act of 1940, as amended, and (ii) such exchange would not affect the characterization of the Trust as a "grantor trust" under the Code; and provided further, that no Trust Certificate may be exchanged unless the Trustee has received at least 30 days' but not more than 45 days' notice prior to an Optional Exchange Date (as defined in the Supplement), as more particularly described in the Trust Agreement.

         Any tender of a Trust Certificate by the holder thereof for exchange will be irrevocable. Unless otherwise provided in the applicable Series Supplement, the Optional Exchange Right may be exercised by the holder of a Trust Certificate for less than the aggregate principal amount of such Trust Certificate as long as the aggregate principal amount outstanding after such exchange is a multiple of the minimum denomination of such Trust Certificate and all other exchange requirements set forth in the related Series Supplement are satisfied. Upon such partial exchange, such Trust Certificate will be cancelled and a new Trust Certificate or Trust Certificates for the remaining principal amount of the Trust Certificate will be issued (which, in the case of any Trust Certificate issued in registered form, will be in the name of the holder of such exchanged Trust Certificate).

Voting Rights with Respect to Underlying Securities

         Within five Business Days after receipt of notice of any meeting of, or other occasion for the exercise of Voting Rights or the giving of consents by, owners of any of the Underlying Securities, the Trustee will give notice to the Trust Certificateholders, setting forth (i) such information as is contained in such notice to owners of Underlying Securities, (ii) a statement that the Trust Certificateholders will be entitled, subject to any applicable provision of law and any applicable provisions of such Underlying Securities, to instruct the Trustee as to the exercise of Voting Rights, if any, pertaining to such Underlying Securities and (iii) a statement as to the manner in which instructions may be given to the Trustee to give a discretionary proxy to a person designated in the notice received by the Trustee. The Trustee will give such notice to the Trust Certificateholders of record on the relevant record date.

         Upon the written request of the applicable Trust Certificateholder, received on or before the date established by the Trustee for such purpose, the Trustee will endeavor, insofar as practicable and permitted under any applicable provision of law and any applicable provision of or governing the Underlying Securities, to vote in accordance with any nondiscretionary instruction set forth in such written request. The Trustee will not vote except as specifically authorized and directed in written instructions from the applicable Trust Certificateholder entitled to give such instructions. Notwithstanding the foregoing, if the Trustee determines (based upon advice furnished by nationally recognized independent tax counsel, whether at the request of any Trust Certificateholder or otherwise) that the exercise of voting rights with respect to any Underlying Securities could result in a "sale or other disposition" of such Underlying Securities within the meaning of Section 1001(a) of the Internal Revenue Code of 1986, as amended (the "Code"), the Trustee will exercise such voting rights in a manner that would not result in any such sale or other disposition. The Trustee will have no responsibility to make any such determination.

         By accepting delivery of a Trust Certificate, whether upon original issuance or subsequent transfer, exchange or replacement thereof, and without regard to whether ownership is beneficial or otherwise, the Trust Certificateholder agrees so long as it is an owner of such Trust Certificate that it will not grant any consent (i) to any conversion of the timing of payment of, or the method or rate of accruing, interest on the Underlying Securities underlying the Trust Certificates held by such Trust Certificateholder or (ii) to any redemption or prepayment of the Underlying Securities underlying the Trust Certificates held by such Trust Certificateholder. The Trustee will not grant any consent solicited from the owners of the Underlying Securities underlying the Trust Certificates with respect to the matters set forth under this section, "Description of the Trust Agreement--Voting Rights with Respect to Underlying Securities," nor will it accept or take any action in respect of any consent, proxy or instructions received from any Trust Certificateholder in contravention of the provisions of such Section.

Limitations on Rights of Trust Certificateholders

         No Trust Certificateholder of a given Series will have the right under the Trust Agreement to institute any proceeding with respect thereto unless (i) such Trust Certificateholder previously has given to the Trustee written notice of a continuing breach, (ii) Trust Certificateholders evidencing not less than the Required Percentage- Remedies of the aggregate Voting Rights have made written request upon the Trustee to institute such proceeding in its own name as Trustee, (iii) such Trust Certificateholder or Trust Certificateholders have offered the Trustee reasonable indemnity, (iv) the Trustee for 15 days has failed to institute any such proceeding and (v) no direction inconsistent with such written request has been given to the Trustee during such 15 day period by Trust Certificateholders evidencing not less than the Required Percentage-Remedies of the aggregate Voting Rights. The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by the Trust Agreement, to make any investigation into the facts of matters arising under the Trust Agreement or stated in any document believed by it to be genuine, unless requested in writing to do so by Trust Certificateholders of the Required Percentage-Direction of Trustee (as defined in the Trust Agreement) or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Trust Certificates covered by the Trust Agreement, unless such Trust Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Modification and Waiver

         Unless otherwise specified in the applicable Prospectus Supplement, the Trust Agreement may be amended from time to time by the Depositor and the Trustee without notice to or the consent of any of the Trust Certificateholders for any of the following purposes: (i) to cure any ambiguity; (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein or in the Prospectus Supplement; (iii) to appoint a change in Trustee for a Series of Trust Certificates subsequent to the Closing Date (as defined in the applicable Supplement) for such Series; (iv) to provide for administration of separate Trusts by more than one trustee; (v) to provide for a successor Trustee with respect to Trust Certificates of one or more Series; (vi) to provide for the issuance of a new Series of Trust Certificates pursuant to a Supplement; (vii) to add or supplement any Credit Support for the benefit of any Trust Certificateholders (provided that if any such addition affects any series or Class of Trust Certificateholders differently than any other Series or Class of Trust Certificateholders, then such addition will not, as evidenced by an opinion of counsel, have a material adverse effect on the interests of any affected Series or Class of Trust Certificateholders; (viii) to add to the covenants, restrictions or obligations of the Depositor, the Administrative Agent, if any, or the Trustee for the benefit of the Trust Certificateholders; (ix) to comply with any requirements imposed by the Code; or (x) to add, change or eliminate any other provisions with respect to matters or questions arising under this Trust Agreement; provided, however, that in the case of any amendment the Rating Agency Condition shall be satisfied with respect to such amendment and that no such amendment shall cause any Trust created hereunder to fail to qualify as a fixed investment trust (or "grantor trust") under the Code.

         Without limiting the generality of the foregoing, unless otherwise specified in the applicable Prospectus Supplement, the Trust Agreement may also be modified or amended from time to time by the Depositor and the Trustee, with the consent of the holders of Trust Certificates evidencing the Required Percentage-Amendment of the aggregate Voting Rights of those Trust Certificates that are materially adversely affected by such modification or amendment for the purpose of adding any provision to or changing in any manner or eliminating any provision of the Trust Agreement or of modifying in any manner the rights of such Trust Certificateholders; provided, however, that if such modification or amendment would materially adversely affect the rating of any Series or Class by each Rating Agency, the Required Percentage specified in the related Series Supplement shall include an additional specified percentage of the Trust Certificates of such Series or Class, and provided further, that no such amendment will (i) reduce in any manner the amount of, or delay the timing of, payments received on Deposited Assets which are required to be distributed on any Trust Certificate without the consent of the holders of such Trust Certificates or (ii) reduce the percentage of aggregate Voting Rights required to take any action specified in the Trust Agreement, without the consent of the holders of all Trust Certificates of such Series or Class then Outstanding.

         Unless otherwise specified in the applicable Prospectus Supplement, holders of Trust Certificates evidencing not less than the Required Percentage to waive the Voting Rights of a given Series may, on behalf of all Trust Certificateholders of that Series, (i) waive, insofar as that Series is concerned, compliance by the Depositor or the Trustee with certain restrictive provisions, if any, of the Trust Agreement before the time for such compliance and (ii) waive any past default under the Trust Agreement with respect to Trust Certificates of that Series, except a default in the failure to distribute amounts received as principal of (and premium, if any) or any interest on any such Trust Certificate and except a default in respect of a covenant or provision the modification or amendment of which would require the consent of the holder of each outstanding Trust Certificate affected thereby.

Reports to Trust Certificateholders; Notices

         Reports to Trust Certificateholders. With each distribution to Trust Certificateholders of a Series, the Trustee will forward or cause to be forwarded to each such Trust Certificateholder, to the Depositor and to such other parties as may be specified in the Trust Agreement, a statement setting forth:

                  (i) the amounts received by the Trustee as of the last such statement in respect of principal, interest and premium on the Underlying Securities and any amounts received by the Trustee with respect to any derivatives transaction entered into by the Trust pursuant to the terms of the Trust Agreement;

                  (ii) any amounts payable by the Trust as of such date pursuant to any derivatives transaction entered into by the Trust pursuant to the terms of the Trust Agreement;

                  (iii) the amount of compensation received by the Administrative Agent, if any, and the Trustee for the period relating to such Distribution Date, and such other customary information as the Administrative Agent, if any, or otherwise the Trustee deems necessary or desirable (or that such Certificateholder reasonably requests in writing) to enable Trust Certificateholders to prepare their tax returns;

                  (iv) the amount of the distribution on such Distribution Date to Trust Certificateholders of each Class of such Series allocable to principal of and premium, if any, and interest on the Trust Certificates of each such Class, and the amount of aggregate unpaid interest accrued as of such Distribution Date;

                  (v) in the case of Trust Certificates bearing interest on a floating rate basis, the respective floating rate applicable to such Trust Certificates on such Distribution Date, as calculated in accordance with the method specified in such Trust Certificates and the related Series Supplement;

                  (vi) if the Series Supplement provides for Advances (as defined in the Trust Agreement), the aggregate amount of Advances, if any, included in such distribution, and the aggregate amount of unreimbursed Advances, if any, at the close of business on such Distribution Date;

                  (vii) the aggregate stated principal amount and, if applicable, Notional Amount of the Underlying Securities related to such Series, the current interest rate or rates thereon at the close of business on such Distribution Date and, if such rating has changed since the last Distribution Date, the current rating assigned thereon by the applicable Rating Agency;

                  (viii) the aggregate principal amount (or Notional Amount, if applicable) of each Class of such Series at the close of business on such Distribution Date, separately identifying any reduction in such aggregate principal amount (or Notional Amount) due to the allocation of certain Realized Losses on such Distribution Date or otherwise, as provided in the Trust Agreement;

                  (ix) as to any Series (or Class within such Series) for which Credit Support has been obtained, the amount or notional amount of coverage of each element of Credit Support (and rating, if any, thereof) included therein as of the close of business on such Distribution Date; and

                  (x) any other information appropriate for a Series, as specified in the applicable Prospectus Supplement.

         Within a reasonable period of time after the end of each calendar year, the Trustee will furnish to each person who at any time during the calendar year was a Trust Certificateholder a statement containing the information set forth in subclause (iii) above, aggregated for such calendar year during which such person was a Trust Certificateholder. Such obligation of the Trustee will be deemed to have been satisfied to the extent that substantially comparable information is provided by the Trustee pursuant to any requirements of the Code as are from time to time in effect.

         Notices. Any notice required to be given to a holder of a Registered Trust Certificate will be mailed to the last address of such holder set forth in the applicable Trust Certificate Register. Any notice so mailed within the time period prescribed in the Trust Agreement or Series Supplement shall be conclusively presumed to have been duly given when mailed, whether or not the Trust Certificateholder receives such notice.

Evidence as to Compliance

         The Trust Agreement will provide that commencing on a certain date and on or before a specified date in each year thereafter, a firm of independent public accountants will furnish a statement to the Trustee to the effect that such firm has examined certain documents and records relating to the administration of the Deposited Assets during the related 12-month period (or, in the case of the first such report, the period ending on or before the date specified in the Prospectus Supplement, which date shall not be more than one year after the related Original Issue Date) and that, on the basis of certain agreed upon procedures considered appropriate under the circumstances, such firm is of the opinion that such administration was conducted in compliance with the terms of the Trust Agreement, except for such exceptions as such firm shall believe to be immaterial and such other exceptions and qualifications as shall be set forth in such report.

         The Trust Agreement will also provide for delivery to the Depositor, the Administrative Agent, if any, and the Trustee on behalf of the Trust Certificateholders, on or before a specified date in each year, of an annual statement signed by two officers of the Trustee to the effect that the Trustee has fulfilled its obligations under the Trust Agreement throughout the preceding year with respect to any Series of Trust Certificates.

         Copies of the annual accountants' statement, if any, and the statement of officers of the Trustee may be obtained by Trust Certificateholders without charge upon written request to either the Administrative Agent or the Trustee, as applicable, at the address set forth in the applicable Prospectus Supplement.

Replacement Trust Certificates

         If a mutilated Trust Certificate is surrendered at the corporate trust office or agency of the Trustee in the City and State of New York or the Depositor and the Trustee receive satisfactory evidence that such Trust Certificate has been lost, destroyed or stolen it may be replaced upon payment by the holder of such expenses as may be incurred by the Trustee in connection therewith and the furnishing of such security and indemnity as the Trustee and the Depositor may require to hold each of them and any Paying Agent harmless; provided that neither the Depositor nor the Trustee has received notice that such Trust Certificate was acquired by a bona fide purchaser.

Termination

         The obligations created by the Trust Agreement for each Series of Trust Certificates will terminate upon the payment to Trust Certificateholders of that Series of all amounts held in the related Trust Certificate Account and required to be paid to them pursuant to the Trust Agreement following final payment or other liquidation of any remaining Deposited Assets or Credit Support subject thereto or the disposition of all property acquired upon foreclosure or liquidation of any such Deposited Assets or Credit Support. In no event, however, will any Trust created by the Trust Agreement continue beyond the respective date specified in the applicable Prospectus Supplement, nor will such Trust continue to exist if its existence would result in a violation of the common-law Rule Against Perpetuities. Written notice of termination of the obligations with respect to the related Series of Trust Certificates under the Trust Agreement will be provided as set forth above under "--Reports to Trust Certificateholders; Notices", and the final distribution will be made only upon surrender and cancellation of the Trust Certificates at an office or agency appointed by the Trustee which will be specified in the notice of termination.

         Any such purchase of Deposited Assets or Credit Support and property acquired in respect of Deposited Assets or Credit Support evidenced by a Series of Trust Certificates shall be made at a price approximately equal to the aggregate fair market value of all the assets in the Trust (as determined by the Trustee, the Administrative Agent, if any, and, if different than both such persons, the person entitled to effect such termination), in each case taking into account accrued interest at the applicable interest rate to the first day of the month following such purchase or, to the extent specified in the applicable Prospectus Supplement, a specified price as determined therein. The exercise of such right will effect early retirement of the Trust Certificates of that Series, but the right of the person entitled to effect such termination is subject to the aggregate principal balance of the outstanding Deposited Assets or Credit Support for such Series at the time of purchase being less than the percentage of the aggregate principal balance of the Deposited Assets or the Credit Support at the Cut-off Date (as defined in the Trust Agreement) for the Series specified in the applicable Prospectus Supplement.

Duties of the Trustee

         The Trustee makes no representations as to the validity or sufficiency of the Trust Agreement, the recitals contained therein, the Trust Certificates of any Series or any Deposited Asset or related document and is not accountable for the use or application by the Depositor of any of the Trust Certificates or the Deposited Assets, or the proceeds thereof. The Trustee is required to perform only those duties specifically required under the Trust Agreement with respect to such Series. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the applicable requirements of the Trust Agreement.

The Trustee

         The Trustee for any given Series of Trust Certificates under the Trust Agreement will be named in the applicable Prospectus Supplement. The commercial bank, national banking association or trust company serving as Trustee will be unaffiliated with, but may have banking relationships with or provide financial services to, the Depositor, any Administrative Agent and their affiliates.

                                 CURRENCY RISKS

         An investment in a Trust Certificate having a Specified Currency other than U.S. dollars entails significant risks that are not associated with a similar investment in a U.S. dollar-denominated security. Such risks include, without limitation, the possibility of significant changes in rates of exchange between the U.S. dollar and such Specified Currency and the possibility of the imposition or modification of foreign exchange controls with respect to such Specified Currency. Such risks generally depend on factors over which the Depositor has no control, such as economic and political events and the supply of and demand for the relevant currencies. In recent years, rates of exchange between the U.S. dollar and certain currencies have been highly volatile, and such volatility may be expected in the future. Past fluctuations in any particular exchange rate do not necessarily indicate, however, fluctuations in the rate that may occur during the term of any Trust Certificate. Depreciation of the Specified Currency for a Trust Certificate against the U.S. dollar would decrease the effective yield of such Trust Certificate below its Trust Certificate Rate and, in certain circumstances, could result in a loss to the investor on a U.S. dollar basis.

         Governments have from time to time imposed, and may in the future impose, exchange controls that could affect exchange rates and the availability of a Specified Currency for making distributions in respect of Trust Certificates denominated in such currency. At present, the Depositor has identified the following currencies in which distributions of principal, premium and interest on Trust Certificates may be made: Australian dollars, Canadian dollars, Danish kroner, Italian lire, Japanese yen, New Zealand dollars, U.S. dollars and ECU. However, Trust Certificates distributable in another Specified Currency may be issued at any time, based upon investor demand for Trust Certificates denominated in such currencies. There can be no assurance that exchange controls will not restrict or prohibit distributions of principal, premium or interest in any Specified Currency. Even if there are no actual exchange controls, it is possible that, on a Distribution Date with respect to any particular Trust Certificate, the currency in which amounts then due to be distributed in respect of such Trust Certificate would not be available.

         PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN TRUST CERTIFICATES DENOMINATED IN A CURRENCY OTHER THAN U.S. DOLLARS. SUCH TRUST CERTIFICATES ARE NOT AN APPROPRIATE INVESTMENT FOR PERSONS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS.

         Any Prospectus Supplement relating to Trust Certificates having a Specified Currency other than U.S. dollars will contain historical exchange rates for such currency against the U.S. dollar, a description of such currency, any exchange controls affecting such currency and any other required information concerning such currency. Such Prospectus Supplement will also discuss risk factors relating to any such Specified Currency.

                         FEDERAL INCOME TAX CONSEQUENCES

         This summary is based on the Internal Revenue Code of 1986, as amended to the date hereof (the "Code"), revenue rulings, judicial decisions and existing and proposed Treasury regulations, including final regulations concerning the tax treatment of debt instruments issued with original issue discount (the "OID Regulations"), changes to any of which subsequent to the date of the Prospectus may affect the tax consequences described herein.


         This summary discusses only Trust Certificates held by Trust Certificateholders as capital assets within the meaning of Section 1221 of the Code. It does not discuss all of the tax consequences that may be relevant to a Trust Certificateholder in light of its particular circumstances or to Trust Certificateholders subject to special rules, such as certain financial institutions, insurance companies, dealers or Trust Certificateholders holding the Trust Certificates as part of a hedging transaction or straddle. Further, the tax consequences arising from the ownership of any Series of Trust Certificates with special characteristics will be set forth in the applicable Prospectus Supplement and a legal opinion of tax counsel will be filed with the Commission in connection with each such Series of Trust Certificates. In such opinion, tax counsel will opine as to the tax disclosure regarding the Trust Certificates set forth in this Prospectus and the applicable Prospectus Supplement.

          In all cases, prospective investors are advised to consult their own tax advisors regarding the federal tax consequences to them of holding, owning and disposing of Trust Certificates, including the advisability of making any of the elections described below, as well as any tax consequences arising under the law of any state or other taxing jurisdiction.


         For purposes of this discussion "U.S. Person" means an individual who, for federal income tax purposes, is a citizen or resident of the United States or a corporation, partnership or other entity created or organized in or under the laws of the United States, any state thereof, or an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust. "U.S. Owner" means a Trust Certificateholder that is a U.S. Person and "Non-U.S. Owner" means a Trust Certificateholder that is not a U.S. Person.

Classification of Investment Arrangement

         The arrangement pursuant to which the Trust Certificates will be created and sold and the Underlying Securities will be administered will be treated as a grantor trust under subpart E, part I of subchapter J of the Code. Each Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus of the Underlying Securities in the grantor trust.

U.S. Owners

         In General

         Each Trust Certificateholder will be required to report on its federal income tax return its pro rata share of the entire income from the Underlying Securities, including gross interest income at the interest rate on the Underlying Securities, in accordance with its method of accounting.

         Original Issue Discount

         The Underlying Securities may have originally been sold at a discount below their principal amount. As provided in the Code and the OID Regulations, the excess of the "stated redemption price" (as defined below) of each such Underlying Security over its "issue price" (defined as the initial offering price to the public, excluding bond houses and brokers, at which a substantial amount of such Underlying Securities has been sold) will be original issue discount if such excess equals or exceeds a de minimis amount (i.e., one-quarter of one percent of such Underlying Security's stated redemption price multiplied by the number of complete years to its maturity). An Underlying Security having more than a de minimis amount of original issue discount is referred to herein as an "OID Underlying Security." A U.S. Owner of an Underlying Security with a de minimis amount of original issue discount will include any de minimis original issue discount in income, as capital gain, on a pro rata basis as principal payments are made on the Underlying Security. The "stated redemption price" of an Underlying Security is equal to the sum of all payments on the Underlying Security other than interest based on a fixed rate (or a variable rate, unless an applicable Prospectus Supplement otherwise states) and payable unconditionally at least annually.

         U.S. Owners are required to include original issue discount in income as it accrues, which may be before the receipt of the cash attributable to such income, based on a compounding of interest at a constant rate (using the yield to maturity of the Underlying Security as originally issued). Under these rules, U.S. Owners generally must include in income increasingly greater amounts of original issue discount in successive accrual periods, unless payments that are part of the state redemption price at maturity of an Underlying Security are made before its final maturity. The OID Regulations permit U.S. Owners to use accrual periods of any length up to one year (including daily accrual periods) to compute accruals of original issue discount, provided each scheduled payment of principal or interest occurs either on the first or the last day of an accrual period.

         Acquisition Premium and Market Discount

         In the event that a U.S. Owner purchases an OID Underlying Security at an acquisition premium (i.e., at a price in excess of its "adjusted issue price" but less than its stated redemption price), the amount includible in income in each taxable year as original issue discount is reduced by that portion of the excess properly allocable to such year. The adjusted issue price is defined as the sum of the issue price of the Underlying Security and the aggregate amount of previously accrued original issue discount, less any prior payments of amounts included in its stated redemption price. Unless a U.S. Owner makes the accrual method election described below, acquisition premium is allocated on a pro rata basis to each accrual of original issue discount, so that the U.S. Owner is allowed to reduce each accrual of original issue discount by a constant fraction.

         A U.S. Owner that purchases at a "market discount" (i.e., at a price less than the stated redemption price or, in the case of an OID Underlying Security, the adjusted issue price) will be required (unless such difference is less than a de minimis amount) to treat any principal payments on, or any gain realized upon the disposition or retirement of, the Underlying Security as interest income to the extent of the market discount that accrued while such U.S. Owner held such Underlying Security, unless the U.S. Owner elects to include such market discount in income on a current basis. Market discount is considered to be de minimis if it is less than one-quarter of one percent of such Underlying Security's stated redemption price multiplied by the number of complete years to maturity after the U.S. Owner acquired the Trust Certificate. If an Underlying Security with more than a de minimis amount of market discount is disposed of in a nontaxable transaction (other than a nonrecognition transaction described in Section 1276(d) of the Code), accrued market discount will be includible as ordinary income to the U.S. Owner as if such U.S. Owner had sold the Trust Certificate at its then fair market value. A U.S. Owner that acquired at a market discount and that does not elect to include market discount in income on a current basis also may be required to defer the deduction for a portion of the interest expense on any indebtedness incurred or continued to purchase or carry the Trust Certificate until the deferred income is realized.

         Premium

         Except as noted below, a U.S. Owner that purchases for an amount in excess of the principal amount, or in the case of an OID Underlying Security, the remaining stated redemption price, will be treated as having premium with respect to the Underlying Security in the amount of such excess. A U.S. Owner that purchases an OID Underlying Security at a premium is not required to include in income any original issue discount with respect to such Underlying Security. If such a U.S. Owner makes an election under Section 171(c)(2) of the Code to treat such premium as "amortizable bond premium," the amount of interest that must be included in such U.S. Owner's income for such accrual period (where such Underlying Security is not optionally redeemable prior to its maturity date) will be reduced by the portion of the premium allocable to such period based on the Underlying Security's yield to maturity. If such Underlying Security may be called prior to maturity after the U.S. Owner has acquired it, the U.S. Owner generally may not assume that the call will be exercised and must amortize premium to the maturity date. If the Underlying Security is in fact called, any unamortized premium may be deducted in the year of the call. If a U.S. Owner makes the election under Section 171(c)(2), the election also shall apply to all bonds the interest on which is not excludible from gross income ("Fully Taxable Bonds") held by the U.S. Owner at the beginning of the first taxable year to which the election applies and to all such Fully Taxable Bonds thereafter acquired by it, and is irrevocable without the consent of the IRS. If such an election is not made, such a U.S. Owner must include the full amount of each interest payment in income in accordance with its regular method of accounting and will receive a tax benefit from the premium only in computing its gain or loss upon the sale or other disposition or retirement of the Underlying Security.

         Accrual Method Election

         Under the OID Regulations, a U.S. Owner is permitted to elect to include in gross income its entire return on an Underlying Security (i.e., the excess of all remaining payments to be received on the Underlying Security over the amount paid for the Trust Certificate by such U.S. Owner) based on the compounding of interest at a constant rate. Such an election for an Underlying Security with amortizable bond premium (or market discount) will result in a deemed election for all of the U.S. Owner's debt instruments with amortizable bond premium (or market discount) and may be revoked only with permission of the IRS.

         Disposition or Retirement of Trust Certificates

         Upon the sale, exchange or other disposition of a Trust Certificate, or upon the retirement of a Trust Certificate, a U.S. Owner will recognize gain or loss equal to the difference, if any, between the amount realized upon the disposition or retirement and the U.S. Owner's tax basis in the Trust Certificate. A U.S. Owner's tax basis for determining gain or loss on the disposition or retirement of a Trust Certificate will be the cost of such Trust Certificate to such U.S. Owner, increased by the amount of original issue discount and any market discount includible in such U.S. Owner's gross income with respect to the Underlying Security, and decreased by the amount of any payments under the Underlying Security that are part of its stated redemption price and by the portion of any premium applied to reduce interest payments as described above.

         Gain or loss upon the disposition or retirement of a Trust Certificate will be capital gain or loss, except to the extent the gain represents accrued stated interest, original issue or market discount on the Trust Certificate not previously included in gross income, to which extent such gain or loss would be treated as ordinary income. Any capital gain or loss will be long-term capital gain or loss if at the time of disposition or retirement the Trust Certificate has been held for more than one year.

Non-U.S. Owners

         Interest

         Interest (including original issue discount) on an Underlying Security of a Non-U.S. Owner will be subject to a 30 percent federal income and withholding tax, unless an exemption is established.

         Disposition or Retirement of Trust Certificates

         A Non-U.S. Owner that does not have certain present or former connections with the United States (e.g., holding such Non-U.S. Owner's Trust Certificate in connection with the conduct of a trade or business within the United States or being present in the United States for 183 days or more during a taxable year) generally will not be subject to federal income tax, and no withholding of such tax will be required, with respect to any gain realized upon the disposition or retirement of a Trust Certificate.

Information Reporting and Backup Withholding

         Payments made on the Underlying Securities and proceeds from the sale of the Trust Certificates will not be subject to a "backup" withholding tax of 31 percent unless, in general, the Trust Certificateholder fails to comply with certain reporting procedures and is not an exempt recipient under applicable provisions of the Code.

         THE FEDERAL TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A TRUST CERTIFICATEHOLDER'S PARTICULAR SITUATION. TRUST CERTIFICATEHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF THE TRUST CERTIFICATES, INCLUDING THE TAX CONSEQUENCES UNDER THE TAX LAWS OF THE UNITED STATES, STATES, LOCALITIES, COUNTRIES OTHER THAN THE UNITED STATES AND ANY OTHER TAXING JURISDICTIONS AND THE POSSIBLE EFFECTS OF CHANGES IN SUCH TAX LAWS.


                              ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on (a) an employee benefit plan (as defined in Section 3(3) of ERISA), (b) a plan described in Section 4975(e)(i) of the Code or (c) any entity whose underlying assets include Plan Assets (as defined below) by reason of a plan's investment in the entity (each, a "Plan").

         In accordance with ERISA's general fiduciary standards, before investing in a Trust Certificate, a Plan fiduciary should determine whether such an investment is permitted under the governing Plan instruments and appropriate for the Plan in view of the Plan's overall investment policy and the composition and diversification of its portfolio. Other provisions of ERISA and the Code prohibit certain transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan ("Parties in Interest" within the meaning of ERISA or "Disqualified Persons" within the meaning of the Code). Thus, a Plan fiduciary considering an investment in Trust Certificates should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the Code.

         An investment in Trust Certificates by a Plan might result in the assets of the Trust being deemed to constitute Plan Assets, which in turn might mean that certain aspects of such investment, including the operation of the Trust, might be prohibited transactions under ERISA and the Code. Neither ERISA nor the Code defines the term "Plan Assets". Under Section 2510.3-101 of the United States Department of Labor regulations (the "Regulation"), "Plan Assets" may include an interest in the underlying assets of an entity (such as a trust) for certain purposes, including the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an "equity interest" in such entity. Thus, if a Plan acquired a Trust Certificate, for certain purposes under ERISA and the Code (including the prohibited transaction provisions) the Plan would be considered to own its share of the underlying assets of the Trust unless (1) such Trust Certificate is a "publicly-offered security" or (2) equity participation by "benefit plan investors" is not "significant".

         Under the Regulation, a publicly offered security is a security that is
(1) freely transferable, (2) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another at the conclusion of the initial offering and (3) either is (A) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (B) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

         Participation by benefit plan investors in the Trust Certificates would not be significant if immediately after the most recent acquisition of a Trust Certificate, whether or not from the Depositor or Merrill Lynch & Co., less than 25% of (1) the value of such Class of Trust Certificates and (2) the value of any other Class of Trust Certificates that is not a publicly-offered security under the Regulation, were held by benefit plan investors, which are defined as Plans and employee benefit plans not subject to ERISA (for example, governmental plans).

         It is anticipated that certain offerings of Trust Certificates will be structured so that assets of the Trust will not be deemed to constitute Plan Assets. In such cases, the relevant Prospectus Supplement will indicate either that the Trust Certificates will be considered publicly offered securities under the Regulation or that participation by benefit plan investors will not be significant for purposes of the Regulation.

         In other instances, however, the offering of Trust Certificates may not be so structured. Thus, the assets of the Trust may be deemed to be Plan Assets and transactions involving the Depositor, an underwriter, the Trustee, any trustee with respect to Underlying Securities, any obligors with respect to Underlying Securities or affiliates of such obligors might constitute prohibited transactions with respect to a Plan holding a Trust Certificate unless (i) one or more prohibited transaction exemptions ("PTEs") applies or (ii) in the case of an issuer of Underlying Securities, it is not a Disqualified Person or party in interest with respect to such Plan. Plans maintained or contributed to by the Depositor, an underwriter, the Trustee, a trustee with respect to Underlying Securities, any issuer of underlying securities, or any of their affiliates, should not acquire or hold any Trust Certificate.

               If the Trust is deemed to hold Plan Assets, the Underlying Securities would appear to be an indirect loan between the issuer of the Underlying Securities and any Plan owning Trust Certificates; however, such loan, by itself, would not constitute prohibited transaction unless such issuer is a party in interest or Disqualified Person with respect to such Plan.

               If the underwriter with respect to an offering of Trust Certificates is a broker-dealer registered under the Exchange Act, and customarily purchases and sells securities for its own account in the ordinary course of its business as a broker-dealer, sales of Trust Certificates by such underwriter to Plans may be exempt under PTE 75-1 if the following conditions are satisfied: (i) the underwriter is not a fiduciary with respect to the Plan and is party in interest or Disqualified Person solely by reason of Section 3(14)(B) of ERISA or Section 4975(e)(2)(B) of the Code or a relationship to a person described in such Sections, (ii) the transaction is at least as favorable to the Plan as an arms-length transaction with an unrelated party and is not a prohibited transaction within the meaning of Section 503(b) of the Code, and
(iii) the Plan maintains for at least six years such records as are necessary to determine whether the conditions)s of PTE 75-1 have been met.

               The custodial and other services tendered by the Trustee and any trustee with respect to Underlying Securities might be exempt pursuant to
Section 408(b)(2) of ERISA and Section 4975(d)(2) of the Code, which exempt services necessary for the establishment or operation of a Plan under a reasonable contract or arrangement and for which no more than reasonable compensation is paid. An arrangement would not be treated as reasonable unless it can be terminated upon reasonably short notice under the circumstances without penalty. The statutory exemption for services noted above does not provide exemptive relief from prohibited transactions described in Section 406(b) of ERISA or Section 4975(c)(1)(E) or (F) of the Code.

               Other prohibited transaction exemptions could apply to the acquisition and holding of Trust Certificates by Plans, and the operation of the Trust, including, but not limited to: PTE 84-14 (an exemption for certain transaction determined by An independent qualified professional asset manager), PTE 91-38 (an exemption for certain transactions involving bank collective investment funds), PTE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts) or PTE 95-60 (an exemption for certain transactions involving insurance company pooled general accounts).

               The Prospectus Supplement relating to any offering of Trust Certificates that will result in the Trust Assets being deemed to constitute Plan Assets will provide that, by acquiring and holding a Trust Certificate, a Plan shall be deemed to have represented and warranted to the Depositor, Trustee, and underwriter that such acquisition and holding of a Trust Certificate does not involve a non-exempt prohibited transaction with respect to such Plan, including with respect to the activities of the Trust.


         ANY PLAN OR INSURANCE COMPANY INVESTING ASSETS OF ITS GENERAL ACCOUNT PROPOSING TO ACQUIRE TRUST CERTIFICATES SHOULD CONSULT WITH ITS COUNSEL.

                              PLAN OF DISTRIBUTION

         Trust Certificates may be offered in any of three ways: (i) through underwriters or dealers; (ii) directly to one or more purchasers; or (iii) through agents. The applicable Prospectus Supplement will set forth the material terms of the offering of any Series of Trust Certificates, which may include the names of any underwriters, or initial purchasers, the purchase price of such Trust Certificates and the proceeds to the Depositor from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, any securities exchanges on which such Trust Certificates may be listed, and the place and time of delivery of the Trust Certificates to be offered thereby.

         If underwriters are used in the sale, Trust Certificates will be acquired by the underwriters at a fixed price for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Such Trust Certificates may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Such managing underwriters or underwriters in the United States will include Merrill Lynch & Co. The obligations of such underwriters to purchase such Trust Certificates will be subject to certain conditions precedent and the underwriters will be obligated to purchase all such Trust Certificates if any of such Trust Certificates are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

         Trust Certificates may also be sold through agents designated by the Depositor from time to time. Any agent involved in the offer or sale of Trust Certificates will be named, and any commissions payable by the Depositor to such agent will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in the applicable Prospectus Supplement, any such agent will act on a best-efforts basis for the period of its appointment.

         If so indicated in the applicable Prospectus Supplement, the Depositor will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase Trust Certificates at the public offering price described in such Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in such Prospectus Supplement. Such contracts will be subject only to those conditions set forth in the applicable Prospectus Supplement and such Prospectus Supplement will set forth the commissions payable for solicitation of such contracts. Any underwriters, dealers or agents participating in the distribution of Trust Certificates may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of Trust Certificates may be deemed to be underwriting discounts and commissions under the Securities Act. Agents and underwriters may be entitled under agreements entered into with the Depositor to indemnification by the Depositor against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters or their affiliates may be required to make in respect thereof. Agents and underwriters and their affiliates may be customers of, engage in transactions with, or perform services for, the Depositor or its affiliates in the ordinary course of business.

         Only Trust Certificates rated in one of the investment grade rating categories by a Rating Agency will be offered hereby. Affiliates of the underwriters may act as agents or underwriters in connection with the sale of the Trust Certificates. Any affiliate of the underwriters so acting will be named, and its affiliation with the underwriters described, in the applicable Prospectus Supplement. The underwriters or their affiliates may act as principals or agents in connection with market-making transactions relating to the Trust Certificates. The original Prospectus Supplement related to the Trust Certificates for which a market is being made will be delivered with respect to the Trust Certificates for use by such underwriters or affiliates in connection with offers and sales related to market-making transactions in the Trust Certificates.

         The Depositor is an affiliate of Merrill Lynch & Co.

                                  LEGAL MATTERS

         The validity of the Trust Certificates will be passed upon for the Depositor and the underwriters by Shearman & Sterling, New York, New York or other counsel identified in the applicable Prospectus Supplement.

                             INDEX OF DEFINED TERMS

                                                                       Page
                                                                       ----

Administration Agreements................................................34
Administrative Agent......................................................1
Allocation Ratio  ..................................................S-5, 22
Available Funds   .....................................................S-27
Base Rate         .......................................................17
Business Day      .......................................................16
Calculation Agent .......................................................17
Calculation Date  .......................................................18
Call Price        .......................................................23
Callable Series   .......................................................23
CD Rate           .......................................................18
CD Rate Trust Certificate................................................17
Cede              ...................................................S-3, 1
Class             ........................................................1
Class A Allocation......................................................S-5
Class B Allocation......................................................S-5
Clearing Agency   .................................................S-26, 24
clearing corporation.....................................................24
Closing Date      ......................................................S-2
Code              ...............................................S-7, 5, 37
Commercial Paper Rate....................................................19
Commercial Paper Rate Trust Certificate..................................19
Commission        ...............................................S-10, 1, 2
Composite Quotations.....................................................17
Concentrated Underlying Securities........................................1
Credit Support    ........................................................1
Cut-off Date      .......................................................32
Debt Securities   ......................................................S-9
Definitive Trust Certificate.............................................24
Depositary        ...................................................S-3, 1
Deposited Assets  ....................................................1, 25
Depositor         ..............................................S-1, S-4, 1
Disqualified Persons...............................................S-34, 46
Distribution Date ..............................................S-1, S-5, 2
DTC               ..............................................S-3, S-7, 1
Eligible Investments...................................................S-27
Event of Default  .....................................................S-29
Exchangeable Series......................................................22
Exchange Act      ................................................S-9, 1, 2
Extraordinary Expenses...................................................36
Federal Funds Rate.......................................................19
Federal Funds Rate Trust Certificate.....................................17
Final Scheduled Distribution Date...............................S-1, S-5, 2
Fixed Rate Trust Certificates............................................16
Floating Rate Trust Certificates.........................................17
Floating Trust Certificate Rate..........................................14
Foreign Trust Certificateholders.......................................S-33
Global Security   ........................................................1
Government Securities.....................................................1
grantor trust............................................................11

                                                                       Page
                                                                       ----

H.15(519)................................................................17
Indenture....................................................S-10, S-15, 16
Index Maturity...........................................................17
Interest Reset Date......................................................18
Interest Reset Period....................................................18
IRA.....................................................................S-8
Letter of Credit.........................................................30
Letter of Credit Bank....................................................30
LIBOR....................................................................20
LIBOR Reuters............................................................20
LIBOR Telerate...........................................................20
LIBOR Trust Certificate..................................................17
Maximum Trust Certificate Rate...........................................17
Merrill Lynch & Co...................................................S-2, 1
Minimum Trust Certificate Rate...........................................17
Money Market Yield.......................................................19
Moody's............................................................S-1, S-7
Notional Amount..........................................................16
NYSE............................................................S-1, S-7, 1
OID.....................................................................S-7
Optional Exchange Right..................................................22
Ordinary Expenses......................................................S-35
Original Issue Date......................................................14
Participants........................................................S-3, 23
Parties in Interest................................................S-27, 45
Plan.......................................................S-8, S-27, 5, 45
Plan Assets..............................................................45
Prime Rate...............................................................21
Prime Rate Trust Certificate.............................................17
Prospectus Supplement.....................................................1
PTEs...............................................................S-27, 46
Put Date.................................................................23
Put Option...............................................................23
Puttable Underlying Securities...........................................23
Purchase Price...........................................................40
Rating Agency......................................................S-10, 10
Rating Agent...........................................................S-10
Realized Losses..........................................................22
Record Date..............................................................16
Reference Banks..........................................................20
Registration Statement....................................................2
Regulation...............................................................45
Related Proceeds.........................................................33
Required Percentage......................................................35
Required Percentage-Amendment..........................................S-24
Required Percentage-Remedies...........................................S-23
Reserve Account..........................................................30
Retained Interest........................................................12
Reuters Screen LIBO Page.................................................20
Reuters Screen NYMF Page.................................................20
Risk Factors-Derivatives.................................................25
S&P................................................................S-1, S-7

                                                                       Page
                                                                       ----

Secured Underlying Securities............................................28
Securities Act............................................................2
Senior Underlying Securities.............................................28
Series....................................................................1
Specified Currency.............................................S-6, S-24, 2
Spread...................................................................17
Spread Multiplier........................................................17
Standard Terms............................................................1
Strip Trust Certificates.................................................15
Subordinated Underlying Securities.......................................28
Surety...................................................................30
Surety Bond..............................................................30
Tax Event..............................................................S-21
Telerate Page 3750.......................................................20
TOPrS(sm)................................................................29
Treasury Rate............................................................21
Treasury Rate Trust Certificate..........................................17
Trust...........................................................S-1, S-4, 1
Trust Agreement......................................................S-4, 1
Trust Certificate Account................................................31
Trust Certificate Rate...................................................14
Trust Certificateholders.............................................S-1, 1
Trust Certificates...............................................S-4, 1, 13
Trust Indenture Act......................................................27
Trustee..............................................................S-1, 1
Trustee Fee.........................................................S-4, 12
U.S. dollars, US$, dollar or $............................................3
Underlying Securities...........................................S-1, S-4, 1
Underlying Securities Issuer.....................................S-1, 1, 25
Underlying Securities Rate...............................................29
Underlying Securities Prospectus.......................................S-15
Underlying Securities Trustee......................................S-10, 27
Underwriter.............................................................S-2
Underwriting Agreement.................................................S-35
United States Person...................................................S-33
Voting Rights............................................................35

     No dealer, sales person or other person has been authorized to give any information or make any representation not contained in this Prospectus and if given or made, such information or representation must not be relied upon as having been authorized by the Depositor or Merrill Lynch & Co. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy, any of the Trust Certificates offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction. Neither the delivery of this Prospectus nor any sale hereunder shall, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of the Company since such date.

                               ------------------

                                TABLE OF CONTENTS
                                                                          Page
                                                                          ----
                              PROSPECTUS SUPPLEMENT
PROSPECTUS SUPPLEMENT SUMMARY..............................................S-4
RISK FACTORS..............................................................S-12
THE TRUST.................................................................S-14
DESCRIPTION OF THE UNDERLYING SECURITIES..................................S-14
DESCRIPTION OF THE TRUST CERTIFICATES.....................................S-24
THE DEPOSITOR.............................................................S-28
DESCRIPTION OF THE TRUST AGREEMENT........................................S-28
FEDERAL INCOME TAX CONSEQUENCES...........................................S-31
ERISA CONSIDERATIONS......................................................S-34
UNDERWRITING..............................................................S-35
VALIDITY OF THE TRUST CERTIFICATES........................................S-36
RATINGS...................................................................S-36

                                   PROSPECTUS
PROSPECTUS SUPPLEMENT....................................................... 2
AVAILABLE INFORMATION....................................................... 2
INCORPORATION OF CERTAIN DOCUMENTS
  BY REFERENCE.............................................................. 2
REPORTS TO TRUST CERTIFICATEHOLDERS......................................... 3
PROSPECTUS SUMMARY.......................................................... 4
RISK FACTORS................................................................ 7
THE DEPOSITOR...............................................................12
USE OF PROCEEDS.............................................................12
FORMATION OF THE TRUST......................................................12
MATURITY AND YIELD CONSIDERATIONS...........................................12
DESCRIPTION OF THE TRUST CERTIFICATES.......................................13
DESCRIPTION OF DEPOSITED ASSETS.............................................25
DESCRIPTION OF THE TRUST AGREEMENT..........................................32
CURRENCY RISKS..............................................................41
FEDERAL INCOME TAX CONSEQUENCES.............................................43
ERISA CONSIDERATIONS........................................................46
PLAN OF DISTRIBUTION........................................................48
LEGAL MATTERS...............................................................49
INDEX OF DEFINED TERMS......................................................I-1

         Until 90 days after the date of this Prospectus, all dealers affecting transactions in the offered Trust Certificates, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and the Prospectus to which it relates. This requirement is in addition to the obligations of dealers to deliver a Prospectus Supplement and Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


                                    $
                            Initial Principal Amount
                           Class A Trust Certificates

                                    $
                          Principal Amount at Maturity
                           Class B Trust Certificates


                                PUBLIC STEERS(R)
                               TRUST CERTIFICATES

                               SERIES 1998 JCP-Z1


                                   ----------
                                   PROSPECTUS
                                   SUPPLEMENT
                                   ----------


                              Merrill Lynch & Co.


                                January 13, 1998